                                                                    EXHIBIT 10.4

                                                                [EXECUTION COPY]

================================================================================
                                  $870,000,000

                                CREDIT AGREEMENT

                           Dated as of April 27, 2005

                                      among

                               MOVIE GALLERY, INC.
                        as U.S. Borrower and a Guarantor

                           MOVIE GALLERY CANADA, INC.
                              as Canadian Borrower

                  THE INITIAL LENDERS AND INITIAL ISSUING BANKS
                                  NAMED HEREIN
                  as Initial Lenders and Initial Issuing Banks

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                          as U.S. Administrative Agent

                     CONGRESS FINANCIAL CORPORATION (CANADA)
                        as Canadian Administrative Agent

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                              as Syndication Agent

                                       and

                BANK OF AMERICA, N.A., CALYON NEW YORK BRANCH and
                       CANADIAN IMPERIAL BANK OF COMMERCE
                           as Co-Documentation Agents

                          WACHOVIA CAPITAL MARKETS, LLC
                              as Sole Lead Arranger

                                       and

                           as Sole Bookrunning Manager

================================================================================

                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS...........................................................................       3

      Section 1.1       Defined Terms...................................................................       3

      Section 1.2       Computation of Time Periods; Other Definitional Provisions......................      45

      Section 1.3       Accounting Terms................................................................      46

      Section 1.4       Pro Forma Calculations..........................................................      46

ARTICLE II        LOANS AND LETTERS OF CREDIT...........................................................      46

      Section 2.1       The Loans and the Letters of Credit.............................................      46

      Section 2.2       Manner of Borrowing and Disbursement............................................      50

      Section 2.3       Interest........................................................................      58

      Section 2.4       Repayment.......................................................................      60

      Section 2.5       Fees............................................................................      63

      Section 2.6       Optional Prepayments............................................................      64

      Section 2.7       Borrower's Optional Cancellation of the Commitments.............................      65

      Section 2.8       Mandatory Prepayments...........................................................      65

      Section 2.9       Evidence of Debt................................................................      68

      Section 2.10      Manner of Payment...............................................................      69

      Section 2.11      Reimbursement...................................................................      72

      Section 2.12      Pro Rata Treatment..............................................................      73

      Section 2.13      Capital Adequacy................................................................      73

      Section 2.14      Taxes...........................................................................      74

      Section 2.15      Replacement Lenders.............................................................      76

ARTICLE III       CONDITIONS PRECEDENT..................................................................      77

      Section 3.1       Conditions Precedent to Initial U.S. Advance....................................      77

      Section 3.2       Conditions Precedent to Initial Canadian Advance................................      85

      Section 3.3       Conditions Precedent to Each Advance............................................      88

ARTICLE IV        REPRESENTATIONS AND WARRANTIES........................................................      88

      Section 4.1       Representations and Warranties..................................................      88

      Section 4.2       Survival of Representations and Warranties, Etc.................................      97

ARTICLE V         GENERAL COVENANTS.....................................................................      97

      Section 5.1       Preservation of Existence and Similar Matters...................................      97

                                       i
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                                TABLE OF CONTENTS
                                  (continued)

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      Section 5.2       Business; Compliance with Applicable Law and Material Contracts.................      98

      Section 5.3       Maintenance of Properties.......................................................      98

      Section 5.4       Accounting Methods and Financial Records........................................      98

      Section 5.5       Insurance.......................................................................      98

      Section 5.6       Payment of Taxes and Claims.....................................................      99

      Section 5.7       Visits and Inspections..........................................................     100

      Section 5.8       Payment of Indebtedness; Loans..................................................     100

      Section 5.9       Use of Proceeds.................................................................     100

      Section 5.10      Real Estate.....................................................................     100

      Section 5.11      Indemnity.......................................................................     101

      Section 5.12      Interest Rate Hedging...........................................................     104

      Section 5.13      Future Subsidiaries.............................................................     104

      Section 5.14      Payment of Wages................................................................     106

      Section 5.15      Environmental Law...............................................................     106

      Section 5.16      Further Assurances..............................................................     106

ARTICLE VI        INFORMATION COVENANTS.................................................................     107

      Section 6.1       Quarterly Financial Statements and Information..................................     107

      Section 6.2       Annual Financial Statements and Information.....................................     107

      Section 6.3       Performance Certificates........................................................     107

      Section 6.4       Copies of Other Reports.........................................................     108

      Section 6.5       Notice of Litigation and Other Matters..........................................     109

ARTICLE VII       NEGATIVE COVENANTS....................................................................     110

      Section 7.1       Indebtedness of the U.S. Borrower, the Canadian Borrower and Subsidiaries.......     110

      Section 7.2       Limitation on Liens.............................................................     112

      Section 7.3       Modification of Certain Agreements..............................................     113

      Section 7.4       Disposition of Assets; Liquidation, Amalgamation or Merger......................     113

      Section 7.5       Investments.....................................................................     115

      Section 7.6       Restricted Payments, etc........................................................     117

      Section 7.7       Capital Expenditures............................................................     118

                                TABLE OF CONTENTS
                                  (continued)

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      Section 7.8       No Prepayment of Subordinated Debt or Pari Passu Debt...........................     118

      Section 7.9       Equity Interest.................................................................     118

      Section 7.10      Transactions with Affiliates....................................................     119

      Section 7.11      Restrictive Agreements, etc.....................................................     119

      Section 7.12      Sale and Leaseback..............................................................     120

      Section 7.13      Financial Covenants.............................................................     120

      Section 7.14      Pension Plan....................................................................     120

      Section 7.15      Speculative Transactions........................................................     120

      Section 7.16      Change to Fiscal Year...........................................................     121

ARTICLE VIII      DEFAULT...............................................................................     121

      Section 8.1       Events of Default...............................................................     121

      Section 8.2       Remedies........................................................................     125

      Section 8.3       Payments Subsequent to Declaration of Event of Default..........................     126

      Section 8.4       Actions in Respect of the Letters of Credit and Canadian BA upon Default........     126

ARTICLE IX        THE AGENTS............................................................................     127

      Section 9.1       Appointment and Authorization...................................................     127

      Section 9.2       Interest Holders................................................................     127

      Section 9.3       Consultation with Counsel.......................................................     127

      Section 9.4       Documents.......................................................................     127

      Section 9.5       Administrative Agents and Affiliates............................................     127

      Section 9.6       Responsibility of the Administrative Agents.....................................     128

      Section 9.7       Collateral and Guaranty Matters.................................................     128

      Section 9.8       Action by the Administrative Agents.............................................     128

      Section 9.9       Notice of Default or Event of Default...........................................     129

      Section 9.10      Responsibility Disclaimed.......................................................     129

      Section 9.11      Indemnification.................................................................     130

      Section 9.12      Credit Decision.................................................................     131

      Section 9.13      Successor Administrative Agents.................................................     131

      Section 9.14      Delegation of Duties............................................................     132
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                                      iii

                                TABLE OF CONTENTS
                                  (continued)

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      Section 9.15      Additional Agents...............................................................     132

      Section 9.16      Administrative Agents May File Proofs of Claim..................................     132

ARTICLE X         CHANGE IN CIRCUMSTANCES AFFECTING FIXED RATE ADVANCES.................................     133

      Section 10.1      Eurodollar Basis Determination Inadequate or Unfair; Circumstances Making
                        Canadian BA Unavailable.........................................................     133

      Section 10.2      Illegality......................................................................     134

      Section 10.3      Increased Costs.................................................................     134

      Section 10.4      Effect On Other Advances........................................................     135

ARTICLE XI        GUARANTY..............................................................................     136

      Section 11.1      Guaranty........................................................................     136

ARTICLE XII       MISCELLANEOUS.........................................................................     139

      Section 12.1      Notices.........................................................................     139

      Section 12.2      Costs and Expenses..............................................................     142

      Section 12.3      Waivers.........................................................................     143

      Section 12.4      Set-Off.........................................................................     143

      Section 12.5      Binding Effect and Assignment...................................................     143

      Section 12.6      Counterparts....................................................................     146

      Section 12.7      Governing Law and Jurisdiction..................................................     146

      Section 12.8      Severability....................................................................     147

      Section 12.9      Interest........................................................................     147

      Section 12.10     Table of Contents and Headings..................................................     147

      Section 12.11     Amendment and Waiver............................................................     148

      Section 12.12     Entire Agreement................................................................     149

      Section 12.13     Other Relationships.............................................................     149

      Section 12.14     Directly or Indirectly..........................................................     149

      Section 12.15     Reliance on and Survival of Various Provisions..................................     149

      Section 12.16     Senior Debt.....................................................................     149

      Section 12.17     Obligations Several.............................................................     149

      Section 12.18     Confidentiality.................................................................     149

      Section 12.19     No Liability of the Issuing Banks...............................................     150
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                                       iv

                                TABLE OF CONTENTS
                                  (continued)

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      Section 12.20     Patriot Act Notice..............................................................     151

      Section 12.21     Waiver of Jury Trial............................................................     151

      Section 12.22     Service of Process, Appointment of Process Agent................................     151

      Section 12.23     Judgment Currency...............................................................     151

SCHEDULES
---------

SCHEDULE I       -    Disclosure Schedule
SCHEDULE II      -    Notice Information
SCHEDULE III     -    Commitments
SCHEDULE IV      -    Capital and Tax Structure
SCHEDULE V       -    EBITDA Calculation for Fiscal Year 2004

EXHIBITS
--------

EXHIBIT A-1      -    Form of U.S. Revolving Note
EXHIBIT A-2      -    Form of U.S. Swing Line Note
EXHIBIT A-3      -    Form of Term A Note
EXHIBIT A-4      -    Form of Term B Note
EXHIBIT A-5      -    Form of Canadian Revolving Note
EXHIBIT A-6      -    Form of Canadian Swing Line Note
EXHIBIT A-7      -    Form of Acceptance Note
EXHIBIT B-1      -    Form of Request for U.S. Advance
EXHIBIT B-2      -    Form of Request for Canadian Advance
EXHIBIT C-1      -    Form of U.S. Closing Date Certificate
EXHIBIT C-2      -    Form of Canadian Closing Date Certificate
EXHIBIT D        -    [Reserved]
EXHIBIT E        -    Form of Performance Certificate
EXHIBIT F-1      -    Form of U.S. Subsidiary Guaranty
EXHIBIT F-2      -    Form of Canadian Subsidiary Guaranty
EXHIBIT G-1      -    Form of U.S. Borrower Pledge and Security Agreement
EXHIBIT G-2      -    Form of U.S. Subsidiary Pledge and Security Agreement
EXHIBIT G-3      -    Form of Canadian Borrower Pledge and Security Agreement
EXHIBIT G-4      -    Form of Canadian Subsidiary Pledge and Security Agreement
EXHIBIT H        -    Form of Perfection Certificate
EXHIBIT I        -    Form of Financial Condition and Solvency Certificate
EXHIBIT J        -    Form of Assignment and Acceptance
EXHIBIT K        -    Form of Interco Subordination Agreement

                                CREDIT AGREEMENT

      THIS CREDIT AGREEMENT, dated as of April 27, 2005, among (a) MOVIE GALLERY, INC., a Delaware corporation (the "U.S. Borrower") and MOVIE GALLERY CANADA, INC. a New Brunswick corporation (the "Canadian Borrower"), (b) the banks, financial institutions and other lenders listed on the signature pages hereof as the Initial U.S. Lenders that extend Commitments to the U.S. Borrower (the "Initial U.S. Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION ("Wachovia"), as the Initial U.S. Issuing Bank (the "Initial U.S. Issuing Bank" and, together with the Initial U.S. Lenders, the "Initial U.S. Lender Parties") and as administrative agent (together with any successor administrative agent appointed pursuant to Article 9, in such capacity, the "U.S. Administrative Agent") for the U.S. Lender Parties (as hereinafter defined), (c) the banks, financial institutions and other lenders listed on the signature pages hereof as the Canadian Initial Lenders that extend Commitments to the Canadian Borrower (the "Initial Canadian Lenders"), CONGRESS FINANCIAL CORPORATION (CANADA), through its appointee or designee as the Initial Canadian Issuing Bank (the "Initial Canadian Issuing Bank" and, together with Initial Canadian Lenders, the "Initial Canadian Lender Parties") and as administrative agent (together with any successor administrative agent appointed pursuant to Article 9, in such capacity, the "Canadian Administrative Agent" and, together with the U.S. Administrative Agent, the "Administrative Agents") for the Canadian Lender Parties (as hereinafter defined), and (d) MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as syndication agent (in such capacity, the "Syndication Agent"), and BANK OF AMERICA, N.A., CALYON NEW YORK BRANCH and CANADIAN IMPERIAL BANK OF COMMERCE, as co-documentation agents (in such capacity, each a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents").

                             PRELIMINARY STATEMENTS:

      (a) The U.S. Borrower, its wholly-owned Subsidiary TG Holdings Inc., an Oregon corporation ("Holdings"), and Hollywood Entertainment Corporation, an Oregon corporation ("Target") have entered into an Agreement and Plan of Merger, dated as of January 9, 2005 (as amended in accordance herewith, the "Merger Agreement"), pursuant to which the U.S. Borrower will acquire Target and its Subsidiaries (the "Target Acquisition") as a result of Holdings being merged with and into Target, with Target as the surviving corporation (the "Merger");

      (b) In connection with the Target Acquisition and Merger, (i) the U.S. Borrower will repay, directly or indirectly, certain Indebtedness for Money Borrowed of the U.S. Borrower and its Subsidiaries (other than Target and its Subsidiaries), as more fully set forth in Item 7.1(b)(i) of the Disclosure Schedule and terminate all commitments to make extensions of credit thereunder (the "Borrower Refinancing") and (ii) Target and/or the U.S. Borrower will repay, directly or indirectly, all Indebtedness for Money Borrowed of Target and its Subsidiaries (other than Existing Notes not tendered in the Tender Offer described below) as more fully set forth in Item 7.1(b)(ii) of the Disclosure Schedule and terminate all commitments to make extensions of credit thereunder (the "Target Refinancing" and, together with the Borrower Refinancing, the "Refinancing");

      (c) As part of the Target Refinancing, Target will make a tender offer (the "Tender Offer") for Target's 9.625% Senior Subordinated Notes due 2011 (the "Existing Notes"), together with a related consent solicitation;

      (d) Approximately $1,116,119,500 will be required in order to consummate the Target Acquisition and the Refinancing and to pay related fees, costs and expenses, including severance costs and other restructuring charges in an aggregate amount not to exceed $76,100,000 (the foregoing, including the Target Acquisition, the Refinancing, the Tender Offer and the Merger, and all transactions related thereto (including the transactions contemplated by the Loan Documents and the other capital raising transactions described below in this recital), being herein referred to as the "Transactions"), which amount will be raised from the following sources:

            (i) except to the extent provided below, at least $177,700,000 from cash on hand of Target and the U.S. Borrower;

            (ii) the issuance or incurrence by the U.S. Borrower of at least $321,119,500 in aggregate gross proceeds of unsecured senior indebtedness pursuant to the following:

                  (A) a public offering or Rule 144A or other private placement of senior unsecured notes (the "Senior Notes", with such offering or placement being, collectively, the "Senior Notes Offering"); or

                  (B) in the event the Senior Notes are not issued, or the
            proceeds therefrom are not otherwise available to the U.S. Borrower on the date of consummation of the Tender Offer (the "Tender Offer Closing Date"), the borrowing of senior unsecured bridge loans (such bridge loans, together with (1) any senior unsecured term loans into which any such bridge loans may be converted pursuant to the terms of the applicable Other Debt Documents and (2) any senior unsecured exchange notes for which such bridge loans or term loans, as the case may be, may be exchanged pursuant to the terms of the applicable Other Debt Documents, being, collectively, the "Bridge Loans") made pursuant to the applicable Other Debt Documents;

            (iii) the borrowing by the U.S. Borrower of $795,000,000 in aggregate principal amount of Term Loans under this Agreement.

      (e) In connection with the foregoing and to finance the ongoing working capital needs and general corporate purposes of the Borrowers and the Subsidiaries, the Borrowers desire to obtain the following financing facilities from the Lenders:

            (i) a Commitment pursuant to which Term Loans, in a maximum aggregate principal amount not to exceed $795,000,000, consisting of a Term A Loan in a maximum principal amount not to exceed $95,000,000 and a Term B Loan in a maximum principal amount not to exceed $700,000,000, which, in each case, may be made to the U.S. Borrower in a single drawing on the Closing Date;

            (ii) a Commitment pursuant to which U.S. Dollar denominated and Canadian Dollar denominated Revolving Loans, in a maximum aggregate principal amount (together with the sub-facilities set forth in clauses
      (iii), (iv) and (v) below) not to exceed $75,000,000 (with an uncommitted option to increase such amount by up to $25,000,000 pursuant to Section 2.1(f)) will be made to the each relevant Borrower from time to time on and subsequent to the Closing Date but prior to the Initial Maturity Date;

            (iii) a Commitment pursuant to which the U.S. Issuing Bank will issue U.S. Letters of Credit for the account of the U.S. Borrower and its U.S. Subsidiaries from time to time on and subsequent to the Closing Date but prior to the Initial Maturity Date in a maximum aggregate stated amount at any one time outstanding not to exceed $30,000,000;

            (iv) a Commitment pursuant to which U.S. Swing Line Loans in an aggregate outstanding principal amount not to exceed $20,000,000 will be made on and subsequent to the Closing Date but prior to the Initial Maturity Date; and

            (v) a Commitment (to include availability for Canadian Revolving Loans, Canadian Swing Line Loans and Canadian Letters of Credit) pursuant to which Canadian Revolving Loans, in a maximum aggregate principal amount (together with all Canadian Swing Line Loans and Canadian Letter of Credit and Canadian BA outstandings) not to exceed Cdn $ Equivalent of $20,000,000.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.1 Defined Terms. For the purposes hereof, the following terms shall have the following meanings:

      "Acceptance Note" is defined in clause (B) of Section 2.2(f)(iii)(A).

      "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, amalgamation, reorganization or any other method) (a) any acquisition by the U.S. Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests of any other Person, which Person shall then become consolidated with the U.S. Borrower or any such Subsidiary in accordance with GAAP, or (b) any acquisition by the U.S. Borrower or any of its Subsidiaries of all or substantially all or any substantial amount of the assets of any other Person; provided that the purchase of equipment and other goods and services in the ordinary course of business shall not be deemed to be "Acquisitions."

      "Administrative Agents" is defined in the recital of the parties to this Agreement.

      "Administrative Agent's Account" means, collectively, the U.S. Administrative Agent's Account and the Canadian Administrative Agent's Account.

      "Advance" means, collectively, the U.S. Advances and the Canadian
Advances.

      "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person, or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless otherwise specified, "Affiliate" means an Affiliate of the U.S. Borrower. Notwithstanding the foregoing, no Lender Party shall be deemed an Affiliate of any Borrower or any Subsidiary.

      "Agents" means, collectively, the Administrative Agents, the Syndication Agent and the Co-Documentation Agents.

      "Agreement" means this Credit Agreement, as may be amended, supplemented, amended and restated or otherwise modified from time to time.

      "Aircraft Security Agreement" means that certain Aircraft Security Agreement, dated as of the date hereof, among Movie Gallery US, Inc., Target and the U.S. Administrative Agent.

      "Annualized Basis" means, with respect to the determination of any amount for any period (for purposes of this definition, the "Subject Period"), the product obtained by multiplying (a) the amount accrued during the period commencing with (and including) the Closing Date and ending on the last day of the Subject Period and (b) the quotient obtained by dividing (i) 365 by (ii) the number of days from (and including) the Closing Date to (and including) the last day of the Subject Period.

      "Applicable Canadian BA Stamping Fee" means, with respect to Canadian Loans maintained as Canadian BA, the applicable percentage set forth under the column entitled "Applicable Canadian BA Stamping Fee" with respect thereto within the definition of Applicable Margin set forth herein.

      "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "Applicable Margin" means the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(g) hereof.

      "Approval Lenders" means, collectively, (a) Wachovia and Merrill Lynch Capital Corporation or (b) any of their respective successors or assignees approved by the U.S. Borrower (such approval not to be unreasonably withheld, delayed or conditioned) and otherwise subject to Section 5.5 of the Merger Agreement.

      "Approved Fund" means, with respect to any Lender Party, any fund that invests in commercial loans and is managed or advised by such Lender Party or an Affiliate of such Lender

Party, or by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

      "Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form attached hereto as Exhibit J.

      "Authorized Officer" means any of the U.S. Borrower's President, Chief Executive Officer, Chief Financial Officer, Treasurer, its principal accounting officer, the General Counsel, any Executive Vice President, and any additional officer who performs a policy-making function as designated by the Board of Directors of the U.S. Borrower on an annual basis.

      "Authorized Signatory" means, with respect to any Person, such senior officer of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

      "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

      "Base Rate" means, with respect to U.S. Loans, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest established by the U.S. Administrative Agent in Charlotte, North Carolina, from time to time, as its prime rate for dollars loaned in the United States of America; and

            (b) -1/2 of 1% per annum above the Federal Funds Rate.

      The Base Rate is an index rate and is not necessarily intended to be the lowest or best rate of interest charged to customers in connection with extensions of credit or to other banks.

      "Base Rate Advance" means an Advance which the U.S. Borrower requests to be made as a Base Rate Advance or is reborrowed as a Base Rate Advance, and which bears interest at the Base Rate Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding U.S. Letter of Credit Loans or outstanding U.S. Swing Line Loans, shall be in a principal amount of at least $1,000,000 and in an integral multiple of $500,000.

      "Base Rate Basis" means a simple interest rate equal to the sum of (a) the Base Rate and (b) the Applicable Margin. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change and shall also be changed to reflect adjustments in the Applicable Margin pursuant to Section 2.3(g) hereof.

      "Boards Transaction" means the acquisition by the U.S. Borrower or a U.S. Subsidiary thereof of up to 20 Hollywood Video stores from Boards, Inc. pursuant to, and on the terms and conditions of, that certain License Agreement.

      "Borrowers" means, collectively, the U.S. Borrower and the Canadian Borrower.

      "Bridge Loans" is defined in the recital of the parties to this Agreement.

      "Business Day" means a day of the year on which banks are not required or authorized by law to close in (a) relative to matters with respect to the U.S. Loans, New York, New York or Charlotte, North Carolina or (b) relative to matters with respect to the Canadian Loans, Toronto, Ontario, Canada and, if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on in the London interbank market.

      "Canadian Acquisition" means the Acquisition by the Canadian Borrower of all or substantially all of the Equity Interests of VHQ Entertainment, Inc. for an aggregate purchase price not to exceed Cdn $19,200,000 in substantially in accordance with terms previously disclosed to the Approval Lenders.

      "Canadian Acquisition Transaction Documents" means each material agreement related to the Canadian Acquisition (other than the Loan Documents), in each case reasonably acceptable to the Administrative Agents, and as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

      "Canadian Administrative Agent" is defined in the recital of the parties to this Agreement.

      "Canadian Administrative Agent's Account" means the account of the Canadian Administrative Agent maintained by the Canadian Administrative Agent at the Bank of Montreal located at 1 First Canadian Place, Toronto, Ontario, Transit No. 00022, Canadian Account No. 1258246, or such other account as the Canadian Administrative Agent shall specify in writing to the Canadian Lender Parties.

      "Canadian Advance" means the aggregate amount advanced by the Canadian Lenders to the Canadian Borrower under any Type of Canadian Commitment pursuant to Article 2 hereof on the occasion of any borrowing.

      "Canadian BA" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement or, for Canadian Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "drafts." Canadian BA shall have a term of approximately one (1), two (2), three (3) or six (6) months, shall be issued and payable only in Canada and shall have a face amount of an integral multiple of Cdn $100,000. In addition, to the extent the context shall require, each Acceptance Note shall be deemed to be a Canadian BA.

      "Canadian BA Advance" means a Canadian Advance which the Canadian Borrower requests to be made as a Canadian BA Advance or is reborrowed as a Canadian BA Advance, and which bears interest at the Canadian BA Rate Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding Canadian Letter of Credit Loans or Canadian Swing Line Loans, shall be in a principal amount of at least Cdn $500,000 and in an integral multiple of Cdn $100,000.

      "Canadian BA Rate" means, for a particular term, the discount rate per annum or interest (rounded upward to the nearest 1/100 of 1% of which is the arithmetic average of the discount rates for such term of the Canadian BA denominated in Canadian Dollars, calculated on the basis of a year of 365 days or 366 days, as the case may be, equal to (a) in the case of any Lender that is listed on Schedule I of the Bank Act (Canada), the average rate per annum for Canadian Dollar bankers' acceptances having such term that appears on the Reuters Screen CDOR Page (or any successor page) as of 10:00 a.m., Toronto time, on the first day of such term as determined by the Canadian Administrative Agent, (b) if such rate is not available at such time, the average discount rate for bankers acceptances (accepted by Canadian chartered banks agreed to by the Canadian Administrative Agent and the Canadian Borrower) having such term as calculated by the Canadian Administrative Agent in accordance with normal market practice on such day or (c) in the case of all Lenders other than those listed on Schedule I of the Bank Act (Canada), the applicable rate set forth in clause
(a) or (b) above plus 0.10%.

      "Canadian BA Rate Basis" means a simple interest rate equal to the sum of
(a) the Canadian BA Rate and (b) the Applicable Canadian BA Stamping Fee. The Canadian BA Rate Basis shall be changed to reflect adjustments in the Applicable Canadian BA Stamping Fee Margin pursuant to Section 2.3(g) hereof.

      "Canadian Borrower" is defined in the recital of the parties to this Agreement.

      "Canadian Borrower Pledge and Security Agreement" means that certain Canadian Borrower Pledge and Security Agreement of even date herewith between the Canadian Borrower and the Canadian Administrative Agent, substantially in the form of Exhibit G-3 attached hereto.

      "Canadian Closing Date Certificate" means the closing date certificate executed and delivered by the Canadian Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit C-2 hereto.

      "Canadian Commitment" means, collectively, the Canadian Revolving Commitment, the Canadian Swing Line Commitment, Canadian BA, and the Canadian Letter of Credit Commitment, which is not to exceed, in the aggregate, the Cdn $ Equivalent of $20,000,000 less, an amount, which in the Canadian Administrative Agent's good faith estimate, is the amount of any reserve necessary to reflect changes or fluctuations in applicable currency exchange markets and exchange rates, or to reflect the aggregate Mark to Market Exposure of the Canadian Borrower under all Hedge Agreements.

      "Canadian Dollar" and "Cdn $" each mean the lawful money of Canada.

      "Canadian Issuing Bank" means the Initial Canadian Issuing Bank and any assignee to which a Canadian Letter of Credit Commitment hereunder has been assigned pursuant to Section 12.5 so long as each such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Canadian Issuing Bank and notifies the Canadian Administrative Agent of the amount of its Canadian Letter of Credit Commitment (which information shall be recorded by the Canadian Administrative Agent in the Register), for so long as the Canadian Initial Issuing Bank or assignee, as the case may be, shall have a Canadian Letter of Credit Commitment.

      "Canadian L/C Collateral Account" means an interest bearing cash collateral account to be established and maintained by the Canadian Administrative Agent, over which the Canadian Administrative Agent shall have sole dominion and control, upon terms as may be satisfactory to the Canadian Administrative Agent.

      "Canadian L/C Disbursement" means a payment or disbursement made by the Canadian Issuing Bank pursuant to a Canadian Letter of Credit.

      "Canadian Lenders" means each Lender with a Canadian Commitment or a Canadian Advance; provided that on the Closing Date any such Lender shall also be a Canadian Resident.

      "Canadian Lender Parties" means, collectively, any Canadian Lender and the Canadian Issuing Bank.

      "Canadian Letter of Credit" is defined in Section 2.1(e)(ii).

      "Canadian Letter of Credit Commitment" means, with respect to the Canadian Issuing Bank, an initial amount equal to Cdn $ Equivalent of $5,000,000 or, if the Canadian Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Canadian Issuing Bank in the Register maintained by the Canadian Administrative Agent pursuant to Section 12.5(c) as the Canadian Issuing Bank's "Canadian Letter of Credit Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "Canadian Letter of Credit Loans" means a funding made by the Canadian Issuing Bank or any Canadian Revolving Lender pursuant to Section 2.2 (j)(ii).

      "Canadian Loan Parties" means, collectively, the U.S. Borrower Guarantor, the Canadian Borrower and each Canadian Subsidiary that is a Loan Party.

      "Canadian Loans" means the Canadian Revolving Loans.

      "Canadian Notice of Renewal" is defined in Section 2.1(e)(ii).

      "Canadian Notice of Termination" is defined in Section 2.1(e) (ii).

      "Canadian Obligations" means (a) all payment and performance obligations of every kind, nature and description of the Canadian Loan Parties, and any other obligors to the Canadian Lender Parties, Affiliates of the Canadian Lender Parties under or in connection with Secured Hedge Agreements (including, without limitation, Hedging Liabilities) entered into with any Canadian Lender Party, the Administrative Agents, or any of them, under this Agreement and the other Loan Documents (including any Letter of Credit commissions, interest, fees and other charges on the Loans, Canadian BA or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to any such Canadian Loan Party, or any such other obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Canadian Loans or acceptance of Canadian BA, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Canadian Lender Parties, the Administrative Agents, or any of them, may suffer by reason of a breach by any Canadian Loan Party, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

      "Canadian Pension Plan" means (a) a "pension plan" or "plan" which is subject to applicable pension benefits legislation in any jurisdiction of Canada and is applicable to employees resident in Canada of the U.S. Borrower or any Subsidiary, including, without limitation, each of the pension plans, if any, registered in accordance with the Tax Act which any Borrower sponsors or administers or into which it makes contributions, or (b) any pension benefit plan or similar arrangement applicable to employees resident in Canada of the U.S. Borrower or any Subsidiary.

      "Canadian Pledge and Security Agreements" means, collectively, the Canadian Borrower Pledge and Security Agreement and the Canadian Subsidiary Pledge and Security Agreement.

      "Canadian Prime Rate" means, on any date and relative to any Canadian Prime Rate Advance, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/100 of 1%) equal to the higher of

            (a) the rate of interest per annum most recently announced or established by the Bank of Montreal, or its successors and assigns, or such other bank as the Canadian Administrative Agent may from time to time designate, as its prime rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada and commonly known as the "prime rate" of the Canadian Administrative Agent (such rate not being intended to be the lowest rate of interest charged by the Canadian Administrative Agent in connection with extensions of credit to debtors); and

            (b) the Canadian BA Rate most recently determined by the Canadian Administrative Agent for 30-days bankers' acceptances plus 3/4 of 1%.

      Changes in the rate of interest on that portion of any Canadian Loans maintained as Canadian Prime Rate Advance will take effect simultaneously with each change in the Canadian Prime Rate. The Canadian Administrative Agent will give notice promptly to the Canadian Borrower and the Canadian Lenders of changes in the Canadian Prime Rate.

      "Canadian Prime Rate Advance" means an Advance which the Canadian Borrower requests to be made as a Canadian Prime Rate Advance or is reborrowed as a Canadian Prime Rate Advance, and which bears interest at the Canadian Prime Rate Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding Canadian Letter of Credit Loans or Canadian Swing Line Loans, shall be in a principal amount of at least Cdn $500,000 and in an integral multiple of Cdn $100,000.

      "Canadian Prime Rate Basis" means a simple interest rate equal to the sum of (a) the Canadian Prime Rate and (b) the Applicable Margin. The Canadian Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Canadian Prime Rate to account for such change and shall also be changed to reflect adjustments in the Applicable Margin pursuant to Section 2.3(g) hereof.

      "Canadian Resident" shall mean, at any time, a Person who at that time is
(a) not a non-resident of Canada for purposes of the Tax Act or (b) an authorized foreign bank deemed to be resident in Canada for purposes of the Tax Act in respect of all amounts paid or credited to such Person under the Canadian Revolving Commitment, Canadian Letter of Credit Commitment or Canadian Swing Line Commitment pursuant to this Agreement.

      "Canadian Revolving Commitment" means, with respect to any Canadian Revolving Lender at any time, the amount set forth opposite such Canadian Lender's name on Schedule III hereto under the caption "Canadian Revolving Commitment" or, if such Canadian Lender has entered into one or more Assignment and Acceptances, set forth for such Canadian Lender in the Register maintained by the Canadian Administrative Agent pursuant to Section 12.5(c) as such Canadian Lender's "Canadian Revolving Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "Canadian Revolving Lender" means a Canadian Lender that has a Canadian Revolving Commitment. "Canadian Revolving Loans" means, collectively, the amount advanced by the Canadian Revolving Lenders to the Canadian Borrower under the Canadian Revolving Commitment, not to exceed the aggregate amount of the Canadian Revolving Commitments.

      "Canadian Revolving Loan Outstandings" means the sum (without double-counting) of (a) the aggregate principal amount of all Canadian Revolving Loans and Canadian Letter of Credit Loans made by such Canadian Lender (in its capacity as a Canadian Lender) and outstanding at such time and (b) such Canadian Lender's Pro Rata Share of (i) the aggregate principal amount of all Canadian Swing Line Loans then outstanding, (ii) the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time and (iii) the aggregate principal amount of all Canadian Letter of Credit Loans made by the Canadian Issuing Bank pursuant to Section 2.2(j)(ii) and outstanding at such time.

      "Canadian Revolving Notes" means those certain revolving promissory notes in the aggregate original principal amount of Cdn $ Equivalent of $20,000,000, one issued by the Canadian Borrower to each of the Canadian Lenders issuing a Canadian Revolving Commitment that requests a promissory note, in accordance with each such Canadian Lender's Canadian Revolving Commitment, each one substantially in the form of Exhibit A-5 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Canadian Secured Parties" means the Canadian Administrative Agent, the Canadian Lender Parties and the Hedge Banks that enter into Hedge Agreements with the Canadian Borrower.

      "Canadian Subsidiary" means any Subsidiary organized under the laws of Canada or any province or territory thereof.

      "Canadian Subsidiary Guarantor" means each Canadian Subsidiary of the Canadian Borrower (other than any Joint Venture Entity) that has executed and delivered to the Canadian Administrative Agent a Canadian Subsidiary Guaranty.

      "Canadian Subsidiary Guaranty" shall mean, collectively, that certain Canadian Subsidiary Guaranty of even date herewith in favor of the Canadian Administrative Agent, for itself and for the ratable benefit of the Canadian Secured Parties, given by each Canadian Subsidiary of the Canadian Borrower (other than any Joint Venture Entity), substantially in the form of Exhibit F-2 attached hereto, and any similar guaranty delivered pursuant to Section 5.13 hereof.

      "Canadian Subsidiary Pledge and Security Agreement" means, collectively, that certain Canadian Subsidiary Pledge and Security Agreement of even date herewith between each Canadian Subsidiary of the Canadian Borrower (other than any Joint Venture Entity), on the one hand, and the Canadian Administrative Agent, on the other hand, substantially in the form of Exhibit G-4 attached hereto, and any similar security agreement delivered pursuant to Section 5.13 hereof.

      "Canadian Swing Line Commitment" means an amount equal to the lesser of
(a) Cdn $ Equivalent of $5,000,000 and (b) the aggregate Unused Revolving Commitments.

      "Canadian Swing Line Lender" means Congress in its capacity as provider of Canadian Swing Line Loans, or any successor swing line lender hereunder.

      "Canadian Swing Line Loans" means, collectively, the amount advanced by the Canadian Swing Line Lender to the Canadian Borrower under the Canadian Swing Line Commitment, not to exceed the aggregate amount of the Canadian Swing Line Commitment.

      "Canadian Swing Line Note" means that certain swing line promissory note in the aggregate original principal amount of Cdn $ Equivalent of $5,000,000, issued by the Canadian Borrower to the Canadian Swing Line Lender issuing the Canadian Swing Line Commitment, substantially in the form of Exhibit A-6 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Canadian Welfare Plan" means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees resident in Canada of the U.S. Borrower or any Subsidiary.

      "Capital Expenditures" means, in respect of any Person, expenditures for the purchase of tangible assets of long-term use which are capitalized in accordance with GAAP, excluding purchases of Rental Items.

      "Capitalized Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "Cash Equivalents" means any of the following, to the extent owned by the U.S. Borrower or any of its Subsidiaries free and clear of all Liens other than Liens permitted under this Agreement and having a maturity of not greater than 180 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of no more than $10,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (d) Investments, classified in accordance with GAAP as Current Assets of the U.S. Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition,
(e) other like liquid investments reasonably acceptable to the U.S. Administrative Agent or (f) solely in respect of the cash management activities of the Canadian Borrower or its Canadian Subsidiaries, equivalents to the investments described in clause (a) above to the extent guaranteed by the full faith and credit of the government of Canada and equivalents of investments described in clauses (b) and (c) above issued, accepted or offered by the local office of any commercial bank organized under the laws of Canada, or any Province or Territory thereof of the Canadian Borrower or such Canadian Subsidiary, which bank has combined capital and surplus of not less than $1,000,000,000.

      "Casualty Event" means the damage, destruction or condemnation, as the case may be, of assets or property of the U.S. Borrower or any of its Subsidiaries.

      "CCAA" shall mean the Companies' Creditors Arrangement Act (Canada), as amended, supplemented, restated and superseded, in whole or in part, from time to time.

      "CCAA Plan" is defined in Section 4.1(bb).

      "Cdn $ Equivalent" means the Exchange Equivalent in Canadian Dollars of any amount of U.S. Dollars.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

      "Change in Control" means

            (a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than a Permitted Holder, shall become the ultimate

      "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the Exchange
      Act), directly or indirectly, of Equity Interests representing more than 50% of the Equity Interests of the U.S. Borrower on a fully diluted basis; or

            (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the U.S. Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the U.S. Borrower then in office; or

            (c) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Other Debt Document.

      "Class Shareholders" is defined in Section 3.1(n).

      "Closing Date" means the date of the initial Advance hereunder; provided that such date shall be no later than May 1, 2005.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Co-Documentation Agents" is defined in the recital of parties to this Agreement.

      "Collateral" means any property of any kind provided as collateral for the Obligations under any of the Security Documents.

      "Commitment" means the Term A Commitment, the Term B Commitment, the U.S. Revolving Commitment, the U.S. Swing Line Commitment, the U.S. Letter of Credit Commitment, the Canadian Revolving Commitment, the Canadian Swing Line Commitment, the Canadian Letter of Credit Commitment or any other commitment issued after the Closing Date pursuant to Section 2.1(f) hereof.

      "Commitment Letter" means the confidential letter captioned "Project Top Gun - Amended and Restated Credit Facilities Commitment Letter", dated January 9, 2005, among the U.S. Borrower, Wachovia, Wachovia Capital Investments, Inc., Wachovia Capital Markets, LLC and Merrill Lynch Capital Corporation.

      "Conduit Lender" is defined in Section 12.5(h).

      "Confidential Information Memorandum" means the Confidential Information Memorandum, dated March 2005, used by the U.S. Administrative Agent and the Syndication Agent, based upon information supplied by, or on behalf of, the U.S. Borrower and Target, in connection with the syndication of the Commitments.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Equity Interests of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

      "Control Agreements" means, collectively, all "Control Agreements," as defined in each U.S. Pledge and Security Agreements and all "Blocked Account Agreements," as defined in each Canadian Pledge and Security Agreement.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the U.S. Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Currency" means, collectively, U.S. Dollars and Canadian Dollars.

      "Default" means any Event of Default, and any of the events specified in
Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

      "Default Rate" means a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis plus two percent (2%). With respect to amounts (other than principal) bearing interest at the Default Rate, for purposes of the foregoing sentence, the words "otherwise applicable Interest Rate Basis," shall be deemed to mean the Base Rate Basis in respect of U.S. Loans and Canadian Prime Rate Basis in respect of Canadian Loans.

      "Defaulting Lender" is defined in Section 2.2(h)(iv).

      "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Majority Lenders; provided that, so long as the Administrative Agents shall have received notice of such modifications, no consent shall be necessary in connection with modifying Items 4.1(c)(i), 4.1(g)(i), 4.1(g)(ii), 4.1(p) and 4.1(x) of the Disclosure Schedule to reflect changes made thereto in the ordinary course of business and as permitted under this Agreement.

      "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger or amalgamation) of, or the granting of options, warrants or other rights to, any of the U.S. Borrower's or its Subsidiaries' assets (including accounts receivable, Equity Interests of Subsidiaries) to any other Person (other than to another Loan Party) in a single transaction or series of transactions.

      "Dollars" or "$" means the basic unit of the lawful currency of the United States of America.

      "Dothan Distribution Centers" means the distribution center of the U.S. Borrower located at 900 West Main Street, Dothan, AL and the distribution center of the U.S. Borrower being constructed at 985 Technology Drive, Dothan, AL.

      "Dothan Headquarters" means the headquarters of the U.S. Borrower located at 900 West Main Street, Dothan, AL.

      "EBITDA" means, for any period of determination, for the U.S. Borrower and its Subsidiaries on a consolidated basis, Net Income (exclusive of (i) any non-cash gains or losses, (ii) gains and losses from Dispositions made other than in the ordinary course of business, (iii) gains and losses from Hedge Agreements, (iv) any extraordinary or non-recurring gains or losses, (v) income or losses from discontinued operations, (vi) income or losses from changes in accounting principals, (vii) fees and costs associated with the early extinguishment of debt, and (viii) fees, charges and other expenses made or incurred in connection with the Transactions that are paid or accounted for (without duplication) within 180 days of the consummation of the Transactions (and any reasonable fees, expenses or charges relating to any issuance of Equity Interests, Permitted Investments, Permitted Acquisitions or Indebtedness, whether or not such transaction is consummated, to the extent deducted in computing Net Income) for such period, plus, to the extent deducted or accrued in determining Net Income, the sum of each of the following for such period (without duplication): (a) depreciation, amortization (excluding Rental Items amortization, except for one time and incremental charges resulting from changes in accounting principals), and other non-cash charges, (b) income tax expense,
(c) Interest Expense and (d) losses from Permitted Investments in Persons engaged in alternative delivery of movie content (x) in an aggregate amount not to exceed $5,750,000 for the 2004 Fiscal Year and (y) in an aggregate amount not to exceed $5,000,000 for each subsequent Fiscal Year; provided that, if any Permitted Acquisition is made in any Measuring Period, such Permitted Acquisition shall be deemed, for purposes of this definition, to have been made on the first day of such Measuring Period; provided, further, that for any period of determination occurring during the four-Fiscal Quarter period prior to the Closing Date, "EBITDA" shall be deemed to be for the U.S. Borrower and its Subsidiaries, including Target and its Subsidiaries, on a consolidated basis.

      Notwithstanding the foregoing, EBITDA for the Fiscal Year ended January 2, 2005 shall be deemed to be $366,004,000 (which calculation is set forth on Schedule V).

      "EBITDAR" means, with respect to any period, the sum of EBITDA for such period plus Rent for such period.

      "Environmental Laws" means, with respect to any Person, all applicable federal (including, without limitation, with respect to the United States and Canada), state, provincial and local laws, statutes, rules, regulations, by-laws and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments and injunctions issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to, on, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

      "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar Advance" means an Advance which a Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, and which bears interest at the Eurodollar Basis, in accordance with the provisions of Section 2.2 hereof, and which, except in the case of an Advance the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Loans or outstanding Swing Line Loans, shall be in a principal amount of at least $5,000,000 and in an integral multiple of $1,000,000.

      "Eurodollar Basis" means a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin. The Eurodollar Basis shall apply to Interest Periods of one (1), two
(2), three (3) and six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin pursuant to
Section 2.3(g) hereof.

      "Eurodollar Rate" means, for any Interest Period, an interest rate per annum equal to (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" means, for any

Interest Period for any Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 A.M. (London time) or as soon thereafter as possible, two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates), or (b) if such rate is for any reason not available, the rate per annum equal to the rate at which the U.S. Administrative Agent or its designee is offered U.S. Dollar deposits at or about 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market for delivery on the first day of such Interest Period for the number of days comprised therein and in the amount requested to be outstanding.

      "Eurodollar Reserve Percentage" for any Interest Period, means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Advances is determined) having a term equal to such Interest Period.

      "Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time or both has been satisfied.

      "Excess Cash Flow" means, for any Measuring Period, based on the audited financial statements for such Measuring Period required to be provided under
Section 6.2 hereof, the remainder, if any, without duplication, of (a) the sum of (i) EBITDA for such Measuring Period plus (ii) the net decrease in Working Capital of the U.S. Borrower and its Subsidiaries during such Measuring Period plus the amount by which rental amortization exceeds cash purchases of Rental Items minus (b) the sum of the following: (i) cash Capital Expenditures by the U.S. Borrower and its Subsidiaries during such Measuring Period (other than such Capital Expenditures to the extent funded from the Net Proceeds of a Disposition or a Casualty Event); (ii) cash purchases of Rental Items, to the extent that the value of such Rental Items, net of rental amortization, is greater than zero; (iii) cash taxes paid by the U.S. Borrower and its Subsidiaries during such Measuring Period; (iv) the aggregate Interest Expense, and amortized fees, costs and expenses associated with the early extinguishment of Indebtedness, paid in cash of the U.S. Borrower and its Subsidiaries during such Measuring Period, including the portion of any payments made in respect of Capitalized Lease Obligations allocable to Interest Expense, (v) principal repayments in respect of Indebtedness for Money Borrowed (other than Revolving Loans), of the U.S. Borrower and its Subsidiaries on a consolidated basis during such Measuring Period (for purposes of this definition, `principal' shall include the principal component of payments for such period in respect of Capitalized Lease Obligations), (vi) any Permitted Acquisition or any Permitted Investment under Sections 7.5(g), (h), (l), (m) (n), (o), (p) or (q) to the extent actually paid in cash and not funded with the proceeds of Indebtedness or the issuance of any Equity Interests of the U.S. Borrower and its Subsidiaries, (vii) the net increase in Working Capital of the U.S. Borrower and its Subsidiaries during such Measuring Period and

(viii) any Restricted Payments permitted hereunder to the extent actually paid in cash and not funded with the proceeds of Indebtedness or the issuance of any Equity Interests of the U.S. Borrower and its Subsidiaries.

      "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

      "Exchange Equivalent" means, on any date, relative to any amount (the "Original Amount") expressed in either Canadian Dollars or U.S. Dollars (the "Original Currency"), the amount expressed in the other currency which would be required to buy the Original Amount of the Original Currency using the noon spot rate exchange for Canadian interbank transactions applied in converting the other currency into the Original Currency published by the Bank of Canada for such date.

      "Excluded Disposition" means any and all of the following Dispositions made in the ordinary course of its business (as reasonably determined by the board of directors of the U.S. Borrower):

            (a) Disposition of inventory or obsolete, damaged, worn out or surplus property;

            (b) Dispositions of all or substantially all of its assets (i) of any U.S. Subsidiary to the U.S. Borrower or any U.S. Subsidiary Guarantor, so long as the First Priority security interests in the Collateral shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such Disposition) and (ii) by any Foreign Subsidiary of the U.S. Borrower to the U.S. Borrower or any Wholly Owned Subsidiary of the U.S. Borrower;

            (c) leases of fee properties and other real property owned in fee and subleases of leased property; provided, that in the case of any lease of property subject to a Mortgage, such lease shall be subject to the provisions of the applicable Mortgage;

            (d) the payment of Restricted Payments permitted under Section 7.6;

            (e) Permitted Investments permitted under Section 7.5; and

            (f) licenses or sublicenses by the U.S. Borrower or any of its Subsidiaries of software, Intellectual Property and general intangibles and leases, licenses or subleases of other property in the ordinary course of business and which do not materially interfere with the business of U.S. Borrower or any such Subsidiary to the extent not prohibited under any Loan Document.

      "Existing Notes" is defined in the recital of the parties to this Agreement.

      "Existing Notes Indenture" means that certain base indenture, dated as of January 25, 2002, as supplemented by that certain first supplemental indenture, dated as of December 18, 2002, under which the Existing Notes were issued, among Target, Hollywood Management Company and BNY Western Trust Company, as trustee.

      "Federal Funds Rate" means, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the U.S. Administrative Agent or its Affiliate from three (3) federal funds brokers of recognized standing selected by the U.S. Administrative Agent or its Affiliate.

      "Fee Letter" means that certain letter agreement, dated as of January 9, 2005, between the U.S. Borrower and the U.S. Administrative Agent.

      "Filing Agent" is defined in Section 3.1(a)(ix).

      "Filing Statements" is defined in Section 3.1(a)(ix).

      "Financial Condition and Solvency Certificate" means a certificate, substantially in the form set forth in Exhibit I attached hereto, signed by the chief financial officer of the U.S. Borrower, together with any schedules, exhibits or annexes appended thereto.

      "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien senior to all other Liens to which such Collateral is subject, other than Permitted Liens.

      "Fiscal Quarter" means the period ending three months after the end of the Fiscal Year and each three month period thereafter.

      "Fiscal Year" means any 365 day period (or 366 day period for any leap year) ending on the first Sunday following December 30; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2005 Fiscal Year") refer to the Fiscal Year ending on the first Sunday following December 30 of such calendar year.

      "Fixed Charge Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a) the sum of (i) EBITDAR (for such period) minus (ii) cash Capital Expenditures for such period (other than such Capital Expenditures to the extent funded from the Net Proceeds of a Disposition or a Casualty Event);

to

            (b) the sum (for such period) of (i) the aggregate Interest Expense paid in cash of the U.S. Borrower and its Subsidiaries during such period, including the portion of any cash payments made in respect of Capitalized Lease Obligations allocable to Interest Expense less any cash interest income received during such period, (ii) scheduled principal repayments in respect of Indebtedness for Money Borrowed, of the U.S. Borrower and its Subsidiaries on a consolidated basis during such period (for purposes of this definition, `principal' shall include the principal component of cash payments for such period in respect of Capitalized Lease Obligations), (iii) any cash repurchases of Equity Interests during such period permitted under Section 7.9, (iv) Rent for such period, (v) all income taxes actually paid in cash by the U.S. Borrower and its Subsidiaries during such period, and (vi) all Restricted Payments in the form of dividends (other than dividends paid in respect of common stock of the U.S. Borrower as permitted under Section 7.6) actually paid in cash by the U.S. Borrower and its Subsidiaries during such period;

provided that in the event the applicable four-Fiscal-Quarter period would include any period of time prior to the Closing Date, the amounts referred to in clause (b)(i) above shall be determined, for the purposes of this definition, on an Annualized Basis.

      "Foreign Subsidiary" means any Subsidiary of a Loan Party which is organized under the laws of any jurisdiction outside of the United States of America.

      "GAAP" is defined in Section 1.3.

      "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

      "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

      "Granting Lender" is defined in Section 12.5(h).

      "Guarantors" means, collectively, the U.S. Borrower Guarantor and the Subsidiary Guarantors.

      "Hazardous Material" means

            (a) any "hazardous substance", as defined by CERCLA or any other Environmental Laws;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

            (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

      "Hedge Agreements" means interest rate, commodity or currency swap, cap or collar agreements, future or option contracts and other hedging agreements (including, without limitation, all "swap agreements" as defined in 11 U.S.C. ss. 101).

      "Hedging Liabilities" means, with respect to the Canadian Administrative Agent, in its capacity as a party to a Secured Hedge Agreement, at any date of calculation, an amount equal to the aggregate of all amounts that would be owing to it by the Canadian Borrower under all Hedge Agreements if those agreements were terminated on the date of calculation. Unless netting or setting off is not permitted as a result of the operation of law or judicial authority, "Hedging Liabilities" shall equal the amount so determined after netting or setting off any amounts which might be owing under the Hedge Agreements by the Canadian Administrative Agent, in its capacity as a party to a Secured Hedge Agreement, to the Canadian Borrower on that date. If netting or setting off is not permitted as a result of the operation of law or judicial authority, "Hedging Liabilities" shall equal the amount owing by the Canadian Borrower to the Canadian Administrative Agent, in its capacity as a party to a Secured Hedge Agreement, under all Hedge Agreements without netting or setting off any amounts which might be owing under the Hedge Agreements by it to the Canadian Borrower on that date.

      "Hedge Bank" means any Lender Party or Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

      "Holdings" is defined in the recital of the parties to this Agreement.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the U.S. Borrower (a) which is of a "going concern" or similar nature; (b) which relates to the limited scope of examination of matters relevant to such financial statement; or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a Default.

      "Incremental Facility" shall have the meaning assigned thereto in Section 2.1(f).

      "Incremental Facility Loans" means, collectively, the amount advanced by certain of the U.S. Lenders to the U.S. Borrower under the Incremental Facility.

      "Indebtedness" of any Person means:

            (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all Capitalized Lease Obligations of such Person;

            (d) for purposes of Section 8.1(n) only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (e) net liabilities of such Person under all Hedge Agreements;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and Indebtedness secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse to such Lien; provided, however, that if such Indebtedness is limited in recourse, the amount of such Indebtedness shall, for purposes of this clause (f) equals the lesser of the amount of the face amount of such Indebtedness or the fair market value of the assets to which such Indebtedness has recourse;

            (g) obligations arising under Synthetic Leases;

            (h) Indebtedness of such Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person shall not be liable therefor; and

            (i) all Contingent Liabilities of such Person.

      "Indebtedness for Money Borrowed" means, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and all Indebtedness of the sort listed above of any other Person (including any partnership in which such Person is general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under any Applicable Law or any agreement or instrument by virtue of such Person's ownership interests in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person shall not be liable therefor; and, without duplication, Contingent Liabilities in respect of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

      "Indemnified Costs" shall have the meaning ascribed to it in Section 9.11 hereof.

      "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

      "Initial U.S. Issuing Bank", "Initial Canadian Issuing Bank", "Initial U.S. Lender Parties", "Initial Canadian Lender Parties", "Initial U.S. Lenders" and "Initial Canadian Lenders" each is defined in the recital of parties to this Agreement.

      "Initial Issuing Banks" means, collectively, the Initial U.S. Issuing Banks and the Initial Canadian Issuing Banks.

      "Initial Lender Parties" means, collectively, the Initial U.S. Lender Parties and the Initial Canadian Lender Parties.

      "Initial Lenders" means, collectively, the Initial U.S. Lenders and the Initial Canadian Lenders.

      "Initial Maturity Date" means the earliest of (a) April 27, 2010, (b) the date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise) and (c) solely with respect to the Revolving Commitments, the Revolving Loans, the Swing Line Commitment, the Swing Line Loans, the Letters of Credit, the Letter of Credit Commitment and the Letter of Credit Loans, the date of termination in whole or reduction to zero of the Revolving Commitments pursuant to Section 2.7 or 2.8.

      "Interco Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of Exhibit K hereto, executed and delivered by two or more Loan Parties pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Interest Coverage Ratio" means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of:

            (a) EBITDA (for such period)

to

            (b) Interest Expense (for such period);

provided that in the event the applicable four-Fiscal-Quarter period would include any period of time prior to the Closing Date, the amounts referred to in clause (b) above shall be determined, for the purposes of this definition, on an Annualized Basis.

      "Interest Expense" means, for any applicable period, the aggregate interest expense (both accrued and paid without duplication), of the U.S. Borrower and its Subsidiaries for such period, including the portion of any payments made in respect of Capitalized Lease Obligations allocable to interest expense (but in any event excluding amortized fees, costs and expenses of the U.S. Borrower and its Subsidiaries in connection with the Transactions and amortized fees, costs and expenses associated with the early extinguishment of Indebtedness); provided that, if any Permitted Acquisition is made in any Measuring Period, such Permitted Acquisition shall be deemed, for purposes of this definition, to have been made on the first day of such Measuring Period and any Indebtedness incurred and/or assumed in connection with such Permitted Acquisition shall be deemed, for purposes of this definition, to have been incurred on the first day of such Measuring Period.

      "Interest Period" means (a) in connection with any Base Rate Advance or Canadian Prime Rate Advance, as the case may be, the period beginning on the date such Advance is made or deemed continued and ending on the last Business Day of the calendar quarter in which such Advance is made or deemed continued, provided that, if a Base Rate Advance or Canadian Prime Rate Advance, as applicable, is made or deemed continued on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, (b) in connection with any Eurodollar Advance, the term of such Advance selected by the relevant Borrower or otherwise determined in accordance with this Agreement (including, without limitation, the definition of "Eurodollar Basis") and (c) in connection with any Canadian BA or Acceptance Note, the period beginning on (and including) the date on which such Canadian BA is accepted or rolled over pursuant to Section 2.2(e) or such Acceptance Note is issued pursuant to Section 2.2(f)(iii) and continuing to (but excluding) the date which is approximately 30, 60, 90 or 180 days thereafter as the Canadian Borrower may select in its relevant notice pursuant to Section 2.2(e) or (f). Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the Initial Maturity Date with respect to Interest Periods applicable to Revolving Loans and Term A Loans, the Maturity Date with respect to Interest Periods applicable to the Term B Loans or such earlier date as would interfere with the relevant Borrower's repayment obligations hereunder. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "Interest Rate Basis" means the Base Rate Basis, Canadian Prime Rate Advance, Canadian BA Rate Basis or the Eurodollar Basis, as appropriate.

      "Investment" means, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person, (but excluding, however, commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business), (b) Contingent Liabilities of such Person incurred with respect to

Indebtedness of any other Person, (c) capital contributions or purchases (or other acquisitions for consideration) of Indebtedness, Equity Interests or other securities, (d) payments in respect of tax savings or liabilities made by such Person to or for the benefit of any other Person with whom such Person files a consolidated tax return which are not reimbursed by such other Person and (e) any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

      "IP Security Agreements" means, collectively, each (i) U.S. Borrower Patent Security Agreement duly executed and delivered by the U.S. Borrower to the U.S. Administrative Agent substantially in the form of Exhibit A to the U.S. Borrower Pledge and Security Agreement, (ii) U.S. Borrower Trademark Security Agreement duly executed and delivered by the U.S. Borrower to the U.S. Administrative Agent substantially in the form of Exhibit B to the U.S. Borrower Pledge and Security Agreement, (iii) U.S. Borrower Copyright Security Agreement duly executed and delivered by the U.S. Borrower to the U.S. Administrative Agent substantially in the form of Exhibit C to the U.S. Borrower Pledge and Security Agreement, (iv) Canadian Borrower Patent Security Agreement duly executed and delivered by the Canadian to the Canadian Administrative Agent substantially in the form of Exhibit A to the Canadian Borrower Pledge and Security Agreement, (v) Canadian Borrower Trademark Security Agreement duly executed and delivered by the Canadian Borrower to the Canadian Administrative Agent substantially in the form of Exhibit B to the Canadian Borrower Pledge and Security Agreement, (vi) Canadian Borrower Copyright Security Agreement duly executed and delivered by the Canadian Borrower to the Canadian Administrative Agent substantially in the form of Exhibit C to the Canadian Borrower Pledge and Security Agreement, (vii) U.S. Subsidiary Patent Security Agreement duly executed and delivered by a U.S. Subsidiary to the U.S. Administrative Agent, substantially in the form of Exhibit A to the U.S. Subsidiary Pledge and Security Agreement, (viii) U.S. Subsidiary Trademark Security Agreement duly executed and delivered by a U.S. Subsidiary to the U.S. Administrative Agent, substantially in the form of Exhibit B to the U.S. Subsidiary Pledge and Security Agreement, (ix) U.S. Subsidiary Copyright Security Agreement duly executed and delivered by a U.S. Subsidiary to the U.S. Administrative Agent, substantially in the form of Exhibit C to the U.S. Subsidiary Pledge and Security Agreement, (x) Canadian Subsidiary Patent Security Agreement duly executed and delivered by a Canadian Subsidiary to the Canadian Administrative Agent, substantially in the form of Exhibit A to the Canadian Subsidiary Pledge and Security Agreement, (xi) Canadian Subsidiary Trademark Security Agreement duly executed and delivered by a Canadian Subsidiary to the Canadian Administrative Agent, substantially in the form of Exhibit B to the Canadian Subsidiary Pledge and Security Agreement and (xii) Canadian Subsidiary Copyright Security Agreement duly executed and delivered by a Canadian Subsidiary to the Canadian Administrative Agent, substantially in the form of Exhibit C to the Canadian Subsidiary Pledge and Security Agreement.

      "Issuing Banks" means, collectively, the U.S. Issuing Bank and the Canadian Issuing Bank.

      "Joint Venture Entity" is defined in Section 7.5(l).

      "L/C Collateral Account" means, collectively, the U.S. L/C Collateral Account and the Canadian L/C Collateral Account.

      "L/C Disbursement" means, collectively, the U.S. L/C Disbursement and the Canadian L/C Disbursement.

      "L/C Related Documents" is defined in Section 2.4(e)(ii)(A).

      "Lead Arranger" means Wachovia Capital Markets, LLC.

      "Lender Parties" means, collectively, the U.S. Lender Parties and the Canadian Lender Parties.

      "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 12.5 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

      "Letter of Credit Agreement" is defined in Section 2.2(j)(i).

      "Letters of Credit" means, collectively, U.S. Letters of Credit and the Canadian Letters of Credit.

      "Letters of Credit Commitments" means, collectively, U.S. Letters of Credit Commitments and the Canadian Letters of Credit Commitments.

      "Letter of Credit Loans" means, collectively, the U.S. Letter of Credit Loans and the Canadian Letter of Credit Loans.

      "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

            (a) Total Debt outstanding on the last day of such Fiscal Quarter minus cash and Cash Equivalents on hand to the extent such cash and Cash Equivalents are not subject to any Lien (except for Permitted Liens);

to

            (b) EBITDA computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters.

      "License Agreement" means that certain License Agreement and Product Support Agreement, each dated January 25, 2001, by and between Boards, Inc. and Target.

      "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

      "Loan Documents" means this Agreement, each Note, the Security Documents, each Letter of Credit Agreement, each Canadian BA, all legal opinions issued by counsel to each Loan Party, any reliance letters issued with respect to legal opinions, the Fee Letter, all Requests for Advances, and all other material documents, agreements and certificates executed or delivered in connection with or contemplated by this Agreement.

      "Loan Parties" means, collectively, U.S. Loan Parties and the Canadian Loan Parties.

      "Loans" means, collectively, the Revolving Loans, the Swing Line Loans, all Canadian BA, the Letter of Credit Loans and the Term Loans and, if the Incremental Facility is effected, any Incremental Facility Loans made under the Incremental Facility. References herein to the "principal amount" of a Loan shall, when referring to a Canadian BA, mean the face amount thereof.

      "Majority Canadian Lenders" means, at any time, Canadian Revolving Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the Canadian Revolving Loans outstanding at such time, (b) the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time and (c) the aggregate Unused Canadian Revolving Commitments at such time; provided that if any Canadian Revolving Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Canadian Revolving Lenders at such time (i) the aggregate principal amount of the Canadian Revolving Loans owing to such Lender (in its capacity as a Canadian Revolving Lender) and outstanding at such time,
(ii) such Canadian Lender's Pro Rata Share of the aggregate Available Amount of all Canadian Letters of Credit outstanding at such time and (iii) the Unused Canadian Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Canadian Swing Line Loans, (y) Canadian Letter of Credit Loans owing to the Canadian Issuing Bank and (z) the Available Amount of each Canadian Letter of Credit shall be deemed "owed to" the Canadian Revolving Lenders ratably in accordance with their respective Canadian Revolving Commitments.

      "Majority Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the Loans outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Commitments at such time; provided that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Lenders at such time (i) the aggregate principal amount of the Loans owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) Swing Line Loans, (y) Letter of Credit Loans owing to the relevant Issuing Bank and (z) the Available Amount of each Letter of Credit shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

      "Majority Term A Lenders" means, at any time, Term A Lenders owed or holding at least a majority in interest of the sum, without duplication, of the aggregate principal amount of the Term A Loans outstanding at such time; provided that if any Term A Lender shall be a

Defaulting Lender at such time, there shall be excluded from the determination of Majority Term A Lenders at such time the aggregate principal amount of the Term A Loans owing to such Term A Lender (in its capacity as a Term A Lender) and outstanding at such time.

      "Majority Term B Lenders" means, at any time, Term B Lenders owed or holding at least a majority in interest of the sum, without duplication, of the aggregate principal amount of the Term B Loans outstanding at such time; provided that if any Term B Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority Term B Lenders at such time the aggregate principal amount of the Term B Loans owing to such Term B Lender (in its capacity as a Term B Lender) and outstanding at such time.

      "Majority U.S. Revolving Lenders" means, at any time, U.S. Revolving Lenders owed or holding at least a majority in interest of the sum, without duplication, of (a) the aggregate principal amount of the U.S. Revolving Loans outstanding at such time, (b) the aggregate Available Amount of all U.S. Letters of Credit outstanding at such time and (c) the aggregate Unused U.S. Revolving Commitments at such time; provided that if any U.S. Revolving Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Majority U.S. Revolving Lenders at such time (i) the aggregate principal amount of the U.S. Revolving Loans owing to such Lender (in its capacity as a U.S. Revolving Lender) and outstanding at such time, (ii) such U.S. Lender's Pro Rata Share of the aggregate Available Amount of all U.S. Letters of Credit outstanding at such time and (iii) the Unused U.S. Revolving Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of (x) U.S. Swing Line Loans, (y) U.S. Letter of Credit Loans owing to the U.S. Issuing Bank and (z) the Available Amount of each U.S. Letter of Credit shall be deemed "owed to" the U.S. Revolving Lenders ratably in accordance with their respective U.S. Revolving Commitments.

      "Mark to Market Exposure" means, in connection with Canadian Borrower's liability under any Hedge Agreement to which the Canadian Administrative Agent is a party to a Secured Hedge Agreement, as at the Measurement Date, the "Early Termination Amount" that would be payable by the Canadian Borrower under such Hedge Agreement as though such day was an "Early Termination Date" and the "Transaction" was a "Terminated Transaction" in accordance with the payment measures provided for in Section 6(e)(i) of the 2002 ISDA Master Agreement as published by the International Swaps and Derivatives Association, Inc., as amended or replaced from time to time. For the purposes of this Agreement, such liability shall be expressed in the Canadian $ Equivalent as at the end of any such month. Furthermore, the amount of such liability shall be established by the Canadian Administrative Agent, as a party to the Hedge Agreement, in good faith after consultation with the relevant counterparties to such Hedge Agreements who themselves shall determine same in accordance with the aforementioned payment measures.

      "Material Adverse Change" means a material adverse change or any condition, fact, event or development that has resulted or could reasonably be expected to result in a material adverse change in the business, results of operations, or financial condition, assets, liabilities or prospects of (a) the U.S. Borrower and Target and their respective Subsidiaries taken as a whole after giving pro forma effect to the Transactions, or (b) solely for the purposes of Section 3.1(h), Target and its Subsidiaries as a whole both before and after giving effect to the Transactions.

      "Material Adverse Effect" means any material adverse effect upon (a) the business, results of operations, or financial condition, assets, liabilities or prospects of the U.S. Borrower and its Subsidiaries taken as a whole, or (b) the binding nature, validity, or enforceability of this Agreement, any Notes, and the other Loan Documents or upon the ability of the U.S. Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral, taken as a whole or upon the rights, benefits or interests of the Lender Parties in and to the Loans or the rights of the Administrative Agents and the Lenders in the Collateral taken as a whole; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

      "Material Subsidiary" means, at any time, any Subsidiary (a) that has assets with an aggregate book value greater than 5% of the consolidated assets of the U.S. Borrower and its Subsidiaries, as determined on the last day of the then most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 and Section 6.2, or (b) that accounts for 5% or more of EBITDA, as determined for the period of the four Fiscal Quarters ended on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 and Section 6.2 (such calculation to be made, in the case of any such Subsidiary acquired or formed after the first day of such period, on a pro forma basis as if such Subsidiary had been acquired or formed on the first day of such period), or (c) the inclusion of which as a Material Subsidiary is necessary in order that the aggregate book value of the assets of the U.S. Borrower and the Material Subsidiaries be at least 85% of (A) the book value of U.S. Borrower and its Subsidiaries, taken as a whole, and (B) EBITDA, in each case, as determined on the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.1 and Section 6.2 (such calculation to be made, in the case of any such Subsidiary acquired or formed after the first day of such period, on a pro forma basis as if such Subsidiary had been acquired or formed on the first day of such period), or (d) that the U.S. Borrower or any of its Subsidiaries has incurred Indebtedness in connection therewith pursuant to Section 7.1 in an aggregate amount in excess of $5,000,000.

      "Material Transaction Documents" means each of the Merger Agreement, each Other Debt Document and each other material agreement related to the Transactions (other than the Loan Documents), in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

      "Maturity Date" means the earlier of (a) April 27, 2011, and (b) such earlier date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise).

      "Measuring Period" means, (a) with respect to the 2005 Fiscal Year, the period from the Closing Date to the end of such Fiscal Year and (b) with respect to each other Fiscal Year, the period from the beginning of such Fiscal Year to the end of such Fiscal Year.

      "Measurement Date" means the last Business Day of the prior calendar month or such other date as the Canadian Administrative Agent may determine, acting reasonably upon providing written notice to the Canadian Borrower.

      "Merger" is defined in the recital of the parties to this Agreement.

      "Merger Agreement" is defined in the recital of the parties to this Agreement.

      "Merger Agreement Event" means any breach of any term or provision of the Merger Agreement, any other claim of the Loan Parties or their respective Subsidiaries under the Merger Agreement or otherwise arising out of the Target Acquisition or the Merger.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Mortgage" is defined in Section 5.10.

      "Net Income" means, for any period, the aggregate of all amounts which would be included as net income on the consolidated financial statements of the U.S. Borrower and its Subsidiaries for such period as determined in accordance with GAAP.

      "Net Proceeds" means, with respect to any Disposition, any Casualty Event, any Merger Agreement Event, the incurrence or issuance of any Indebtedness for Money Borrowed, or the sale or issuance of any Equity Interests in any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom (without duplication) only:

            (a) reasonable and customary brokerage commissions, appraisal fees, underwriting fees and discounts, legal fees, accounting fees, finder's fees and other similar fees and commissions and reasonable and customary printing expenses and, solely in the case of any sale, lease, transfer or other disposition of any property or assets, other reasonable and customary costs and expenses incurred in connection with such sale, lease, transfer or other disposition, in each case under this clause (a) to the extent, but only to the extent, that the amounts so deducted are actually paid (i) at the time of the receipt of such cash or (ii) if later, within ninety (90) days after the consummation of such transaction (based on such Person's reasonable estimate of the aggregate amount of all such commissions, discounts, fees, costs and expenses therefor at the time of the consummation of such transaction) and, in each case, only to the extent accrued (and not reversed) in accordance with GAAP;

            (b) the amount of taxes payable in connection with or as a result of such transaction to the extent, but only to the extent, that the amounts so deducted are actually paid at the time of receipt of such cash or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP at the time of receipt of such cash based upon such Person's reasonable estimate of such taxes;

            (c) in the case of any Disposition, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest and premium (to the extent accrued (and not reversed) in accordance with GAAP), on, any Indebtedness (other than the Indebtedness under or in respect of the Loan Documents) that is secured by a Lien on the property and assets subject to such sale, lease, transfer or other disposition and is required to be repaid under the terms thereof as a result of such sale, lease, transfer or other disposition, in each case under this clause (c) to the extent, but only to the extent, that the amounts so deducted are actually paid; and

            (d) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any Disposition or any liabilities retained by the U.S. Borrower or any of its Subsidiaries associated with the assets sold in such Disposition (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds);

provided that, notwithstanding any of the foregoing provisions of this definition, any and all amounts so deducted by any such Person pursuant to clauses (a) through (d) of this definition shall be properly attributable to the transaction or Casualty Event or to the property or assets that are the subject thereof and shall be payable solely to one or more Persons that are not Affiliates of such Person or of any of the Loan Parties or any Affiliate of any of the Loan Parties.

      "Notes" means, collectively, the U.S. Revolving Notes, the Canadian Revolving Notes, the Swingline Notes and the Term Notes.

      "Notice of Issuance" is defined in Section 2.2(j)(i).

      "Notices of Renewal" means, collectively, the U.S. Notice of Renewal and the Canadian Notice of Renewal.

      "Notices of Termination" means, collectively, the U.S. Notice of Termination and the Canadian Notice of Termination.

      "Notional BA Proceeds" means, relative to a particular Canadian Loan by way of Canadian BA, the aggregate face amount of such Canadian BA less the aggregate of:

            (a) a discount from the aggregate face amount of such Canadian BA calculated in accordance with normal market practice based on the Canadian BA Rate for the term of such Canadian BA; and

            (b) an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days, as the case may be, equal to the Applicable Canadian BA Stamping Fee on the face amount of such Canadian BA for its term, being the actual number of days in the period commencing on the date of acceptance by such Lender of such Canadian BA and continuing to (but excluding) the maturity date of such Canadian BA, such acceptance fee to be non-refundable and fully earned when due.

      "Obligations" means, collectively, the U.S. Obligations and the Canadian Obligations.

      "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

      "Organic Document" means, relative to any Loan Party, as applicable, its certificate of incorporation, by laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement, constating documents, and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Loan Party's Equity Interests.

      "Other Debt Documents" means, collectively, each of the loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Indebtedness constituting or evidenced by, as the case may be, any Pari Passu Debt, Subordinated Debt or any Permitted Seller Notes, in each case, in form and substance satisfactory to the U.S. Administrative Agent and as amended, supplemented, amended and restated or otherwise modified in accordance with this Agreement.

      "Other Permitted Dispositions" means each of the following:

            (a) substantially like-kind exchanges of real property or equipment;

            (b) any Disposition in connection with a sale-leaseback transaction permitted under Section 7.12; and

            (c) Dispositions of VHS inventory.

      "Other Taxes" is defined in Section 2.14(b).

      "Pari Passu Debt" means any unsecured senior Indebtedness of the U.S. Borrower incurred in connection with the financing of the Target Acquisition or the Refinancing (including the Tender Offer and the Merger), whether in respect of the Senior Notes, the Bridge Loans or any other Indebtedness issued in exchange or substitution therefor pursuant to the terms thereof.

      "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. 107-56, signed into law October 26, 2001.

      "Payment Date" means, with respect to any Advance, the last day of any Interest Period and the date of payment in full of such Advance.

      "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

      "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Signatory of each Loan Party that is a party to a Security Document pursuant to Section 3.1(a)(viii) or Section 5.13(a), substantially in the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Performance Certificate" means a certificate of an executive officer of the U.S. Borrower as to its financial performance, in substantially the form attached hereto as Exhibit E.

      "Permitted Acquisition" means an Acquisition (whether pursuant to an acquisition of Equity Interests, assets or otherwise) by the U.S. Borrower or any of its Subsidiaries from any Person of a business in which the following conditions are satisfied:

            (a) immediately before and after giving effect to such Acquisition no Default shall have occurred and be continuing or would result therefrom (including under Section 5.2);

            (b) such Acquisition is consummated pursuant to a negotiated merger, amalgamation, purchase or similar agreement between the U.S. Borrower and/or any of its Subsidiaries, on the one hand, and such Person and/or any of its Affiliates, on the other hand;

            (c) in the case of an Acquisition of all or substantially all of the Equity Interests or assets of another Person in an aggregate amount exceeding $20,000,000, the most recent available audited and unaudited financial statements of such Person, in either case, in conformity with GAAP consistently applied shall be delivered to the U.S. Administrative Agent; and

            (d) in the case of all such Acquisitions, the cash consideration for which is in excess of (x) $5,000,000, individually, or (y) $15,000,000 in the aggregate since the Closing Date or, thereafter, since the date the last such Performance Certificate reflecting compliance with the covenants set forth in Section 7.13 was delivered, the U.S. Borrower shall have delivered to the U.S. Administrative Agent a Performance Certificate for the period of four full Fiscal Quarters immediately preceding such Acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Sections 6.1 and 6.2) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenants set forth in Section 7.13; provided that, with respect to each such calculation, the U.S. Borrower may elect not to include the pro forma EBITDA for any Permitted Acquisition, the consideration for which is less than $5,000,000, so long as the aggregate pro forma EBITDA of such Permitted Acquisition would be positive.

      "Permitted Acquisition Indebtedness" shall mean (i) Indebtedness acquired or assumed by either Borrower or any of its Subsidiaries in connection with a Permitted Acquisition, provided that such Indebtedness existed at the time of such Permitted Acquisition and was not created in connection therewith or in contemplation thereof and (ii) Seller Notes issued in connection with a Permitted Acquisition.

      "Permitted Holders" means J.T. Malugen, H. Harrison Parrish, any senior executive officer of the U.S. Borrower on the date hereof and their respective estates, spouses, and lineal descendants, and their legal representatives of any of the foregoing, and the trustees of any bona fide trusts of which any of the foregoing are the sole beneficiaries and grantors, or any corporation, limited partnership, limited liability company and similar entity, a majority of the voting Equity Interests of which is owned by any of the foregoing.

      "Permitted Investments" means Investments permitted to be made under
Section 7.5 hereof.

      "Permitted Liens" means each of the following:

            (a) Liens securing the Obligations;

            (b) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

            (c) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

            (d) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1(h);

            (e) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

            (f) Liens for Taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

            (g) Liens consisting of rights of set-off of a customary nature or bankers' liens on amount of deposit, whether arising by contract or operation of law, incurred in the ordinary course of business so long as such deposits are not intended as collateral for any obligation.

      "Permitted Pro Forma Adjustments" as applied to any Person acquired after the Closing Date means, as of any date of determination, the actual results of operations of such Person for the period of 12 months ended nearest to the date of determination, if such Person has been acquired pursuant to a Permitted Acquisition (and any related Indebtedness had been incurred in connection therewith) on the first day of such 12-month period, as adjusted to reflect verifiable and adequately documented severance payments and reductions in office and employee compensation, insurance expenses, interest expense, rental expense and other overhead expense that will be or were realized effective upon completion of such Acquisition and, for all Acquisitions in any Fiscal Year, excluding from the calculation of EBITDA transaction expenses and other quantifiable expenses which are not anticipated to be incurred on an on-going basis following such Acquisition, in each case provided that such pro forma adjustments are reasonably acceptable to the applicable Administrative Agent.

      "Person" means an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

      "PPSA" means the Personal Property Security Act, as in effect from time to time in Ontario, Alberta, Saskatchewan, Manitoba, British Columbia, Northwest Territories and Nova Scotia, as applicable, as amended, supplemented, restated and superceded, in whole or in part, from time to time; provided that, if the attachment, perfection or priority of the Canadian Secured Parties' security in respect of any Collateral governed by the laws of any other jurisdiction, PPSA shall mean those other laws for the purposes hereof relating to the attachment, perfection or priority in respect of such Collateral.

      "Proceeding" is defined in clause (a) of Section 5.11.

      "Pro Rata Share" of any amount means, with respect to any Revolving Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's relevant Revolving Commitment at such time (or, if such Revolving Commitments shall have been terminated or reduced to zero pursuant to Section 2.7, 2.8 or 8.2, such Lender's relevant Revolving Commitment as in effect immediately prior to such termination) and the denominator of which is the aggregate relevant Revolving Commitments at such time (or, if such Revolving Commitments shall have been terminated or reduced to zero pursuant to
Section 2.7, 2.8 or 8.2, the aggregate relevant Revolving Commitments as in effect immediately prior to such termination).

      "Refinancing" is defined in the recital of the parties to this Agreement.

      "Register" shall have the meaning set forth in Section 12.5(c) hereof.

      "Release" means a "release", as such term is defined in CERCLA.

      "Relevant Percentage" means the lesser of (a) 105%, (b) at the end of every calendar month, 101% and (c) a percentage equal to or greater than 100%, but less than 105%, as determined by the Canadian Administrative Agent in its sole discretion and notified to the Canadian Borrower one day prior to such determination becoming effective, in each case, based on a determination made by the Canadian Administrative Agent in accordance with its customary banking practice for determining currency exchange rates, which shall be conclusive and binding on the Borrowers absent manifest error.

      "Rent" means, with respect to any period, rental payments under operating leases of real property, personal property or a mix of real and personal property of the U.S. Borrower and its Subsidiaries on a consolidated basis which were deducted in determining Net Income during such period.

      "Rental Items" means videotapes, video discs (regardless of format), video games, audiotapes and related equipment to the extent that such items were acquired by the U.S. Borrower or any of its Subsidiaries for sale or rental to their customers or are held by the U.S. Borrower or such Subsidiary for sale or rental to their customers.

      "Replacement Date" is defined in Section 2.15.

      "Replacement Lender" is defined in Section 2.15.

      "Request for Advance" means a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the relevant Borrower requesting an Advance hereunder, which shall be in substantially the form of Exhibit B-1 or Exhibit B-2, as the case may be, attached hereto and shall, among other things,
(a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the Type of Advance, the Type of Loans consisting of such Advance, and, with respect to a Eurodollar Advance, the Interest Period selected by the relevant Borrower, (b) state that no Default has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, and (c) as to an Advance made under the Swing Line Commitment, the maturity date of such Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance).

      "Restricted Payment" means the declaration or payment of any dividend (other than dividends payable solely in Equity Interests of the U.S. Borrower or any of its Subsidiaries) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Equity Interests of the U.S. Borrower or any of its Subsidiaries or any warrants or options to purchase any such Equity Interests, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of the U.S. Borrower or any its Subsidiaries or otherwise.

      "Retiring Lender" is a Lender that ceases to be a Lender hereunder pursuant to Section 2.15.

      "Revolving Commitments" means, collectively, the U.S. Revolving Loan Commitments and the Canadian Revolving Loan Commitments.

      "Revolving Lender" means any Lender with a Revolving Commitment.

      "Revolving Loans" means, collectively, the U.S. Revolving Loans and the Canadian Revolving Loans.

      "Revolving Loan Outstandings" means the aggregate of the U.S. Revolving Loan Outstandings and the Canadian Revolving Loan Outstandings.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Sanctioned Country" means a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

      "Sanctioned Entity" means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in, a Sanctioned Country.

      "Sanctioned Person" means a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

      "SEC" means the Securities and Exchange Commission.

      "Secured Hedge Agreement" means any Hedge Agreement that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Security Documents.

      "Secured Parties" means, collectively, the U.S. Secured Parties and the Canadian Secured Parties.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Security Documents" means the U.S. Borrower Pledge and Security Agreement, the U.S. Subsidiary Pledge and Security Agreement, the U.S. Subsidiary Guaranty, the Canadian Borrower Pledge and Security Agreement, the Canadian Subsidiary Pledge and Security Agreement, the Canadian Subsidiary Guaranty, the provisions of Article XI of this Agreement, the Mortgages, the Aircraft Security Agreement, each IP Security Agreement, each Control Agreement, any other agreement or instrument providing collateral for the Obligations (or perfection and/or control over such collateral) whether now or hereafter in existence, and any filings, instruments, agreements, and documents related to the foregoing or to this Agreement, and providing each Administrative Agent, for itself and for the ratable benefit of the relevant Secured Parties, with Collateral for the Obligations.

      "Security Interest" means all Liens in favor of each Administrative Agent, for itself and for the ratable benefit of the relevant Secured Parties, created hereunder or under any of the Security Documents to secure the Obligations.

      "Senior Notes" is defined in the recital of the parties to this Agreement.

      "Senior Notes Offering" is defined in the recital of the parties to this Agreement.

      "Seller Notes" means any unsecured notes issued by either Borrower or any of its Subsidiaries to the seller (or any Affiliate thereof), and any earn-out obligations incurred by either Borrower or any of its Subsidiaries (whether or not evidenced by a note), in connection with a Permitted Acquisition, which Indebtedness is subject to subordination provisions and other non-pricing terms reasonably acceptable to the relevant Administrative Agent.

      "Solvent" and "Solvency" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subordinated Debt" means any Indebtedness (including, without limitation, the Seller Notes) incurred by any Credit Party which by its terms is expressly subordinated in right of payment to the prior payment of the Obligations and contains subordination and other terms reasonably acceptable to the U.S. Administrative Agent.

      "Subordination Provisions" is defined in clause (r) of Section 8.1.

      "Subsidiary" means, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein, unless otherwise indicated, means all Subsidiaries of the U.S. Borrower (including without limitation, the Canadian Borrower and its Subsidiaries). Upon and following the time of the Target Acquisition and for purposes of the representations and warranties set forth in Article IV as of the Closing Date, Target and its Subsidiaries shall be deemed to be Subsidiaries of the U.S. Borrower for purposes of this Agreement.

      "Subsidiary Guaranties" means, collectively, the U.S. Subsidiary Guaranty and the Canadian Subsidiary Guaranty.

      "Subsidiary Guarantors" means, collectively, the U.S. Subsidiary Guarantors and the Canadian Subsidiary Guarantors.

      "Swing Line Commitments" means, collectively, the U.S. Swing Line Commitments and the Canadian Swing Line Commitments.

      "Swing Line Lenders" means, collectively, the U.S. Swing Line Lenders and the Canadian Swing Line Lenders.

      "Swing Line Loans" means, collectively, the U.S. Swing Line Loans and the Canadian Swing Line Loans.

      "Swing Line Notes" means, collectively, the Canadian Swing Line Notes and the U.S. Swing Line Notes.

      "Syndication Agent" is defined in the recital of parties to this Agreement.

      "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income Tax purposes, other than any such lease under which that Person is the lessor.

      "Target" is defined in the recital of the parties to this Agreement.

      "Target Acquisition" is defined in the recital of the parties to this Agreement.

      "Target EBITDA" means, for any period of determination, for Target and its Subsidiaries on a consolidated basis, Net Income (exclusive of any non-cash gains or losses, gains and losses from Disposition and gains and losses from Hedge Agreements) for such period, plus, to the extent deducted or accrued (and not reversed) in determining Net Income, the sum of each of the following for such period (without duplication): (a) depreciation, amortization, and other non-cash charges, (b) income tax expense, (c) Interest Expense and (d) cash merger expenses in an amount not to exceed $9,400,000 for the term of this Agreement.

      "Target Refinancing" is defined in the recital of the parties to this Agreement.

      "Tax Act" shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

      "Taxes" is defined in Section 2.14(a).

      "Tender Offer" is defined in the recital of the parties to this Agreement.

      "Tender Offer Closing Date" is defined in the recital of the parties to this Agreement.

      "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule III hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the U.S. Administrative Agent pursuant to Section 12.5(c).

      "Term A Facility" means, at any time, the aggregate amount of the Term A Loans at such time.

      "Term A Lender" means any Lender that has a Term A Commitment.

      "Term A Loans" means, collectively, the amounts advanced by the Term A Lenders to the U.S. Borrower in an aggregate amount of $95,000,000, as set forth on Schedule III attached hereto.

      "Term A Notes" means those certain term promissory notes in the aggregate original principal amount of $95,000,000, one issued to each of the Term A Lenders listed on Schedule III hereto that requests a promissory note, by the U.S. Borrower in the amount of each of such Lender's Term A Loan to the U.S. Borrower, each one substantially in the form of

Exhibit A-3 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule III hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the U.S. Administrative Agent pursuant to Section 12.5(c).

      "Term B Facility" means, at any time, the aggregate amount of the Term B Loans at such time.

      "Term B Lender" means any Lender that has a Term B Commitment.

      "Term B Loans" means, collectively, the amounts advanced by the Term B Lenders to the U.S. Borrower in an aggregate amount of up to $700,000,000, as set forth on Schedule III attached hereto.

      "Term B Notes" means those certain term promissory notes in the aggregate original principal amount of $700,000,000, one issued to each of the Term B Lenders listed on Schedule III hereto that requests a promissory note, by the U.S. Borrower in the amount of each of such Lender's Term B Loan to the U.S. Borrower, each one substantially in the form of Exhibit A-4 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "Term Facility" means the Term A Facility or the Term B Facility.

      "Term Loans" means, collectively, the Term A Loans and the Term B Loans.

      "Term Notes" means, collectively, the Term A Notes and the Term B Notes.

      "Termination Date" means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized), all Secured Hedge Agreements have been terminated and all Commitments shall have terminated.

      "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of the U.S. Borrower and its Subsidiaries of the type referred to in (a) clause (a) of the definition of "Indebtedness" (which, in the case of the Loans, shall be deemed to equal the Loans outstanding on or immediately preceding the date of determination), (b) clause (b) of the definition of "Indebtedness" (which, in the case of Letter of Credit outstandings shall be deemed to equal the Letter of Credit outstandings on or immediately preceding the date of determination), other than (x) trade letters of credit and banker's acceptances in respect of trade accounts payable of the type described in clause
(f) of the definition of Indebtedness and (y) letters of credit for the account of the U.S. Borrower or any Subsidiary, as the case may be, that provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business,
(c) clause (c) of the definition of "Indebtedness" (d) clause (g) of the definition of "Indebtedness", and (e) clause (h) of the definition of "Indebtedness" in each case (in the case of the foregoing clauses (a) through (e)), exclusive of intercompany Indebtedness between the U.S. Borrower and its Subsidiaries and including, but without duplication, any Contingent Liability in respect of any of the foregoing.

      "Transactions" is defined in the recital of the parties to this Agreement.

      "Type" refers to the distinction (a) among Advances bearing interest at the Base Rate, the Eurodollar Rate and the Canadian Prime Rate, (b) among the Revolving Loans, the Swing Line Loans, Canadian BA, the Letter of Credit Loans, the Term A Loans and the Term B Loans, (c) among the U.S. Loans and the Canadian Loans or (d) among the Revolving Commitment, the Swing Line Commitment and the Letter of Credit Commitment.

      "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

      "Unused Canadian Revolving Commitment" means, with respect to any Canadian Lender at any time, an amount equal to (a) such Canadian Lender's Canadian Revolving Commitment at such time minus (b) such Canadian Lender's Canadian Revolving Loan Outstandings.

      "Unused Revolving Commitment" means, (a) with respect to any Canadian Lender at any time, the Unused Canadian Revolving Commitment, (b) with respect to any U.S. Lender at any time, the Unused U.S. Revolving Commitment and (c) for all other purposes, the aggregate of the Unused U.S. Revolving Commitment minus the aggregate of the Canadian Revolving Loan Outstandings.

      "Unused U.S. Revolving Commitment" means, with respect to any U.S. Lender at any time, an amount equal to (a) such U.S. Lender's U.S. Revolving Commitment at such time, plus such U.S. Lender's U.S. Commitment issued under the Incremental Facility (if any) minus (b) such U.S. Lender's U.S. Revolving Loan Outstandings.

      "U.S. Administrative Agent" is defined in the recital of the parties to this Agreement.

      "U.S. Administrative Agent's Account" means the account of the U.S. Administrative Agent maintained by the U.S. Administrative Agent at its office at 201 South College Street, Charlotte, North Carolina 28288, Account No. 5000000064203, Attention: Agency Services, or such other account as the U.S. Administrative Agent shall specify in writing to the Lender Parties.

      "U.S. Advance" means the aggregate amount advanced by the Lenders to the U.S. Borrower under any Type of U.S. Commitment pursuant to Article 2 hereof on the occasion of any borrowing.

      "U.S. Borrower" is defined in the recital of parties to this Agreement.

      "U.S. Borrower Guarantor" is defined in Section 11.1.

      "U.S. Borrower Pledge and Security Agreement" means that certain U.S. Borrower Pledge and Security Agreement of even date herewith between the U.S. Borrower and the U.S. Administrative Agent, substantially in the form of Exhibit G-1 attached hereto.

      "U.S. Borrower Refinancing" is defined in the recital of the parties to this Agreement.

      "U.S. Closing Date Certificate" means the closing date certificate executed and delivered by the U.S. Borrower and Target pursuant to the terms of this Agreement, substantially in the form of Exhibit C-1 hereto.

      "U.S. Commitment" means the Term A Commitment, the Term B Commitment, the U.S. Revolving Commitment, the U.S. Swing Line Commitment, U.S. the Letter of Credit Commitment and any other commitment issued after the Closing Date pursuant to Section 2.1(f) hereof.

      "U.S. Dollars" or "$" means the basic unit of the lawful currency of the United States of America.

      "U.S. $ Equivalent" means the Exchange Equivalent in U.S. Dollars of any amount of Canadian Dollars.

      "U.S. Issuing Bank" means the Initial U.S. Issuing Bank and any assignee to which a U.S. Letter of Credit Commitment hereunder has been assigned pursuant to Section 12.5 so long as each such assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the U.S. Issuing Bank and notifies the U.S. Administrative Agent of the amount of its U.S. Letter of Credit Commitment (which information shall be recorded by the U.S. Administrative Agent in the Register), for so long as the U.S. Initial Issuing Bank or assignee, as the case may be, shall have a U.S. Letter of Credit Commitment.

      "U.S. L/C Collateral Account" means an interest bearing cash collateral account to be established and maintained by the U.S. Administrative Agent, over which the U.S. Administrative Agent shall have sole dominion and First Priority control, upon terms as may be satisfactory to the U.S. Administrative Agent.

      "U.S. L/C Disbursement" means a payment or disbursement made by the U.S. Issuing Bank pursuant to a U.S. Letter of Credit.

      "U.S. Lender Parties" means, collectively, any U.S. Lender and the U.S. Issuing Bank.

      "U.S. Lenders" means each Lender with a U.S. Commitment or a U.S. Loan.

      "U.S. Letter of Credit" is defined in Section 2.1(e)(i).

      "U.S. Letter of Credit Commitment" means, with respect to the U.S. Issuing Bank, an initial amount equal to $30,000,000 or, if the U.S. Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the U.S. Issuing Bank in the Register maintained by the U.S. Administrative Agent pursuant to Section 12.5(c) as the U.S. Issuing Bank's "U.S.

Letter of Credit Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "U.S. Letter of Credit Loan" means a funding made by the U.S. Issuing Bank or any U.S. Revolving Lender pursuant to Section 2.2(j)(ii).

      "U.S. Loan Parties" means, collectively, the U.S. Borrower, the U.S. Borrower Guarantor and each U.S. Subsidiary Guarantor.

      "U.S. Loans" means, collectively, the U.S. Revolving Loans and the Term Loans.

      "U.S. Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

      "U.S. Notice of Renewal" is defined in Section 2.1(e)(i).

      "U.S. Notice of Termination" is defined in Section 2.1(e)(i).

      "U.S. Obligations" means (a) all payment and performance obligations of every kind, nature and description of the U.S. Loan Parties, and any other obligors to the Lender Parties, Affiliates of the Lender Parties under or in connection with Secured Hedge Agreements, the Administrative Agents, or any of them, under this Agreement and the other Loan Documents (including any Letter of Credit commissions, interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to any such U.S. Loan Party, or any such other obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, including the Incremental Facility Loans, if any, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Lender Parties, the Administrative Agents, or any of them, may suffer by reason of a breach by any U.S. Loan Party, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

      "U.S. Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a U.S. Multiemployer Plan), and to which the U.S. Borrower or any corporation, trade or business that is, along with the U.S. Borrower, a member of a Controlled Group, has liability (actual or contingent), including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

      "U.S. Pledge and Security Agreements" means, collectively, the U.S. Borrower Pledge and Security Agreement and the U.S. Subsidiary Pledge and Security Agreement.

      "U.S. Revolving Commitment" means, with respect to any U.S. Revolving Lender at any time, the amount set forth opposite such Lender's name on Schedule III hereto under the caption "U.S. Revolving Commitment" or, if such U.S. Lender has entered into one or more Assignment and Acceptances, set forth for such U.S. Lender in the Register maintained by the U.S. Administrative Agent pursuant to Section 12.5(c) as such U.S. Lender's "Revolving Commitment", as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

      "U.S. Revolving Lender" means a U.S. Lender that has a U.S. Revolving Commitment.

      "U.S. Revolving Loans" means, collectively, the amount advanced by the U.S. Revolving Lenders to the U.S. Borrower under the U.S. Revolving Commitment, not to exceed the aggregate amount of the U.S. Revolving Commitments.

      "U.S. Revolving Loan Outstandings" means the sum (without double-counting) of (a) the aggregate principal amount of all U.S. Revolving Loans and U.S. Letter of Credit Loans made by such U.S. Lender (in its capacity as a U.S. Lender) and outstanding at such time, (b) the aggregate principal amount of all Incremental Loans made by such U.S. Lender (in its capacity as a U.S. Lender) and outstanding at such time and (c) such U.S. Lender's Pro Rata Share of (i) the aggregate principal amount of all U.S. Swing Line Loans then outstanding,
(ii) the aggregate Available Amount of all U.S. Letters of Credit outstanding at such time and (iii) the aggregate principal amount of all U.S. Letter of Credit Loans made by the U.S. Issuing Bank pursuant to Section 2.2(j)(ii) and outstanding at such time.

      "U.S. Revolving Notes" means those certain revolving promissory notes in the aggregate original principal amount of $75,000,000, one issued by the U.S. Borrower to each of the U.S. Lenders issuing a U.S. Revolving Commitment that requests a promissory note, in accordance with each such U.S. Lender's U.S. Revolving Commitment, each one substantially in the form of Exhibit A-1 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "U.S. Secured Parties" means the Agents, the U.S. Lender Parties and the Hedge Banks that enter into Hedge Agreements with the U.S. Borrower.

      "U.S. Subsidiary" means a Subsidiary that is not a Foreign Subsidiary.

      "U.S. Subsidiary Guarantor" means each Subsidiary of the U.S. Borrower (other than any Joint Venture Entity) that has executed and delivered to the U.S. Administrative Agent a U.S. Subsidiary Guaranty.

      "U.S. Subsidiary Guaranty" shall mean, collectively, that certain U.S. Subsidiary Guaranty of even date herewith in favor of the U.S. Administrative Agent, for itself and for the ratable benefit of the U.S. Secured Parties, given by each of the U.S. Borrower (other than (x) any Joint Venture Entity and (y) each Canadian Subsidiary and each other Foreign Subsidiary of the U.S. Borrower if such Foreign Subsidiary's guaranty of the U.S. Obligations would result in material adverse tax effect to the U.S. Borrower), substantially in the form of Exhibit F-1 attached hereto, and any similar guaranty delivered pursuant to
Section 5.13 hereof.

      "U.S. Subsidiary Pledge and Security Agreement" means, collectively, that certain U.S. Subsidiary Pledge and Security Agreement of even date herewith between each of the U.S. Borrower's Subsidiaries (other than (x) any Joint Venture Entity and (y) each Canadian

Subsidiary and each other Foreign Subsidiary of the U.S. Borrower if such Foreign Subsidiary's pledge of its assets to secure the U.S. Obligations would result in material adverse tax effect to the U.S. Borrower), on the one hand, and the U.S. Administrative Agent, on the other hand, substantially in the form of Exhibit G-2 attached hereto, and any similar security agreement delivered pursuant to Section 5.13 hereof.

      "U.S. Swing Line Commitment" means an amount equal to the lesser of (a) $20,000,000 and (b) the aggregate Unused Revolving Commitments.

      "U.S. Swing Line Lender" means Wachovia in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender hereunder.

      "U.S. Swing Line Loans" means, collectively, the amount advanced by the U.S. Swing Line Lender to the U.S. Borrower under the U.S. Swing Line Commitment, not to exceed the aggregate amount of the U.S. Swing Line Commitment.

      "U.S. Swing Line Note" means that certain swing line promissory note in the aggregate original principal amount of $20,000,000, issued by the U.S. Borrower to the U.S. Swing Line Lender issuing the U.S. Swing Line Commitment, substantially in the form of Exhibit A-2 attached hereto, and any extensions, modifications, renewals, endorsements or replacements of or amendments to any of the foregoing.

      "U.S. Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(l) of ERISA.

      "Wachovia" is defined in the recital of parties to this Agreement.

      "Welfare Plan" means, collectively, the U.S. Welfare Plans and the Canadian Welfare Plans.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiary of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "Working Capital" means, on any date, without duplication, the difference of (a) all assets (other than cash and Cash Equivalents) which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of U.S. Borrower and its Subsidiaries at such date as current assets, excluding all changes in deferred taxes and changes in taxes payable minus (b) all amounts which, in accordance with GAAP, would be included as current liabilities (other than the current portion of long term debt) on a consolidated balance sheet of U.S. Borrower and its Subsidiaries at such date, excluding current maturities of Indebtedness and all changes in deferred taxes and income taxes payable.

      Section 1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" means and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. All notices shall be required to be in writing. Reference to any Person herein shall also be reference to its successors and assigns.

      Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted United States accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.1(j) ("GAAP").

      Section 1.4 Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, with respect to any pro forma calculation of the Leverage Ratio, the Interest Coverage Ratio and the Fixed Charge Coverage Ratio required hereunder, each such calculation shall be made on a pro forma basis as if the Transactions, any Permitted Acquisition, Disposition, incurrence of Indebtedness or any other event necessitating such calculation occurred on the first day of the applicable reporting period (unless otherwise expressly specified herein) and, in the case of the Transactions and any Permitted Acquisition, taking into account any Permitted Pro Forma Adjustments; provided that, with respect to each such calculation, the U.S. Borrower may elect not to include the pro forma EBITDA for any Permitted Acquisition, the consideration for which is less than $5,000,000, so long as the aggregate pro forma EBITDA of such Permitted Acquisition would be positive.

                                   ARTICLE II

                           LOANS AND LETTERS OF CREDIT

      Section 2.1 The Loans and the Letters of Credit. (a) The Revolving Loans.
(i) The U.S. Revolving Lenders agree, severally in accordance with their respective U.S. Revolving Commitments and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the U.S. Borrower, on and after the Closing Date and prior to the Initial Maturity Date, amounts in U.S. Dollars requested by the U.S. Borrower which, in the aggregate, do not exceed at any time the aggregate U.S. Revolving Commitments; provided that no Advance may be made at any time under this Section 2.1(a)(i) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time; provided, further, that on the Closing Date, the aggregate Unused Revolving Commitments shall not be less than $40,000,000. Advances under the U.S. Revolving Commitment may be repaid and reborrowed as provided in Section
2.2 hereof in order to reborrow Eurodollar Advances for new Interest Periods or to otherwise effect changes in the Interest Rate Basis applicable to the Advances hereunder, or otherwise.

            (ii) The Canadian Revolving Lenders agree, severally in accordance with their respective Canadian Revolving Commitments and not jointly, upon the terms and subject to the conditions of this Agreement, to (x) lend and re-lend to the Canadian Borrower and/or (y) accept Canadian BA, on and after the Closing Date and prior to the Initial Maturity Date, in amounts in Canadian Dollars requested by the Canadian Borrower which, in the aggregate, do not exceed at any time the aggregate Canadian Revolving Commitments (calculated at the U.S. $ Equivalent thereof); provided that no Advance

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

      may be made at any time under this Section 2.1(a)(ii) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time (calculated at the U.S. $ Equivalent thereof); provided, further, that on the Closing Date, the aggregate Unused Revolving Commitments shall not be less than $40,000,000 (calculated at the U.S. $ Equivalent thereof). Advances under the Canadian Revolving Commitment may be repaid and reborrowed as provided in Section 2.2 hereof in order to reborrow Eurodollar Advances for new Interest Periods or to otherwise effect changes in the Interest Rate Basis applicable to the Canadian Advances hereunder, or otherwise.

      (b) The Term A Loans. The Lenders who have Term A Loan Commitments agree, severally in accordance with their respective Term A Loan percentages as set forth on Schedule III hereof and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the U.S. Borrower, on the Closing Date, an aggregate amount in U.S. Dollars equal to $95,000,000. After the Closing Date, the Term A Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.2 hereof. Amounts borrowed under this
Section 2.1(b) and repaid or prepaid may not be reborrowed.

      (c) The Term B Loans. The Lenders who have Term B Loan Commitments agree, severally in accordance with their respective Term B Loan percentages as set forth on Schedule III hereof and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the U.S. Borrower, on the Closing Date, an aggregate amount in U.S. Dollars equal to $700,000,000. After the Closing Date, the Term B Loans will bear interest at the Eurodollar Basis or the Base Rate Basis as provided in Section 2.2 hereof. Amounts borrowed under this
Section 2.1(c) and repaid or prepaid may not be reborrowed.

      (d) The Swing Line Loans. (i) The U.S. Swing Line Lender agrees, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the U.S. Borrower, on and after the Closing Date and prior to the Initial Maturity Date, amounts in U.S. Dollars requested by the U.S. Borrower, which in the aggregate do not exceed at any time the U.S. Swing Line Commitment; provided that no Advance may be made at any time under this Section 2.1(d)(i) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time; provided, further, that no Advance may be made under this Section 2.1(d)(i) for the purpose of funding the payment of principal of any other Advance made under the U.S. Swing Line Commitment. Advances under the U.S. Swing Line Commitment may be repaid and reborrowed as provided in Section 2.2 hereof.

            (ii) The Canadian Swing Line Lender agrees, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Canadian Borrower, on and after the Closing Date and prior to the Initial Maturity Date, amounts in Canadian Dollars requested by the Canadian Borrower, which in the aggregate do not exceed at any time the Canadian Swing Line Commitment; provided that no Advance may be made at any time under this Section 2.1(d)(ii) in an amount that shall exceed the aggregate Unused Revolving Commitments at such time; provided, further, that no Advance may be made under this Section 2.1(d)(ii) for the purpose of funding the payment of principal of any other Advance made under the Canadian Swing Line Commitment. Advances under the Canadian Swing Line Commitment may be repaid and reborrowed as provided in Section 2.2 hereof.

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

      (e) Letters of Credit. (i) The U.S. Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause any Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (the "U.S. Letters of Credit") in U.S. Dollars for the account of the U.S. Borrower or any of its U.S. Subsidiaries from time to time on any Business Day during the period from the Closing Date until 30 days before the Initial Maturity Date in an aggregate Available Amount (A) for all U.S. Letters of Credit not to exceed at any time the U.S. Letter of Credit Commitment at such time and (B) for each such U.S. Letter of Credit not to exceed the aggregate Unused Revolving Commitments at such time. No U.S. Letter of Credit shall have an expiration date (including all rights of the U.S. Borrower or the beneficiary to require renewal) later than 30 days before the Initial Maturity Date, but may by its terms be renewable annually upon written notice (a "U.S. Notice of Renewal") given to the U.S. Issuing Bank that issued such U.S. Letter of Credit and the U.S. Administrative Agent on or prior to any date for notice of renewal set forth in such U.S. Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such U.S. Letter of Credit and upon fulfillment of the applicable conditions set forth in Article 3 unless the U.S. Issuing Bank has notified the U.S. Borrower (with a copy to the U.S. Administrative Agent) on or prior to the date for notice of termination set forth in such U.S. Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such U.S. Letter of Credit (a "U.S. Notice of Termination"); provided that the terms of each U.S. Letter of Credit that is automatically renewable annually shall (x) require the U.S. Issuing Bank that issued such U.S. Letter of Credit to give the beneficiary named in such U.S. Letter of Credit notice of any U.S. Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such U.S. Letter of Credit prior to the date such U.S. Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such U.S. Letter of Credit in any event to be extended to a date later than 30 days before the Initial Maturity Date. If either a U.S. Notice of Renewal is not given by the U.S. Borrower or a U.S. Notice of Termination is given by the U.S. Issuing Bank pursuant to the immediately preceding sentence, such U.S. Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the U.S. Letter of Credit Commitment, and subject to the limits referred to above, the U.S. Borrower may request the issuance of U.S. Letters of Credit under this
Section 2.1(e)(i), repay any U.S. Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.2(j) and request the issuance of additional U.S. Letters of Credit under this Section 2.1(e)(i). The U.S. Borrower shall be liable for all obligations in respect of each Letter of Credit issued for the account of any of its Subsidiaries, including, without limitation, the obligations to repay any Letter of Credit Loan in respect thereof under Section 2.4(e).

            (ii) The Canadian Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause any Affiliate that is a commercial bank to issue on its behalf) standby letters of credit (the "Canadian Letters of Credit") in Canadian Dollars for the account of the Canadian Borrower or any of its Canadian Subsidiaries from time to time on any Business Day during the period from the Closing Date until 30 days before the Initial Maturity Date in an aggregate Available Amount (A) for all Canadian Letters of Credit not to exceed at any time the Canadian Letter of Credit Commitment at such time and (B) for each such Canadian Letter of Credit not to exceed the aggregate Unused Revolving Commitments at such time. No Canadian Letter of Credit shall have an expiration date (including all rights of the Canadian Borrower or the beneficiary to require renewal) later than 30 days before the Initial Maturity Date, but may by its terms be renewable annually upon written notice (a "Canadian Notice of Renewal") given to the Canadian Issuing Bank that issued such Canadian Letter of Credit and the Canadian Administrative Agent on or prior to any date for notice of renewal set forth in such Canadian Letter of Credit but in any event at least ten Business Days prior to the date of the proposed renewal of such Canadian Letter of Credit and upon fulfillment of the applicable conditions set forth in Article 3 unless the Canadian Issuing Bank has notified the Canadian Borrower (with a copy to the Canadian Administrative Agent) on or prior to the date for notice of termination set forth in such Canadian Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Canadian Letter of Credit (a "Canadian Notice of Termination"); provided that the terms of each Canadian Letter of Credit that is automatically renewable annually shall (x) require the Canadian Issuing Bank that issued such Canadian Letter of Credit to give the beneficiary named in such Canadian Letter of Credit notice of any Canadian Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Canadian Letter of Credit prior to the date such Canadian Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Canadian Letter of Credit in any event to be extended to a date later than 30 days before the Initial Maturity Date. If either a Canadian Notice of Renewal is not given by the Canadian Borrower or a Canadian Notice of Termination is given by the Canadian Issuing Bank pursuant to the immediately preceding sentence, such Canadian Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Canadian Letter of Credit Commitment, and subject to the limits referred to above, the Canadian Borrower may request the issuance of Canadian Letters of Credit under this Section 2.1(e)(ii), repay any Canadian Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.2(j) and request the issuance of additional Canadian Letters of Credit under this Section 2.1(e)(ii). The Canadian Borrower shall be liable for all obligations in respect of each Canadian Letter of Credit issued for the account of any of its Canadian Subsidiaries, including, without limitation, the obligations to repay any Canadian Letter of Credit Loan in respect thereof under
      Section 2.4(e).

      (f) Incremental Facility. Subject to all the terms of this Agreement, provided that (x) no Default exists and is then continuing and (y) the U.S. Borrower shall be in pro forma compliance (giving effect to the incurrence of such Indebtedness for Money Borrowed) with Section 7.13, from time to time on and after the Closing Date, the U.S. Borrower may incur additional Indebtedness hereunder in the form of a revolving credit (an "Incremental Facility") in an aggregate principal amount that does not exceed $25,000,000. The Incremental Facility shall (i) share in the Collateral to the same extent as the other U.S. Loans, (ii) be entitled to prepayments pursuant to Section 2.8 to the same extent as the other U.S. Revolving Loans, (iii) not be secured by any collateral other than the Collateral that secures the U.S. Loans or guaranteed by any Person other than pursuant to the Loan Documents with respect to the U.S. Loans, and (iv) be documented on other terms and conditions that are reasonably satisfactory to the U.S. Administrative Agent. All loans under the Incremental Facility shall be issued at par. The interest rate, commitment fee rate, amortization schedule and maturity date for the Incremental Facility shall be as agreed upon between any Lenders agreeing to provide the Incremental Facility and the U.S. Borrower; provided that the final maturity date of the

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

Incremental Facility shall not be earlier than the Initial Maturity Date. The lenders and the loans under the Incremental Facility will be "U.S. Revolving Lenders" and "U.S. Revolving Loans" for all purposes of this Agreement and the other Loan Documents, and shall be treated as such, in terms of sharing of payments and other appropriate provisions. The Incremental Facility will be documented pursuant to an amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the U.S. Borrower, each Person providing a commitment to the Incremental Facility and the U.S. Administrative Agent. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, in the opinion of the U.S. Administrative Agent, to effect the provisions of this
Section 2.1(f). An Incremental Facility may be established at any time at the request of the U.S. Borrower, upon notice to the U.S. Administrative Agent and the Lenders, and subject only to the agreement of Persons who, in their sole discretion, choose to participate in the Incremental Facility. No Lender shall have any obligation to participate in the Incremental Facility unless and until it commits to do so. The U.S. Administrative Agent and the U.S. Borrower shall provide all then existing Lenders with an opportunity to commit to the Incremental Facility on an up to a ratable basis (the period in which any Lender shall be required to make a decision on its participation in the Incremental Facility being in any event no less than ten (10) Business Days from the date of delivery by the U.S. Borrower of a notice inviting such participation), and if sufficient commitments cannot be obtained in such manner, shall provide other lenders with such opportunity (and for existing Lenders with the ability to commit for more than their ratable portion), and such other lenders shall become U.S. Lenders hereunder pursuant to a joinder agreement reasonably satisfactory to the U.S. Administrative Agent and the U.S. Borrower.

      Section 2.2 Manner of Borrowing and Disbursement. (a) Choice of Interest Rate, Etc. (i) Any Advance under any Revolving Commitment or made as a Term Loan shall, at the option of the relevant Borrower, be made as a Base Rate Advance or Canadian Prime Rate Advance, as applicable, or, subject to Section 2.2(a)(ii) and Article 10 hereof and, except for the first three (3) days (or such shorter period as determined by the U.S. Administrative Agent in its sole discretion to be necessary for the completion of the primary syndication of the liabilities contemplated in this Credit Agreement) after the Closing Date, a Eurodollar Advance. Any Advance under any U.S. Swing Line Commitment shall be made as a Base Rate Advance and any Advance under the Canadian Swing Line Commitment shall be made as a Canadian Prime Rate Advance. Any notice given to the relevant Administrative Agent in connection with a requested Advance hereunder shall be given to such Administrative Agent prior to 12:30 p.m. (Charlotte, North Carolina time) in order for such Business Day to count toward the minimum number of Business Days required.

            (ii) (A) On the date on which the aggregate unpaid principal amount of any Eurodollar Advance shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advance shall automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance.

                  (B) If a Borrower shall fail to select the duration of any
            Interest Period for any Eurodollar Advance in accordance with the provisions contained in the definitions of "Eurodollar Basis" and "Interest Period" in Section 1.1, the relevant Administrative Agent will forthwith so notify such Borrower and the Lenders which have made such Advance, whereupon each such Eurodollar Advance shall automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance.

                  (C) Upon the occurrence and during the continuance of any
            Default, (1) each Eurodollar Advance will automatically (unless otherwise agreed to by the relevant Administrative Agent and the relevant Borrower), on the last day of the then existing Interest Period therefor, be reborrowed as a Base Rate Advance and (2) the obligation of the Lenders to make Eurodollar Advances shall be suspended.

      (b) Base Rate Advances. (i) Initial Advances. The U.S. Borrower shall give the U.S. Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance.

            (ii) Repayments and Reborrowings. Upon at least one (1), with respect to items (A) and (C) of this sentence, or three (3), with respect to item (B) of this sentence, Business Days' irrevocable prior written notice to the relevant Administrative Agent, a Borrower may repay or prepay a Base Rate Advance without regard to its Payment Date and (A) reborrow all or a portion of the principal amount thereof as one or more Base Rate Advances, (B) reborrow all or a portion of the principal thereof as one or more Eurodollar Advances, or (C) not reborrow all or any portion of such Base Rate Advance at that time. On the date indicated by such Borrower, such Base Rate Advance shall be so repaid and, as applicable, reborrowed.

      (c) Eurodollar Advances. (i) Initial Advances. Each Borrower shall give the relevant Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance. Each Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the available Eurodollar Basis and shall notify the relevant Borrower of such Eurodollar Basis. Each Borrower shall promptly notify the relevant Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance.

            (ii) Repayments and Reborrowings. At least three (3) Business Days prior to the Payment Date for a Eurodollar Advance, each Borrower shall give the relevant Administrative Agent written notice specifying whether all or a portion of such Eurodollar Advance outstanding on the Payment Date (A) is to be repaid and then reborrowed in whole or in part as a Eurodollar Advance, and the Interest Period selected, (B) is to be repaid and then reborrowed in whole or in part as a Base Rate Advance, or (C) is to be repaid and not reborrowed at that time. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

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

      (d) Canadian Prime Rate Advances. (i) Initial Advances. The Canadian Borrower shall give the Canadian Administrative Agent, in the case of Canadian Prime Rate Advances, at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance.

            (ii) Repayments and Reborrowings. Upon at least one (1), with respect to items (A) and (C) of this sentence, or three (3), with respect to item (B) of this sentence, Business Days' irrevocable prior written notice to the Canadian Administrative Agent, the Canadian Borrower may repay or prepay a Canadian Prime Rate Advance without regard to its Payment Date and (A) reborrow all or a portion of the principal amount thereof as one or more Canadian Prime Rate Advances, (B) reborrow all or a portion of the principal thereof as one or more Canadian BA Advances, or
      (C) not reborrow all or any portion of such Canadian Prime Rate Advance at that time. On the date indicated by such Borrower, such Canadian Prime Rate Advance shall be so repaid and, as applicable, reborrowed.

      (e) Canadian BA. (i) Converting Canadian Prime Rate Loans to, or Continuing Canadian BA as, Canadian BA. Provided that the Canadian Borrower has, by giving notice to the Canadian BA Administrative Agent, requested the Canadian Lenders to accept its drafts to replace all or a portion of an outstanding Canadian Loan, then each Canadian Lender shall, on the date of conversion or continuation, as applicable, and concurrent with the payment by the Canadian Borrower to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the difference between the principal or face amount of such outstanding Canadian Loan or the portion thereof which is being converted or continued and the aggregate Notional BA Proceeds with respect to the drafts to be accepted by the Canadian Lenders, accept the Canadian Borrower's draft or drafts having an aggregate face amount equal to its Percentage of the aggregate principal or face amount of such Canadian Loan or the portion thereof which is being converted or continued, such acceptance to be in accordance with Section 2.2(f).

            (ii) Converting Canadian BA to Canadian Prime Rate Loans. Each Canadian Lender shall, at the end of an Interest Period with respect to Canadian BA which such Canadian Lender has accepted, pay to the holder thereof the face amount of such Canadian BA. Provided that the Canadian Borrower has, by giving notice to the Canadian Administrative Agent, requested a Canadian Lender to convert all or a portion of outstanding maturing Canadian BA into a Canadian Prime Rate Loan, such Canadian Lender shall, upon the end of the current Interest Period with respect to such Canadian BA and the payment by such Canadian Lender to the holders of such Canadian BA of the aggregate face amount thereof, be deemed to have made to the Canadian Borrower the Canadian Prime Rate Loan into which the matured Canadian BA or a portion thereof are converted in the aggregate principal amount equal to its Canadian Pro Rata Share of the aggregate face amount of the matured Canadian BA or the portion thereof which are being converted.

      (f) Funding and Execution of, and Special Provisions, Relating to Canadian BA. Not in limitation of any other provision of this Agreement, but in furtherance thereof, the provisions of this Section 2.2(f) shall further apply to the acceptance, rolling over and conversion of Canadian BA.

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

            (i) Funding of Canadian BA. If the Canadian Administrative Agent receives a Request for Canadian Advance from the Canadian Borrower requesting a Borrowing or a rollover of or a conversion into a Canadian Loan by way of Canadian BA, the Canadian Administrative Agent shall notify each of the applicable Canadian Lenders, prior to 11:00 a.m., Toronto time, on the third Business Day prior to the date of such Advance, of such request and of each such Canadian Lender's Pro Rata Share of such Canadian Revolving Loan. Each applicable Canadian Lender shall, not later than 11:00 a.m., Toronto time, on the date of each Canadian Revolving Loan by way of Canadian BA (whether in respect of the Credit Extension or pursuant to a rollover or conversion), accept drafts of the Canadian Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Canadian Lender's Pro Rata Share of the total Advance being made available by way of Canadian BA on such date. With respect to each drawdown of, rollover of or conversion into Canadian BA, each such Canadian Lender shall not be required to accept any draft which has a face amount which is not in an integral multiple of Cdn $100,000. Concurrent with the acceptance of drafts of the Canadian Borrower as aforesaid, each applicable Canadian Lender shall make available to the Canadian Administrative Agent the aggregate Notional BA Proceeds with respect to the Canadian BA being purchased by such Canadian Lender (net of the aggregate amount required to repay such Canadian Lender's outstanding Canadian BA that are maturing on such date and/or Canadian Prime Rate Loans of such Canadian Lender that are being converted on such date). The Canadian Administrative Agent shall, upon fulfillment by the Canadian Borrower of the terms and conditions set forth in Sections 3.2 and 3.3, make such amount, if any, received from the applicable Canadian Lenders available to the Canadian Borrower on the date of such Advance by crediting the designated account of the Canadian Borrower. Each Canadian BA to be accepted by any Canadian Lender shall be accepted by such Canadian Lender at its domestic office located in Canada.

            (ii) Execution of Canadian BA. To facilitate the acceptance of Canadian BA hereunder, the Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Canadian Lender, an appropriate number of drafts in the form prescribed by that Canadian Lender. Each Canadian Lender may, at its option, execute any draft in handwriting or by the facsimile or mechanical signature of any of its Authorized Signatories, and the Canadian Lenders are hereby authorized to accept or pay, as the case may be, any draft of the Canadian Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an Authorized Signatory of the Canadian Lender, in which case any such draft or Canadian BA shall be as valid as if he or she were an Authorized Signatory at the date of issue of the draft or Canadian BA. Any drafts or Canadian BA signed by a Canadian Lender as attorney for the Canadian Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an Authorized Signatory of a Canadian Lender, may be dealt with by the Canadian Administrative Agent or any Canadian Lender to all intents and purposes and shall bind the Canadian Borrower as if duly signed and issued by the Canadian Borrower. The receipt by the Canadian Administrative Agent of a request for a Borrowing by way of Canadian BA shall be each applicable Canadian Lender's sufficient authority to execute, and each applicable Canadian Lender shall, subject to the terms and conditions of this Agreement, execute drafts in accordance with such request and the advice of the

      Canadian Administrative Agent given pursuant to this Section 2.2(f)(ii), and the drafts so executed shall thereupon be deemed to have been presented for acceptance.

            (iii) Special Provisions Relating to Acceptance Notes. (A) The Canadian Borrower and each applicable Canadian Lender hereby acknowledge and agree that from time to time certain Canadian Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Canadian BA drafts, and the Canadian Borrower and each applicable Canadian Lender agrees that any such Canadian Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of Section 2.2(f)(iii)(B) in lieu of accepting Canadian BA for its account.

                  (B) In the event that any Canadian Lender described in Section
            2.2(f)(i) above is unable to, or elects as a matter of general corporate policy not to, accept Canadian BA hereunder, such Canadian Lender shall not accept Canadian BA hereunder, but rather, if the Canadian Borrower requests the acceptance of such Canadian BA, the Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Canadian Borrower, substantially in the form of Exhibit A-7 hereto, having the same maturity as the Canadian BA that would otherwise be accepted by such Canadian Lender and in an aggregate principal amount equal to the undiscounted face amount of such Canadian BA. Each such Canadian Lender hereby agrees to purchase each Acceptance Note from the Canadian Borrower at a purchase price equal to the Notional BA Proceeds for a Lender which would have been applicable if a Canadian BA draft had been accepted by such Lender and such Acceptance Notes shall be governed by the provisions of this Article II as if they were Canadian BA.

      (g) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from any Borrower with respect to a selection of an Interest Period, or a notice from any Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the relevant Administrative Agent shall promptly notify each relevant Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 2:30 p.m. (Charlotte, North Carolina time) on the date of borrowing specified in such notice, make available to the relevant Administrative Agent at such Administrative Agent's Account, or at such account as such applicable Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

      (h) Disbursement. (i) Prior to 3:00 p.m. (Charlotte, North Carolina time) on the date of an Advance hereunder, each Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 3 hereof, disburse the amounts made available to it by the relevant Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the relevant Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the relevant Borrower maintained with such Administrative Agent; provided that, in the case of any Advance made under the Revolving Commitments, such Administrative Agent shall first make the applicable portion of such funds equal to the aggregate principal amount of (x) any relevant Letter of Credit

Loans made by the relevant Issuing Bank and by any other relevant Revolving Lender and outstanding on the date of such Advance, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Revolving Lender for repayment of such Letter of Credit Loans and (y) any relevant Swing Line Loans made by any relevant Lenders and outstanding on the date of such Advance, plus interest accrued and unpaid thereon to and as of such date, available to such Lenders for repayment of such Swing Line Loans, with the balance of such funds so disbursed to the relevant Borrower.

            (ii) Unless the relevant Administrative Agent shall have received notice from a Lender prior to 2:30 p.m. (Charlotte, North Carolina time) on the date of any Advance that such Lender will not make available to such Administrative Agent such Lender's ratable portion of such Advance, such Administrative Agent may assume that such Lender has made or will make such portion available to such Administrative Agent on the date of such Advance and such Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent such Lender does not make such ratable portion available to such Administrative Agent, such Lender agrees to repay to such Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to such Administrative Agent, at the Federal Funds Rate for the first three (3) days and thereafter at the Federal Funds Rate plus one percent (1%).

            (iii) If such Lender shall repay to such Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon such Administrative Agent's demand therefor, such Administrative Agent shall notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to such Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

            (iv) In the event that, at any time when no Default exists and all applicable conditions set forth in Article 3 hereof have been satisfied, a Lender for any reason fails, refuses, or has given notice to the relevant Administrative Agent and/or the relevant Borrower that it refuses, to fund its portion of an Advance or, in accordance with clause (j)(ii) below, a disbursed amount (a "Defaulting Lender"), then, until such time as such Defaulting Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such Defaulting Lender shall not have the right (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's Unused Revolving Commitment and interest in any Loans, Letters of Credit or Canadian BA shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder or
      (ii) to receive payments of (A) principal, interest or fees from any Borrower in respect of its unfunded portion of Advances, (B) any commitment fee in respect of its Revolving Commitment or (C) any portion of Letter of Credit fees or interests or amounts in respect of any Letter of Credit Loans or Canadian BA. In addition to the foregoing, and notwithstanding Section 2.1(e), if any Lender shall become a Defaulting Lender, the Letter of Credit Commitment shall be reduced by an amount equal to such Defaulting Lender's Pro Rata Share of the Letter of Credit Commitment unless and until arrangements reasonably satisfactory to the relevant Issuing Bank have been entered into (such Issuing Bank having made a good faith effort to enter into such arrangements) to eliminate such Issuing Bank's risk with respect to the Defaulting Lender's Pro Rata Share of the Letters of Credit Commitment or ratable share of the aggregate face amount of outstanding Canadian BA, including cash collateralizing such Issuing Bank's Letter of Credit Commitment with respect to such Defaulting Lender's Pro Rata Share such Defaulting Lender's ratable share of the aggregate face amount of outstanding Canadian BA. The provisions of this Section 2.2(h)(iv) are not in lieu of any other claim the relevant Borrower may have against such Defaulting Lender.

      (i) Participation in Swing Line Loans. Upon written demand by a Swing Line Lender that has made an Advance under its Swing Line Commitment, with a copy of such demand to the relevant Administrative Agent, each other relevant Revolving Lender will purchase from such Swing Line Lender, and such Swing Line Lender shall sell and assign to each such other Revolving Lender, such other Revolving Lender's Pro Rata Share of such outstanding Advance, by making available to the relevant Administrative Agent for the account of the Swing Line Lender, by deposit to such Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Advance to be purchased by such Revolving Lender. Each Borrower hereby agrees to each such sale and assignment. Each Revolving Lender agrees to purchase its Pro Rata Share of such outstanding Advance on (i) the Business Day on which demand therefor is made by the Swing Line Lender which made such Advance, provided that notice of such demand is given not later than 11:00 p.m. (Charlotte, North Carolina time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by a Swing Line Lender to any other Revolving Lender of the Pro Rata Share of an Advance under this Section 2.2(i), such Swing Line Lender represents and warrants to such other Revolving Lender that such Swing Line Lender is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Advance, this Agreement, the Notes or any Lender Party and such assignment shall be made without recourse. If and to the extent that any Revolving Lender shall not have so made the amount of such Pro Rata Share of such Advance available to the relevant Administrative Agent, such Revolving Lender agrees to pay to such Administrative Agent forthwith on demand such Pro Rata Share together with interest thereon, for each day from the date such Revolving Lender is required to have made such amount available to such Administrative Agent until the date such amount is paid to such Administrative Agent, at the Federal Funds Rate. If such Revolving Lender shall pay to such Administrative Agent such Pro Rata Share for the account of the relevant Swing Line Lender on any Business Day, such amount so paid in respect of principal shall constitute an advance of a Swing Line Loan made by such Revolving Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Loans owed to such Swing Line Lender shall be reduced by such Pro Rata Share on such Business Day. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.2(i) in respect of each Advance made under the Swing Line Commitments is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever.

      (j) Issuance of and Drawings and Reimbursement under Letters of Credit.
(i) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:30 p.m. (Charlotte, North Carolina time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to the relevant Issuing Bank, which shall give to the relevant Administrative Agent and each relevant Revolving Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
(B) Available Amount of such Letter of Credit (which amount shall not be less than $100,000), (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the relevant Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the relevant Issuing Bank in its sole discretion and (y) such Issuing Bank has not received notice of objection to such issuance from the Majority Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the relevant Borrower at its office referred to in Section 12.1 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (ii) Participations. Upon the issuance of a Letter of Credit by an Issuing Bank, such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each relevant Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each such Revolving Lender equal to such Lender's Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay such Lender's Pro Rata Share of each L/C Disbursement made by the relevant Issuing Bank and not reimbursed by the relevant Borrower forthwith on the date due as provided in Section 2.4(e) (or which has been so reimbursed but must be returned or restored by such Issuing Bank because of the occurrence of an event specified in Section 8.1(f), (g), (h), (i), or (j) or otherwise) by making available to the relevant Administrative Agent for the account of such Issuing Bank by deposit to the applicable Administrative Agent's Account, in same day funds, an amount equal to such Lender's Pro Rata Share of such L/C Disbursement. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.2(j)(ii) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Lender shall not have so made the amount of such L/C Disbursement available to such Administrative Agent, such Revolving Lender agrees to pay to such Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.4(d) until the date such amount is paid to such Administrative Agent, at the Federal Funds Rate for its account or the account of the relevant Issuing Bank, as applicable. If such Lender shall pay to such Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by such Issuing Bank shall be reduced by such amount on such Business Day.

            (iii) Drawing and Reimbursement. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Loan, which shall be a Base Rate Advance or Canadian Prime Rate Advance, as applicable, in the amount of such draft.

            (iv) Failure to Make Letter of Credit Loans. The failure of any Lender to make the Letter of Credit Loan to be made by it on the date specified in Section 2.4(e) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Loan to be made by such other Lender on such date.

            (iv) Applicability of ISP98. Unless otherwise expressly agreed by each Issuing Bank and each Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

      Section 2.3 Interest. (a) On Base Rate Advances and Canadian Prime Rate Advances. Interest on each Base Rate Advance and each Canadian Prime Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis or the Canadian Prime Rate Basis, as the case may be, for such Advance, in arrears on the applicable Payment Date for the period through the date immediately preceding such Payment Date. Interest on Base Rate Advances or the Canadian Prime Rate Basis, as the case may be, then outstanding shall also be due and payable on (i) with respect to Swing Line Loans, the earlier of (A) the date of repayment thereof, (B) the maturity date specified in the applicable Request for Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance) and (C) the Initial Maturity Date and (ii) the earlier of (A) the date of repayment or prepayment thereof to the extent of the amounts repaid or prepaid and (B) Initial Maturity Date, in each case, with respect to Revolving Loans and Term A Loans and (iii) the earlier of (A) the date of repayment or prepayment thereof to the extent of the amounts repaid or prepaid and (B) Maturity Date, in each case, with respect to the Term B Loans.

      (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date for the period through the day immediately preceding such Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on (i) the earlier of (A) the date of repayment or prepayment thereof to the extent of the amounts repaid or prepaid and (B) Initial Maturity Date, in each case, with respect to Revolving Loans and Term A Loans and (ii) the earlier of (A) the date of repayment or prepayment thereof to the extent of the amounts repaid or prepaid and (B) Maturity Date, in each case, with respect to the Term B Loans.

      (c) Interest if No Notice of Selection of Interest Rate Basis. With respect to any Advance, if the U.S. Borrower fails to give the U.S. Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

      (d) Tax Act. (a) Whenever any interest under this Agreement is calculated using a rate based on a calendar year of 365 days (or 366 days, as applicable), the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to the quotient of (i) the product of (A) the applicable rate based on a calendar year of 365 days (or 366 days, as applicable), multiplied by (B) the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, divided by (ii) 365 (or 366, as applicable), as the case may be, (b) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (c) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

      (e) Interest Upon Default. Immediately upon the occurrence of a Default hereunder, the outstanding principal balance of the Loans, together with accrued and unpaid interest and other unpaid sums, shall bear interest at the Default Rate. Such interest shall be payable on demand and shall accrue until the earliest of (a) waiver or cure (to the satisfaction of the Lenders required under Section 12.12 hereof to waive or cure) of the applicable Default, or (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations.

      (f) Eurodollar Advances. At no time may the number of outstanding Eurodollar Advances exceed eight (8).

      (g) Applicable Margin; Applicable Canadian BA Stamping Fee. (i) Subject to the remainder of this clause (i), with respect to (A) any Advance under the Revolving Commitments and Term A Loans, the Applicable Margin shall be as of any calculation date the interest rate margin set forth below under the heading "Base Rate Advance Applicable Margin" or "Eurodollar Advance Applicable Margin", as applicable, determined by the U.S. Administrative Agent and (B) any Canadian BA, the Applicable Stamping Fee shall be as of any calculation date the interest rate margin set forth below under the heading "Applicable Canadian BA Stamping Fee" determined by the Canadian Administrative Agent, in each case based upon the Leverage

Ratio determined for the most recent Fiscal Quarter end, to be adjusted from time to time effective as of the second Business Day after the Performance Certificate referred to in Section 6.3 hereof is required to be furnished by the U.S. Borrower to the Administrative Agents and each Lender for the Fiscal Quarter most recently ended, expressed as a per annum rate of interest as follows:

                                               Base Rate   Eurodollar
                                                 Advance     Advance    Applicable
                                               Applicable  Applicable   Canadian BA
                         Leverage Ratio          Margin      Margin    Stamping Fee
                  ---------------------------  ----------  ----------  ------------
Pricing Level 1   Greater than or equal to        1.75%       2.75%        2.75%
                  2.75 to 1.00

Pricing Level 2   Greater than or equal to        1.50%       2.50%        2.50%
                  2.25 to 1.00, but less than
                  2.75 to 1.00

Pricing Level 3   Greater than or equal to        1.25%       2.25%        2.25%
                  1.75 to 1.00, but less
                  than 2.25 to 1.00

Pricing Level 4   Less than 1.75 to 1.00          1.00%       2.00%        2.00%

      In the event that the U.S. Borrower fails to timely provide the Performance Certificate referred to in Section 6.3 hereof, and without prejudice to any additional rights under Section 8.2 hereof, Pricing Level 1 shall apply as of the first day after the date on which such statements or certificate were required to have been delivered until the actual delivery of such statements or certificate. Subject to the immediately preceding sentence, from the Closing Date until the second Business Day after the first Fiscal Quarter following the Closing Date on which the Performance Certificate referred to in Section 6.3 hereof is required to be furnished, Pricing Level 1 shall apply.

            (i) With respect to the Term B Loans, the Applicable Margin for Eurodollar Advances shall be 3.00% per annum and the Applicable Margin for Base Rate Advances shall be 2.00% per annum.

      Section 2.4 Repayment. (a) Any unpaid principal and interest of the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full to the relevant Administrative Agent on the Initial Maturity Date.

      (b) Each Borrower shall repay to the relevant Administrative Agent, for the account of the relevant Lenders which have made an Advance under the relevant Swing Line Commitment, the outstanding principal amount of such Advance on the earlier of the maturity date specified in the applicable Request for Advance (which maturity date shall be no later than the fifth Business Day after the requested date of such Advance) and the Initial Maturity Date.

      (c) Commencing September 30, 2005 and at the end of each Fiscal Quarter thereafter, the outstanding Term A Loans, if any, shall be repaid in an amount equal to the product of the outstanding Term A Loans as of the close of business on the Closing Date multiplied by the percentage set forth in the table below as of the applicable Fiscal Quarter end (except for the last installment, which shall be payable on the Initial Maturity Date as set forth below):

                                Percentage of Term A
                               Loans Outstanding as of     Annual Percentage of Term A
                              the close of business on   Loans Outstanding as of the close
                               the Closing Date to be   of business on the Closing Date to
                                    Reduced Each            be Reduced Each Such Fiscal
   Fiscal Quarter Ending           Fiscal Quarter                 Quarter Period
----------------------------  ------------------------  ----------------------------------
Third Fiscal Quarter of 2005
through and including Second            5.00%                         20.00%
Fiscal Quarter of 2006

Third Fiscal Quarter of 2006            5.00%                         20.00%
through and including Second
Fiscal Quarter of 2007

Third Fiscal Quarter of 2007            5.00%                         20.00%
through and including Second
Fiscal Quarter of 2008

Third Fiscal Quarter of 2008            5.00%                         20.00%
through and including Second
Fiscal Quarter of 2009

Third Fiscal Quarter of 2009            5.00%                         15.00%
through and including First
Fiscal Quarter of 2010

The Initial Maturity Date               5.00%                          5.00%

      Any unpaid principal and interest of the Term A Loans shall be due and payable in full on the Initial Maturity Date.

      (d) Commencing September 30, 2005 and at the end of each Fiscal Quarter thereafter, the outstanding principal balance of the Term B Loans shall be repaid in an amount equal to the outstanding principal balance of the Term B Loan as of the close of business on the Closing Date multiplied by the percentage set forth below as of the applicable Fiscal Quarter end (except for the last installment, which shall be payable on the Maturity Date as set forth below):

                                 Percentage of Term B
                                Loans Outstanding as of      Annual Percentage of Term B
                               the close of business on   Loans Outstanding as of the close
                               the Closing Date to be    of business on the Closing Date to
                                     Reduced each            be Reduced Each Such Fiscal
    Fiscal Quarter Ending           Fiscal Quarter                 Quarter Period
-----------------------------  ------------------------  ----------------------------------
Third Fiscal Quarter of 2005             0.25%                          1.00%
through and including Second
Fiscal Quarter of 2006

Third Fiscal Quarter of 2006             0.25%                          1.00%
through and including Second
Fiscal Quarter of 2007

Third Fiscal Quarter of 2007             0.25%                          1.00%
through and including Second
Fiscal Quarter of 2008

Third Fiscal Quarter of 2008             0.25%                          1.00%
through and including Second
Fiscal Quarter of 2009

Third Fiscal Quarter of 2009             0.25%                          1.00%
through and including Second
Fiscal Quarter of 2010

Third Fiscal Quarter of 2010             23.75%                         71.25%
through and including First
Fiscal Quarter of 2011

The Maturity Date                        23.75%                         23.75%

      Any unpaid principal and interest of the Term B Loans and any other Obligations shall be due and payable in full on the Maturity Date.

      (e) Letter of Credit Loans. (i) Each Borrower shall repay to the relevant Administrative Agent for the account of the relevant Issuing Bank and each other relevant Revolving Lender that has made a Letter of Credit Loan on the earlier of one Business Day after demand and the Initial Maturity Date the outstanding principal amount of each Letter of Credit Loan made by each of them.

      (ii) The Obligations of the Borrowers and the Revolving Lenders with respect to Letters of Credit under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any guarantor (including, without limitation, any Guarantor).

      Section 2.5 Fees. (a) Fees Payable Under the Fee Letter. The Borrowers agree to pay such fees as are described in the Fee Letter.

      (b) Commitment Fee. In addition (i) the U.S. Borrower agrees to pay to the U.S. Administrative Agent, for the benefit of each of the U.S. Revolving Lenders in accordance with their respective U.S. Revolving Commitments, a commitment fee on the aggregate Unused U.S.

Revolving Commitments and (ii) the Canadian Borrower agrees to pay to the Canadian Administrative Agent, for the benefit of each of the Canadian Revolving Lenders in accordance with their respective Canadian Revolving Commitments, a commitment fee on the aggregate Unused Canadian Revolving Commitments, in each case, for each day from the Closing Date until the Initial Maturity Date, which shall be equal to 0.50% per annum.

      The aggregate Available Amount of all Letters of Credit outstanding shall count as usage for purposes of computing the foregoing commitment fees. Such commitment fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Initial Maturity Date, shall be fully earned when due, and shall be non-refundable when paid.

      (c) Letter of Credit Fees. (i) Each Borrower shall pay to the relevant Administrative Agent for the account of each relevant Revolving Lender a commission on such Revolving Lender's Pro Rata Share of the average daily aggregate Available Amount of all relevant Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable Margin for Eurodollar Advances under the relevant Revolving Commitments in effect from time to time, if any, payable in arrears quarterly on the last Business Day of each calendar quarter, and on the Initial Maturity Date and thereafter from time to time on demand, shall be fully earned when due, and shall be non-refundable when paid.

            (ii) Each Borrower shall pay to the relevant Issuing Bank, for its own account, a letter of credit facing fee in respect of each relevant Letter of Credit, payable in full on the date of issuance as well as on any date of extension or renewal, of such Letter of Credit, computed at 0.125% per annum of the face amount of such Letter or Credit, and shall also pay such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each relevant Letter of Credit as such Borrower and the relevant Issuing Bank shall agree. Letter of Credit commissions shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

      Section 2.6 Optional Prepayments. (a) Optional Prepayment of Advances. The principal amount of any Base Rate Advance or Canadian Prime Rate Advance may be prepaid in full or in part at any time, without penalty or premium and without regard to the Payment Date for such Advance, upon not less than one (1) Business Days' prior written notice to the relevant Administrative Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon not less than three (3) Business Days' prior written notice to the relevant Administrative Agent. Partial prepayments shall be in a principal amount of not less than $1,000,000, and in an integral multiple of $500,000. Each notice of prepayment shall be irrevocable and shall specify the date and amount of such prepayment and the Type(s) of Loans and Advances to be prepaid. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. For the avoidance of doubt, Canadian BA may not be prepaid.

      (b) Application of Prepayment. Each prepayment of the Term Loans pursuant to this Section 2.6 shall be applied to the Term Facilities on a pro rata basis and, as to each Term Facility, in inverse order of maturities, to any principal repayment installments of such Term

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Facility on a pro rata basis. Any repayment or prepayment of Revolving Loans pursuant to this Section 2.6 shall not reduce the Revolving Commitment unless such prepayment is made concurrently with a cancellation of all or a portion of the unused portions of the Revolving Commitment pursuant to Section 2.7.

      (c) Prepayment in General. The prepayment of any principal amount of Advances shall be made with accrued interest to the date of such prepayment on the aggregate principal amount prepaid and each Borrower shall reimburse the relevant Lenders and the relevant Administrative Agent, on demand, for any actual loss or out-of-pocket expense incurred by any relevant Lender Party or the relevant Administrative Agent in connection with such prepayment, as set forth in Section 2.11 hereof. Any prepayment under this Agreement shall not affect any Borrower's obligation to continue making payments under any Secured Hedge Agreements, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Secured Hedge Agreements.

      Section 2.7 Borrower's Optional Cancellation of the Commitments. Each Borrower shall have the right, on three (3) Business Days' irrevocable notice to the relevant Administrative Agent, to cancel all or a portion of the relevant Commitments of any Type, on a pro rata basis among the Lenders issuing such Type of Commitments; provided that (a) any such cancellation shall be made in a principal amount of not less than $5,000,000 for U.S. Commitments and Cdn $5,000,000 for Canadian Commitments, and in an integral multiple of $1,000,000 for U.S. Commitments and Cdn $1,000,000 for Canadian Commitments; (b) as of the effective date of such notice, the aggregate Commitments of such Type shall be permanently reduced to the amount stated in such Borrower's notice for all purposes herein; and (c) in the case of a reduction of the Revolving Commitments, payment shall be made on or prior to the effective date of such notice of any amount necessary to reduce the amount of the Revolving Loans outstanding under the Revolving Commitment to not more than the amount of the Revolving Commitments as reduced, together with any amount required to be paid by such Borrower under Section 2.11 hereof.

      Section 2.8 Mandatory Prepayments. (a)(i) In addition to the scheduled repayments provided for in Section 2.4 hereof, following the receipt by any Borrower or any of its Subsidiaries of any Net Proceeds received in connection with Casualty Events in excess of $10,000,000 (individually or in the aggregate when taken together with all other Net Proceeds received in connection with Casualty Events and all Net Proceeds received in connection with Dispositions) over the course of a Measuring Period, the relevant Borrowers shall deliver to the U.S. Administrative Agent a calculation of the amount of such Net Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Proceeds within 45 days of the receipt thereof to be applied as set forth in
Section 2.8(f); provided that no mandatory prepayment on account of Net Proceeds shall be required under this clause if relevant Borrower informs the U.S. Administrative Agent in writing no later than 45 days following receipt of such Net Proceeds of its or such Subsidiary's good faith intention to apply such Net Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property or reinvest such Net Proceeds in substantially similar assets or property that will be used or useful in its business or other assets or property that will be used or useful in its business, and the relevant Borrower or such Subsidiary in fact so uses or reinvests or notifies the U.S. Administrative Agent in writing that it is contractually obligated to use or reinvest (and does, in fact, so use or

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

reinvest within 180 days of entering into such contractual obligation) such Net Proceeds within 360 days following the receipt of such Net Proceeds, with the amount of such Net Proceeds unused after such 360-day period being applied to the repayment of Loans pursuant to Section 2.8(f); provided, further, that at any time when any Default or Event of Default shall have occurred and be continuing, all such Net Proceeds (together with Net Proceeds received in connection with Dispositions not applied as provided in clause (ii) below) shall be deposited in an account maintained with the U.S. Administrative Agent to pay for such rebuilding, replacement, use or reinvestment whenever no Default or Event of Default is then continuing or except as otherwise agreed to by the U.S. Administrative Agent for disbursement at the request of the U.S. Borrower or such Subsidiary, as the case may be.

            (i)   In addition to the scheduled repayments provided for in
      Section 2.4 hereof, following the receipt by any Borrower or any of its Subsidiaries of any Net Proceeds received in connection with Dispositions in excess of $10,000,000 (individually or in the aggregate when taken together with all other Net Proceeds received in connection with Dispositions (other than Excluded Dispositions) and all Net Proceeds received in connection with Casualty Events) over the course of a Measuring Period, the relevant Borrower shall deliver to the U.S. Administrative Agent a calculation of the amount of such Net Proceeds and make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Proceeds within one Business Day of the receipt thereof to be applied as set forth in Section 2.8(f); provided that no mandatory prepayment on account of Net Proceeds shall be required under this clause
      (ii) if each Borrower informs the U.S. Administrative Agent in writing promptly following receipt of such Net Proceeds of its or such Subsidiary's good faith intention to reinvest such Net Proceeds in substantially similar assets or property that will be used or useful in its business or other assets or property that will be used or useful in its business, and the relevant Borrower or such Subsidiary in fact so reinvests or notifies the U.S. Administrative Agent in writing that it is contractually obligated to reinvest (and does, in fact, so reinvest within 180 days of entering into such contractual obligation) such Net Proceeds within 360 days following the receipt of such Net Proceeds, with the amount of such Net Proceeds not so reinvested after such 360-day period being applied to the repayment of Loans pursuant to Section 2.8(f); provided, further, that at any time when any Default or Event of Default shall have occurred and be continuing, all Net Proceeds (together with Net Proceeds received in connection with Casualty Events not applied as provided in clause (i) below) shall be deposited in an account maintained with the U.S. Administrative Agent to be so used whenever no Default or Event of Default is then continuing or except as otherwise agreed to by the U.S. Administrative Agent for disbursement at the request of the relevant Borrower.

      (b) In addition to the scheduled repayments provided for in Section 2.4 hereof, the relevant Borrower shall prepay the Loans in an amount equal to the Net Proceeds received after the Closing Date from any Indebtedness for Money Borrowed incurred by the relevant Borrower or any of its Subsidiaries, except for Indebtedness for Money Borrowed permitted by Section 7.1. Such Net Proceeds shall be applied by the Borrowers on the Business Day of receipt thereof by the relevant Borrower or the affected Subsidiary to such prepayment in accordance with Section 2.8(f).

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

      (c) In addition to the scheduled repayments provided for in Section 2.4 hereof, the U.S. Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of the Net Proceeds received after the Closing Date from the sale or issuance of any Equity Interests in the U.S. Borrower if the Leverage Ratio after giving pro forma effect to such issuance shall be greater than 2.0 to 1.0; provided that no mandatory prepayment on account of Net Proceeds will be required under this clause (c) if the proceeds of any Equity Interests are used to redeem Subordinated Debt in whole or in part, as permitted by Section 7.8. Such Net Proceeds shall be applied by the U.S. Borrower on the Business Day of receipt thereof to such prepayment in accordance with Section 2.8(f).

      (d) In addition to the scheduled repayments provided for in Section 2.4 hereof, so long as the Leverage Ratio as of the end of the most recently completed Fiscal Year is (i) greater than 2.5 to 1.0, the U.S. Borrower shall prepay the Loans in an amount equal to seventy-five percent (75%) of Excess Cash Flow for the most recently completed Measuring Period, (ii) greater than 2.0 to
1.0 and less than or equal to 2.5 to 1.0, the U.S. Borrower shall prepay the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for the most recently completed Measuring Period and (iii) equal to or less than 2.0 to 1.0, the U.S. Borrower shall not be required to make any prepayment in respect of Excess Cash Flow. Such Excess Cash Flow shall be applied on the Business Day on which the Performance Certificate referred to in Section 6.3 is due for the applicable Fiscal Year to such prepayment in accordance with Section 2.8(f).

      (e) In addition to the scheduled repayments provided for in Section 2.4 hereof, the U.S. Borrower shall prepay the Loans in an amount equal to the Net Proceeds from Merger Agreement Events in excess of $10,000,000 in the aggregate during the term of this Agreement. Such excess Net Proceeds shall be applied by the U.S. Borrower on the Business Day of receipt thereof by the U.S. Borrower or the affected Subsidiary to such prepayment in accordance with Section 2.8(f).

      (f) Any prepayment pursuant to this Section 2.8 (other than clause (g) below) shall be made in the manner set forth in Section 2.6(c) and shall be applied (i) initially to the Term Facilities on a pro rata basis and, (A) as to the Term A Facility, in direct order of maturity and (B) as to the Term B Facility, in inverse order of maturities, to any principal repayment installments of such Term Facility on a pro rata basis and (ii) thereafter, (A) first, to prepayment of the Letter of Credit Loans on a pro rata basis then outstanding until such Loans are paid in full, (B) second, to prepayment of Swing Line Loans on a pro rata basis then outstanding until such Loans are paid in full, (C) third, to prepayment of Revolving Loans on a pro rata basis then outstanding until such Loans are paid in full and (D) fourth, to be deposited in the L/C Collateral Account to cash collateralize the aggregate Available Amount of the Letters of Credit then outstanding and the aggregate face amount of all Canadian BA then outstanding. Notwithstanding the foregoing, so long as any of the Term A Loans are outstanding, any holder of the Term B Loans shall have the right to decline any mandatory partial prepayment of the Term B Loans pursuant to this Section 2.8, in which case the amount that would be used to prepay the Term B Loans held by any such declining Term B Lender pursuant to this Section
2.8 shall be used to, first, prepay the Term A Loans and the Term B Loans held by other Term B Lenders to the extent necessary to prepay all the Term A Loans and all the Term B Loans held by such other Term B Lenders, second, prepay the Term B Loans held by any such

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

declining Term B Lender to the extent necessary to prepay all the Term B Loans held by each such declining Term B Lenders, and any amount remaining thereafter shall be used to prepay the other Loans in the manner set forth in Section 2.8(f)(ii).

      (g) On each date when (i) the aggregate of the Revolving Loan Outstandings for all U.S. Revolving Lenders exceeds the aggregate of the Revolving Commitments of all U.S. Revolving Lenders (as such may be reduced from time to time, including pursuant to Section 2.7), either the U.S. Borrower shall make a mandatory prepayment of all U.S. Revolving Loans or all U.S. Swing Line Loans (or both) in an aggregate amount equal to such excess, (ii) the aggregate of the Revolving Loan Outstandings for all Canadian Revolving Lenders exceeds the aggregate of the Revolving Commitments of all Canadian Revolving Lenders (as such may be reduced from time to time, including pursuant to Section 2.7), either the Canadian Borrower shall make a mandatory prepayment of all Canadian Revolving Loans or all Canadian Swing Line Loans (or both) in an aggregate amount equal to such excess and (iii) the aggregate of the Revolving Loan Outstandings for all Revolving Lenders exceeds the aggregate of the Revolving Commitments of all Revolving Lenders (as such may be reduced from time to time, including pursuant to Section 2.7), either (x) the U.S. Borrower shall make a mandatory prepayment of all U.S. Revolving Loans or all U.S. Swing Line Loans (or both) and/or (y) the Canadian Borrower shall make a mandatory prepayment of all Canadian Revolving Loans or all Canadian Swing Line Loans (or both), in an aggregate amount equal to such excess; provided that in determining the aggregate Revolving Loan Commitments for the Canadian Lenders for purposes of this clause (g), a Relevant Percentage of the then Cdn $ Equivalent of the aggregate of the then Canadian Revolving Commitments shall be used.

      Section 2.9 Evidence of Debt. (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein. Upon the request of any Lender, Notes shall be issued by the relevant Borrower and payable to the order of such Lender reflecting such Lender's relevant Revolving Commitment and Term Loans. The Notes issued by a Borrower to the Lenders shall be duly executed and delivered by one or more Authorized Signatories of such Borrower.

      (b) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the relevant Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder.

      (c)   The Register maintained by each Administrative Agent pursuant to
Section 12.5(c) shall include a control account, and a subsidiary account for each relevant Lender Party, in which accounts (taken together) shall be recorded
(i) the date and amount of each Advance made hereunder, the Type of such Advance and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the relevant Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by such Administrative Agent from the relevant Borrower hereunder and each Lender Party's share thereof.

      (d) Entries made in good faith by each Administrative Agent in its Register pursuant to clause (c) above, and by each Lender Party in its account or accounts pursuant to clause (b) above, shall be prima facie evidence of the amount of principal and interest due and payable or to

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become due and payable from the Borrowers to, in the case of the Register, each
Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided that the failure of any Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

      Section 2.10 Manner of Payment. (a) Each payment (including any prepayment) by each Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lender Parties, the Administrative Agents or any of them under this Agreement shall be made not later than 2:00 p.m. (Charlotte, North Carolina time) on the date specified for payment under this Agreement to the relevant Administrative Agent at such Administrative Agent's Account, for the account of the relevant Lender Parties, or such Administrative Agent, as the case may be, U.S. Dollars (with respect to U.S. Loans) or Canadian Dollars (with respect to Canadian Loans) in immediately available funds without set-off or counterclaim. Any payment received by any Administrative Agent after 2:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next Business Day. Receipt by any Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (Charlotte, North Carolina time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender Party, the relevant Administrative Agent will promptly thereafter (and, if such amount is received before 2:00 p.m. (Charlotte, North Carolina time), on the same day) distribute the amount so received in like funds to such Lender Party. If any Administrative Agent shall not have received any payment from a Borrower as and when due, such Administrative Agent will promptly notify the relevant Lender Parties accordingly. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 12.5(c), from and after the effective date of such Assignment and Acceptance, the relevant Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) Each Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder, under the Fee Letter, under any Notes, or under the other Loan Documents without set-off or counterclaim or any deduction whatsoever.

      (c) Prior to the acceleration of the U.S. Loans under Section 8.2 hereof, if some but less than all amounts due from the U.S. Borrower are received by the U.S. Administrative Agent with respect to the U.S. Obligations, the U.S. Administrative Agent shall distribute such amounts in the following order of priority:

            (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the U.S. Administrative Agent (solely in its capacity as the U.S. Administrative Agent) under or in respect of this Agreement and the other U.S. Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the U.S. Administrative Agent on such date;

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

            (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the U.S. Issuing Bank (solely in its capacity as such) under or in respect of this Agreement and the other U.S. Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the U.S. Issuing Bank on such date;

            (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the U.S. Lenders under or in respect of this Agreement and the other U.S. Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the U.S. Lenders on such date;

            (iv) fourth, to the payment of all of the accrued and unpaid interest on the U.S. Obligations of the U.S. Borrower under or in respect of the U.S. Loan Documents that is due and payable to the U.S. Administrative Agent and the U.S. Lender Parties, ratably based upon the respective aggregate amounts of all such interest owing to the U.S. Administrative Agent and the U.S. Lender Parties on such date;

            (v) fifth, ratably to the payment of the principal amount of all of the outstanding U.S. Loans that is due and payable to the U.S. Administrative Agent and the U.S. Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the U.S. Administrative Agent and the U.S. Lender Parties on such date and amounts payable under Secured Hedge Agreements with U.S. Lenders and/or their Affiliates (or Persons that were U.S. Lenders or Affiliates of U.S. Lenders at the time any such Secured Hedge Agreement was entered into); and

            (vi) sixth, to the payment of all other U.S. Obligations of the U.S. Loan Parties owing under or in respect of the U.S. Loan Documents that are due and payable to the U.S. Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such U.S. Obligations owing to the U.S. Administrative Agent and the other Secured Parties on such date.

      (d) Prior to the acceleration of the Canadian Loans under Section 8.2 hereof, if some but less than all amounts due from the Canadian Borrower are received by the Canadian Administrative Agent with respect to the Canadian Obligations, the Canadian Administrative Agent shall distribute such amounts in the following order of priority:

            (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Canadian Administrative Agent (solely in its capacity as the Canadian Administrative Agent) under or in respect of this Agreement and the other Canadian Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Canadian Administrative Agent on such date;

            (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Canadian Issuing Bank (solely in its

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

      capacity as such) under or in respect of this Agreement and the other Canadian Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Canadian Issuing Bank on such date;

            (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Canadian Lenders under or in respect of this Agreement and the other Canadian Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Canadian Lenders on such date;

            (iv) fourth, to the payment of all of the accrued and unpaid interest on the Canadian Obligations of the Canadian Borrower under or in respect of the Canadian Loan Documents that is due and payable to the Canadian Administrative Agent and the Canadian Lender Parties, ratably based upon the respective aggregate amounts of all such interest owing to the Canadian Administrative Agent and the Canadian Lender Parties on such date;

            (v) fifth, ratably to the payment of the principal amount of all of the outstanding Canadian Loans that is due and payable to the Canadian Administrative Agent and the Canadian Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Canadian Administrative Agent and the Canadian Lender Parties on such date and amounts payable under Secured Hedge Agreements with Canadian Lenders and/or their Affiliates (or Persons that were Canadian Lenders or Affiliates of Canadian Lenders at the time any such Secured Hedge Agreement was entered into); and

            (vi) sixth, to the payment of all other Canadian Obligations of the Canadian Loan Parties owing under or in respect of the Canadian Loan Documents that are due and payable to the Canadian Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Canadian Obligations owing to the Canadian Administrative Agent and the other Secured Parties on such date.

      (e) If any Administrative Agent receives funds for application to the Obligations of the relevant Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the relevant Loans to which, or the manner in which, such funds are to be applied, such Administrative Agent may elect to distribute such funds to each of the relevant Lender Parties in accordance with such Lender Party's pro rata share of the sum of (i) the aggregate principal amount of the relevant Loans outstanding at such time and (ii) the aggregate Available Amount of all relevant Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding relevant Loans or other relevant Obligations then owing to such Lender Party.

      (f) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with

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such payment; provided that, if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (g) Unless any Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, such Administrative Agent may assume that such Borrower has made such payment in full to such Administrative Agent on such date and such Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent such Borrower shall not have so made such payment in full to such Administrative Agent, each such relevant Lender Party shall repay to such Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to such Administrative Agent, at the Federal Funds Rate.

      Section 2.11 Reimbursement. (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by a Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of such Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3), or (ii) payment of any Eurodollar Advance in whole or in part pursuant to Section 2.2(a)(ii), 2.6, 2.8 or 10.2, acceleration of the maturity of the Loans pursuant to Section 8.2 or for any other reason, such Borrower agrees to pay to such Lender, upon demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing pursuant to Section 2.11(b) hereof, and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

      (b) Losses subject to reimbursement hereunder shall be (i) any loss incurred by any Lender in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (1) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Interest Period, over (2) the interest earned (or to be earned) by such Lender upon the re-lending or other redeployment of the amount of such Eurodollar Advance for the remainder of its putative Interest Period or
(ii) any other expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be. For purposes of calculating amounts payable to a Lender under this Section 2.11(b), each Lender shall be deemed to have actually funded the applicable Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate for such Eurodollar Advance in an amount equal to the amount of such Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance; provided that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

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

      Section 2.12 Pro Rata Treatment. (a) Advances. Each Advance from (i) the U.S. Lenders shall be made pro rata (A) on the basis of the respective U.S. Revolving Commitments of such Lenders as set forth on Schedule III with respect to Advances made under the U.S. Revolving Commitment, (B) on the basis of each Term A Loan percentage as set forth on Schedule III hereof with respect to Term A Loans and (C) on the basis of each Term B Loan percentage as set forth on
Schedule III hereof with respect to Term B Loans (ii) the Canadian Lenders shall be made pro rata on the basis of the respective Canadian Revolving Commitments of such Lenders as set forth on Schedule III with respect to Advances made under the Canadian Revolving Commitment.

      (b) Payments. Except as specifically provided in Section 2.2(h)(iv) or
Article 10 hereof or elsewhere in this Agreement, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the relevant Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of any Loans made by it in excess of its ratable share of such Loans, such Lender shall forthwith purchase from the other Lenders such interests (whether by purchasing a participation or by assignment) in the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery; provided, further, that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Lender in respect of any Type of Loans shall be shared on a pro rata basis only with other Lenders to which Loans of such Type are owing. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the relevant Borrower in the amount of such participation.

      Section 2.13 Capital Adequacy. If, after the date hereof, the adoption or effectiveness of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change or effectiveness in Applicable Law (whether adopted before or after the Closing Date) or any change in the interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender Party with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender Party's capital, as a consequence of its obligations hereunder with respect to the Loans, such Lender Party's Revolving Commitment or its obligations to issue or participate in any Letter of Credit hereunder, to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender Party's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender Party's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender Party to be material, then such Lender Party shall promptly notify the relevant Borrower of such

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adoption, compliance, or change. Upon demand by such Lender Party, the relevant
Borrower shall promptly pay to such Lender Party such additional amounts as shall be sufficient to compensate such Lender Party for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Default Rate. A certificate of such Lender Party setting forth the amount to be paid to such Lender Party by the relevant Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

      Section 2.14 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.10 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender Party and each Agent, taxes that are imposed on its overall net income by the United States or Canada, as applicable, and taxes that are imposed on its overall net income or its overall gross receipts (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income or its overall gross receipts (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's applicable lending office or any political subdivision thereof and (ii) unless a Default or an Event of Default has occurred and is continuing, any Canadian withholding tax imposed on amounts payable to a Lender who was as assignee of a Note or other Loan Document unless the assignor of such Note or Loan Document was entitled to receive additional amounts under this Section 2.14(a) at the time of the assignment of such Note or Loan Document (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the appropriate Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

      (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").

      (c) The Loan Parties shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.14, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability

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(including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the appropriate Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to such Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the appropriate Administrative Agent, at such address, an opinion of counsel acceptable to such Administrative Agent stating that such payment is exempt from Taxes. For purposes of clauses (d) and (e) of this
Section 2.14, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

      (e) Each U.S. Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each U.S. Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a U.S. Lender Party in the case of each other U.S. Lender Party, and from time to time thereafter as reasonably requested in writing by the U.S. Borrower (but only so long thereafter as such U.S. Lender Party remains lawfully able to do so), provide each of the U.S. Administrative Agent and the U.S. Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a U.S. Lender Party that has certified in writing to the U.S. Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Code),
(ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the U.S. Borrower or (iii) a controlled foreign corporation related to the U.S. Borrower (within the meaning of Section 864(d)(4) of the Code)) Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such U.S. Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a U.S. Lender Party that has certified that it is not a "bank" as described above, certifying that such U.S. Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a U.S. Lender Party at the time such U.S. Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such U.S. Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that if, at the effective date of the Assignment and Acceptance pursuant to which a U.S. Lender Party becomes a party to this Agreement, the U.S. Lender Party assignor was entitled to payments under clause (a) of this
Section 2.14 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the U.S. Lender Party assignee on such date. If any form or

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document referred to in this clause (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender Party reasonably considers to be confidential, such U.S. Lender Party shall give notice thereof to the U.S. Borrower and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which a U.S. Lender Party has failed to provide the U.S. Borrower with the appropriate form, certificate or other document described in clause (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under clause (e) above), such U.S. Lender Party shall not be entitled to indemnification under clause (a) or (c) of this Section 2.14 with respect to Taxes imposed by the United States by reason of such failure; provided that should a U.S. Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such U.S. Lender Party shall reasonably request to assist such U.S. Lender Party to recover such Taxes.

      (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.14 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

      Section 2.15 Replacement Lenders. If (i) any Lender has demanded compensation or indemnification pursuant to Section 2.14 or Section 10.3, (ii) the obligation of any Lender to make Eurodollar Advances has been suspended pursuant to Section 10.2, (iii) any Lender is a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 12.11 or any other provision of any Loan Document requires the consent of all of the Lenders and with respect to which the Majority Lenders shall have granted their consent, the U.S. Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender with one or more Lenders (which may be one or more of the Lenders) (each a "Replacement Lender" and, collectively, the "Replacement Lenders") reasonably acceptable to the U.S. Administrative Agent. The replacement of a Retiring Lender pursuant to this Section 2.15 shall be effective on the tenth Business Day (the "Replacement Date") following the date of notice of such replacement to the Retiring Lender through the U.S. Administrative Agent, subject to the satisfaction of the following conditions:

            (i) the Retiring Lender and the Replacement Lender shall have satisfied the conditions to assignment and assumption set forth in Section 12.5(b) (with all fees payable pursuant to Section 12.5(c) to be paid by the U.S. Borrower) and, in connection therewith, the Replacement Lender(s) shall pay:

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                  (A) to the Retiring Lender an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Retiring Lender, (y) all unpaid drawings that have been funded by (and not reimbursed to) the Retiring Lender under Section 2.2(g), together with all accrued but unpaid interest with respect thereto and (z) all accrued but unpaid fees owing to the Retiring Lender pursuant to Section 2.5;

                  (B) to the Issuing Lenders an amount equal to the aggregate amount owing by the Retiring Lender to the Issuing Lenders as reimbursement pursuant to Section 2.2(g)(ii), to the extent such amount was not theretofore funded by such Retiring Lender; and

            (ii) the U.S. Borrower shall have paid to the U.S. Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by any Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of such Borrower referred to in clause (i)(A) above).

            (iii) On the Replacement Date, each Replacement Lender that is not currently a Lender shall become a Lender hereunder, and the Retiring Lender shall cease to constitute a Lender hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of Sections 2.11, 2.14, 10.3 and 12.2) shall continue to govern the rights and obligations of a Retiring Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

      In lieu of the foregoing, upon express written consent of the Majority Lenders (other than the Retiring Lender), the U.S. Borrower shall have the right to terminate the Commitment of a Retiring Lender in full. Upon payment by the relevant Borrower to the U.S. Administrative Agent for the account of the Retiring Lender of an amount equal to the sum of (i) the aggregate principal amount of all Loans and Letter of Credit Loans held by the Retiring Lender and
(ii) all accrued interest, fees and other amounts owing to the Retiring Lender hereunder, including, without limitation, all amounts payable by the Borrower to the Retiring Lender under Sections 2.11, 10.2, 2.14 or 12.2, such Retiring Lender shall cease to constitute a Lender hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of Sections 2.11, 2.14, 10.2 and 12.2) shall continue to govern the rights and obligations of a Retiring Lender with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3.1 Conditions Precedent to Initial U.S. Advance. The obligation of the U.S. Lenders to make the initial U.S. Advance or of the U.S. Issuing Bank to issue a U.S. Letter of Credit is subject to the prior fulfillment of each of the following conditions (provided that each condition precedent set forth in this Article III that can only be satisfied upon the making of the initial Advances hereunder shall be deemed to be satisfied immediately prior to such funding,

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provided that all other actions or events required to have been taken or to have occurred in order for such condition to be satisfied shall have been taken or have occurred at or prior to such time and that all other actions and events required not to have occurred in order for such condition to be satisfied shall not have occurred at or prior to such time):

            (a) Loan Documents; Etc. The U.S. Administrative Agent shall have received the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Approval Lenders (unless otherwise specified):

                  (i) a secretary's certificate from each U.S. Loan Party (including, without limitation, Holdings), including a certificate of incumbency with respect to each Authorized Signatory authorized to execute Loan Documents on behalf of such U.S. Loan Party, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of its certificate of incorporation, certificate of partnership, partnership agreement, certificate of formation or limited liability agreement, as the case may be, of such U.S. Loan Party, certified to be true, complete and correct by the Secretary of State from the jurisdiction of organization of such U.S. Loan Party, and its by laws or operating agreement, as the case may be, certified to be true, complete and correct by an Authorized Signatory, (B) certificates of good standing for such Loan Party issued by the Secretary of State or similar state official for each state in which such U.S. Loan Party is incorporated or required to qualify to do business, and (C) a true, complete and correct copy of the resolutions of such U.S. Loan Party authorizing the Transactions and authorizing it to execute, deliver and perform the Loan Documents to which it is a party;

                  (ii) duly executed U.S. Notes (to the extent requested by any U.S. Lenders) and duly executed counterparts of this Agreement;

                  (iii) duly executed U.S. Borrower Pledge and Security
            Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by the pledged limited liability companies and pledged partnerships;

                  (iv) duly executed U.S. Subsidiary Pledge and Security Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by the pledged limited liability companies and pledged partnerships;

                  (v) duly executed U.S. Subsidiary Guaranty, U.S. Borrower Copyright Security Agreement, U.S. Borrower Trademark Security Agreement, U.S. Subsidiary Copyright Security Agreement, U.S. Subsidiary Trademark Security Agreement, Aircraft Security Agreement and Control Agreements;

                  (vi) Mortgages covering each parcel of real estate owned by the U.S. Borrower, Target or any of their respective U.S. Subsidiaries having a fair market value in excess of $250,000, together with:

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                        (A) evidence of the completion (or satisfactory
                  arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the U.S. Administrative Agent, desirable to create a valid, First Priority perfected Lien (subject only to Liens permitted hereunder) against the properties purported to be covered thereby;

                        (B) mortgagee's title insurance policies in favor of the
                  U.S. Administrative Agent for the benefit of the U.S. Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the U.S. Administrative Agent, with respect to the property purported to be covered by each Mortgage; and

                        (C) such other approvals, opinions or documents as the
                  U.S. Administrative Agent may reasonably request with respect to such real property.

                  (vii) results of a recent lien, tax and judgment search in such jurisdictions and offices as reasonably determined by the Approval Lenders (including without limitation where assets of each of the U.S. Borrower, Target and their respective U.S. Subsidiaries are located or recorded), and such search shall reveal no liens on any of assets of the U.S. Borrower or Target or their respective U.S. Subsidiaries except for Permitted Liens or liens to be discharged in connection with the Transactions;

                 (viii) duly executed Perfection Certificates, dated the
            Closing Date, executed and delivered by an Authorized Signatory of each Loan Party that is a party to a Security Document;

                  (ix) evidence that all UCC financing statements (Form UCC-1) or other similar financing statements and UCC termination statements (Form UCC-3) (collectively, the "Filing Statements") required to be delivered on the Closing Date pursuant to the Loan Documents shall have been delivered to CT Corporation System or another similar filing service company acceptable to the U.S. Administrative Agent (the "Filing Agent");

                  (x) evidence that the Filing Agent has acknowledged in a writing satisfactory to the U.S. Administrative Agent (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the U.S. Administrative Agent of the results of such submissions within 30 days following the Closing Date;

                  (xi) copies of reasonably satisfactory insurance brokers' letters, binders or certificates covering the assets of the Loan Parties, and otherwise meeting and covering the requirements of
            Section 5.5 hereof;

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                  (xii) legal opinions of (A) Alston & Bird LLP, counsel to the
            U.S. Loan Parties; (B) (1) Maynard, Cooper & Gale, P.C., Alabama local counsel to the Loan Parties on Alabama real estate matters,
            (2) Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., Louisiana local counsel to the Loan Parties on Louisiana real estate matters, (3) Maslon Edelman Borman & Brand, LLP, Minnesota local counsel to the Loan Parties on Minnesota real estate matters, (4) Butler, Snow, O'Mara, Stevens & Cannada, PLLC, Mississippi local counsel to the Loan Parties on Mississippi real estate matters and
            (5) Squire, Sanders & Dempsey L.L.P., Ohio local counsel to the Loan Parties on Ohio real estate matters; and (C) Crowe & Dunlevy, Oklahoma local counsel to the Loan Parties on aircraft security matters, in each case, addressed to each U.S. Lender Party and the U.S. Administrative Agent, in form and substance reasonably satisfactory to the Approval Lenders and their counsel, and dated as of the Closing Date;

                 (xiii) duly executed Request for Advance and (if applicable)
            Notice of Issuance, which Request for Advance shall include calculations demonstrating, as of the Closing Date after giving effect to the borrowings hereunder on the Closing Date, the Borrowers' compliance with Section 2.1 and Section 7.13 hereof;

                  (xiv) duly executed Financial Condition and Solvency
            Certificate executed and delivered by the chief financial officer of the U.S. Borrower certifying as to the Solvency of the U.S. Borrower and each of its Subsidiaries, taken as a whole, immediately after the consummation of the Transactions that are to be consummated on the Closing Date and which shall include reasonably satisfactory evidence (including satisfactory supporting schedules and other data) that (A) the pro forma ratio of Total Debt to EBITDA for the 12-month period ending on the last day of the month which occurred more than 20 days prior to the Closing Date (calculated on a pro forma combined basis after giving effect to the Transactions, together with such adjustments as would be permitted to be reflected on pro forma financial statements pursuant to Regulation S-X, including and together with giving pro forma effect to the sale, disposition or divestiture of all stores that would be required in connection with obtaining requisite approvals under the HSR Act to the extent such sale, disposition or divestiture shall have been consummated on or prior to the Closing Date or (in the reasonable judgment of the Approval Lenders) subjected to a binding definitive purchase and sale agreement executed and delivered on or prior to the Closing Date (including the application of the Net Proceeds (or, in the case of such purchase and sale agreement, the expected Net Proceeds) of such sale, disposition or divestiture to the reduction of, as determined by the U.S. Administrative Agent, the Commitments and/or the commitments with respect to the Bridge Loan)), was not greater than 3.30 to 1.00; and (B) Target EBITDA (calculated on a stand-alone basis, prior to giving effect to the Transactions) for the four-Fiscal Quarter period ending on the last date set forth below which occurred more than 20 days prior to the Closing Date shall not be less than (x) with respect to the four consecutive Fiscal Quarters ending on December 31, 2004, $229,000,000 and (y) with respect to the four consecutive Fiscal Quarters ending on March 31, 2005, $220,000,000;

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

                  (xv) a duly executed U.S. Closing Date Certificate, dated the Closing Date and executed and delivered by an Authorized Signatory of each of the U.S. Borrower and Target, in which certificate the U.S. Borrower and Target shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person as of such date and, at the time such certificate is delivered such statements shall in fact be true and correct. All material documents and agreements required to be appended to the U.S. Closing Date Certificate shall be in form and substance reasonably satisfactory to the Approval Lenders; and

                  (xvi) all such other documents as either the U.S.
            Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory of the U.S. Borrower if so requested.

      (b) Material Transaction Documents. The Merger Agreement shall not have been amended, supplemented, waived or otherwise modified in any material respect after the date of the Commitment Letter without the prior written consent of the Approval Lenders (which consent shall not be unreasonably withheld). The U.S. Administrative Agent shall have received (with copies for each Lender that has expressly requested copies thereof) fully executed copies of each of the Material Transaction Documents, certified to be true and complete copies thereof by an Authorized Signatory of the U.S. Borrower and in form and substance reasonably satisfactory to the Approval Lenders. The Material Transaction Documents shall be in full force and effect as of the Closing Date and the parties thereto shall be in full compliance therewith in all material respects.

      (c) Existing Notes. The Tender Offer shall have been consummated in accordance with the Offer to Purchase, dated as of March 24, 2005 (as amended or otherwise modified with the prior written approval of the Approval Lenders) and filed with the SEC in connection with the Tender Offer. There shall be no default under the Existing Notes Indenture both before and after giving effect to the Transactions.

      (d) Pari Passu Debt. On or prior to the Closing Date, (i) the Senior Notes Offering shall have been consummated and the U.S. Borrower shall have received gross proceeds therefrom of not less than $321,119,500 minus the aggregate principal amount of Existing Notes not purchased in the Tender Offer, or (ii) the U.S. Borrower shall have received gross proceeds from the drawdown of Bridge Loans of not less than $321,119,500 minus (A) any gross proceeds from the Senior Note Offering and (B) the aggregate principal amount of Existing Notes not purchased in the Tender Offer, in each case pursuant to agreements in form and substance reasonably satisfactory to the Approval Lenders.

      (e) Consummation of Target Acquisition, Etc. The Target Acquisition shall have been consummated in all material respects in accordance with the terms of the Merger Agreement and in accordance with the terms described in, and as contemplated by, the Commitment Letter (other than such changes therefrom which could not reasonably be expected to be materially adverse to the Lenders).

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      (f) Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released; provided that nothing herein shall limit the requirements of the condition precedent set forth above in Section 3.1(c). The U.S. Administrative Agent shall have received such releases of all Liens (except Permitted Liens) securing payment of any such Indebtedness as may have been reasonably requested by the U.S. Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Approval Lenders. Without limiting the foregoing, there shall have been delivered (i) properly executed termination statements (Form UCC-3 or such other termination statements as shall be required by local law) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the U.S. Borrower, Target and any of their respective Subsidiaries, or its predecessors in interest, in connection with any security interests created with respect to any Indebtedness listed in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule and the documentation related thereto,
(ii) properly executed payoff letters with respect to any Indebtedness listed in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule, (iii) terminations of assignments of any security interest in, or Lien on, any patents, trademarks, copyrights or similar interests of the U.S. Borrower, Target and any of their respective Subsidiaries, on which filings have been made to secure any Indebtedness listed in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule, (iv) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the U.S. Borrower, Target and any of their respective Subsidiaries, or their respective predecessors in interest, in each case to secure the obligations under any Indebtedness listed in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule, all of which shall be in form and substance reasonably satisfactory to the Approval Lenders and (v) all collateral owned by the U.S. Borrower, Target and any of their respective Subsidiaries in the possession of any agent, collateral agent or trustee for the creditors under any Indebtedness listed in Items 7.2(b)(i) and 7.2(b)(ii) of the Disclosure Schedule or any financial institution party to any agreement in respect of any such Indebtedness or any related agreement.

      (g) Capital and Tax Structure. The capitalization and tax structure of the U.S. Borrower, the Target and their respective Subsidiaries (after giving pro forma effect to the Transactions) shall be as set forth in Schedule IV hereto, and in the written information provided to the Approval Lenders on or prior to the date hereof, with any material changes to such capitalization and tax structure subject to the approval of the Approval Lenders.

      (h) Material Adverse Change. There shall not have occurred any Material Adverse Change since (i) in the case of clause (i) of the definition thereof, October 3, 2004, and (ii) in the case of clause (ii) of the definition thereof, September 30, 2004.

      (i) Conduct of Business. The U.S. Administrative Agent shall have received reasonably satisfactory evidence on the Closing Date that since December 1, 2004, other than to the extent necessary to effect the Transactions or comply with the terms of the Commitment Letter or Fee Letter, the U.S. Borrower and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and with the projections

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delivered to the Approval Lenders and, without limiting the generality of the foregoing, have not made or declared any stock dividends or stock repurchases.

      (j) Target's Cash. On the Closing Date, prior to giving effect to the Transactions, Target shall have no less than $165,000,000 in cash that would be reflected on its balance sheet, and the U.S. Administrative Agent shall have received a certificate from the U.S. Borrower's chief financial officer showing that Target has no less than $165,000,000 in cash that would be reflected on its balance sheet on the Closing Date prior to giving effect to the Transactions.

      (k) Cash to Fund Transactions. On the Closing Date, the U.S. Borrower and Target shall have utilized, and shall have caused their respective Subsidiaries to have utilized, all available cash (other than $50,000,000 in cash that would be reflected on their collective balance sheets), prior to giving effect to any extensions of credit under this Agreement or receipt of proceeds from the issuance of any Pari Passu Debt, to consummate the Transactions, and the Approval Lenders shall have received a certificate from the U.S. Borrower's chief financial officer showing that the U.S. Borrower, Target and their respective subsidiaries have no more than $50,000,000 in cash that would be reflected on such balance sheets.

      (l) Sources and Uses. The respective amounts of the sources and uses for the Transactions shall be consistent with the recitals of the parties to this Agreement.

      (m) Governmental Authorities; Compliance with Applicable Law. All requisite Governmental Authorities shall have approved or consented to the Transactions to the extent required (without the imposition of any materially burdensome condition or qualification in the reasonable judgment of the Approval Lenders), all applicable appeal periods shall have expired and there shall be no action by a Governmental Authority, actual or threatened, that, in the judgment of the Approval Lenders, has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or the other transactions contemplated hereby; it being understood that with respect to actions taken in connection with discussions or negotiations with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice relating to antitrust matters in respect of obtaining requisite approvals under the HSR Act for the Target Acquisition, an action in connection with, or agreement to, any hold separate order, sale, divesture or disposition of stores of the U.S. Borrower or Target or any of their respective subsidiaries that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) or a Company Material Adverse Effect (as defined in the Merger Agreement, assuming the reference therein to "Target" or "Target and its Subsidiaries" is a reference to the U.S. Borrower, Target and their subsidiaries taken together as a whole (after giving effect to the Transactions)) shall not be deemed to be a "materially burdensome condition" for purposes of this sentence or for purposes of clause (n) below. The consummation of Transactions shall be in material compliance with all Applicable Law. All Governmental Authorizations and third party approvals necessary in connection with the Target Acquisition, Merger and the other elements of the Transactions and the continuing operations of the Loan Parties shall have been obtained and be in full force and effect, and all material waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the transactions contemplated herein, except to the extent the failure to obtain such approvals and

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consents could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (before and after giving effect to the Transactions).

      (n) No Proceedings. There shall not be pending (i) any action or proceeding by any Governmental Authority or (ii) any action or proceeding by any other Person, in any case referred to in the foregoing clauses (i) and (ii), before any court or other Governmental Authority that has a reasonable possibility of success (w) seeking to make illegal or to restrain or prohibit the consummation of, or to impose materially burdensome conditions upon, the Merger, any of the other Transactions or any other transaction contemplated hereunder or under the Commitment Letter or seeking to obtain material damages,
(x) seeking (1) to restrain or prohibit the U.S. Borrower's, Target's or any of their respective Subsidiaries' ownership or operation of all or any material portion of the businesses or assets of the U.S. Borrower and Target and their Subsidiaries taken together as a whole (after giving pro forma effect to the Transactions), on the one hand, or Target and its Subsidiaries taken together as a whole (before and after giving effect to the Transactions), on the other hand, or (2) to compel the U.S. Borrower, Target or any of their respective Subsidiaries to dispose of or hold separate all or any material portion of the businesses or assets of the U.S. Borrower and Target and their subsidiaries taken together as a whole (after giving pro forma effect to the Transactions), on the one hand, or Target and its subsidiaries taken together as a whole (before and after giving effect to the Transactions) on the other hand, (y) seeking to impose or confirm material limitations on the ability of the U.S. Borrower, Target or any of their respective Subsidiaries to effectively control their respective businesses or operations (including the ability of the U.S. Borrower to effectively exercise full rights of ownership over the capital stock of the Target) or (z) which could reasonably be expected to adversely affect the legality, validity or enforceability of the Loan Documents or which could reasonably be expected to have a Material Adverse Effect (other than, for purposes of this subclause (z), those actions or proceedings outstanding as of the date of the Commitment Letter and disclosed in writing to the Approval Lenders on or prior to such date); provided that any such action or proceeding brought by or on behalf of beneficial holders of Target's common stock shall not be the basis for the failure of the condition set forth in this clause (n) if:
(a) the parties to such action or proceeding have entered into a memorandum of understanding or other agreement with respect to the settlement of such action or proceeding reasonably acceptable to the Approval Lenders, (b) the final date by which the court requires that the members of the class or putative class of shareholders that is covered by the memorandum of understanding or other agreement (the "Class Shareholders") complete their election to opt out of any settlement of such action or proceeding that is the subject of the memorandum of understanding has passed, (c) the number of shares of Target's common stock beneficially owned by the Class Shareholders who have been permitted by the court to opt out of any settlement of such action or proceeding that is the subject of the memorandum of understanding does not exceed the number equal to 10% of the number of such shares outstanding on the date of the Merger Agreement and (d) final approval by the relevant court under Rule 23 of the Federal Rules of Civil Procedure (or, in the case of a state court, equivalent state rule) has been received.

      (o) Financial Information. The U.S. Administrative Agent (with copies for the Lenders) shall have received projected cash flows, balance sheets and income statements for the U.S. Borrower and its Subsidiaries on a consolidated basis for the period of seven years following the Closing Date, which projections shall be (i) based upon reasonable assumptions made in good faith and (ii) substantially in conformity with those projections delivered to the

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Lenders during syndication. The U.S. Administrative Agent (with copies for the
Lenders) shall have received (A) unaudited balance sheets of the U.S. Borrower on a consolidated basis with its Subsidiaries as at the end of each Fiscal Quarter since January 2, 2005 and Target on a consolidated basis with its Subsidiaries as at the end of each Fiscal Quarter since December 31, 2004, and, in each case, the related statements of operations and the related statements of cash flows of each such Person on a consolidated basis with its Subsidiaries for each such Fiscal Quarter, which shall set forth in comparative form such figures as at the end of and for such Fiscal Quarter and the appropriate prior period, to the extent such quarterly financial statements have been or are required to have been filed with the U.S. Securities and Exchange Commission, reviewed in accordance with SAS 100 by an independent accounting firm of national standing,
(B) monthly consolidated financial statements for the each of the U.S. Borrower and its consolidated Subsidiaries and Target and its Consolidated Subsidiaries for the months subsequent to the latest annual or quarterly financial statements and ended not less than 30 days prior to the Closing Date, and (C) appropriate pro forma consolidated financial statements on a consolidated basis for the U.S. Borrower and its Subsidiaries prepared in accordance with Regulation S-X.

      (p) Patriot Act. The Administrative Agents and the Initial Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act.

      (q) Ratings. The U.S. Borrower shall have received credit ratings from S&P and Moody's.

      (r) Closing Fees, Expenses, etc. Each Administrative Agent shall have received for its account, or for the account of each relevant Lender, as the case may be, all fees, costs and expenses due and payable on or prior to the Closing Date in accordance with the Fee Letter and pursuant to Section 2.5 and
Section 12.2.

      Section 3.2 Conditions Precedent to Initial Canadian Advance. The obligation of the Canadian Lenders to make the initial Canadian Advance or of the Canadian Issuing Bank to issue a Canadian Letter of Credit is subject to the prior fulfillment of each of the conditions set forth in Section 3.1 and each of the following conditions (provided that each condition precedent set forth in this Article III that can only be satisfied upon the making of the initial Advances hereunder shall be deemed to be satisfied immediately prior to such funding, provided that all other actions or events required to have been taken or to have occurred in order for such condition to be satisfied shall have been taken or have occurred at or prior to such time and that all other actions and events required not to have occurred in order for such condition to be satisfied shall not have occurred at or prior to such time):

            (a) Loan Documents; Etc. The Administrative Agents shall have received the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Approval Lenders (unless otherwise specified):

                  (i) a secretary's certificate from each Canadian Loan Party, including a certificate of incumbency with respect to each Authorized Signatory authorized

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            to execute Loan Documents on behalf of such Canadian Loan Party, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of its certificate of incorporation, certificate of partnership, partnership agreement, certificate of formation or limited liability agreement, as the case may be, of such Canadian Loan Party, certified to be true, complete and correct by the Secretary of the Province or similar state or provincial official from the jurisdiction of organization of such Canadian Loan Party, and its by laws or operating agreement, as the case may be, certified to be true, complete and correct by an Authorized Signatory, (B) certificates of status or similar documents for such Canadian Loan Party issued by the Secretary of the Province or similar state or provincial official for each Province in which such Canadian Loan Party is incorporated or required to qualify to do business, and (C) a true, complete and correct copy of the resolutions of such Canadian Loan Party authorizing to execute, deliver and perform the Loan Documents to which it is a party;

                  (ii) duly executed Canadian Notes (to the extent requested by any Canadian Lenders) and duly executed counterparts of this Agreement;

                  (iii) duly executed Canadian Borrower Pledge and Security
            Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by the pledged limited liability companies and pledged partnerships;

                  (iv) duly executed Canadian Subsidiary Pledge and Security
            Agreement, together with appropriate stock certificates and undated stock powers executed in blank and appropriate acknowledgements by the pledged limited liability companies and pledged partnerships;

                  (v) duly executed Canadian Subsidiary Guaranty;

                  (vi) Mortgages covering each parcel of real estate of the
            Canadian Borrower or any Canadian Subsidiary having a fair market value in excess of Cdn $ Equivalent of $250,000, together with:

                        (A) evidence of the completion (or satisfactory
                  arrangements for the completion) of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agents, desirable to create a valid, First Priority perfected Lien (subject only to Liens permitted hereunder) against the properties purported to be covered thereby;

                        (B) mortgagee's title insurance policies in favor of the
                  Administrative Agents for the benefit of the Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Administrative Agents, with respect to the property purported to be covered by each Mortgage; and

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

                        (C) such other approvals, opinions or documents as the
                  Administrative Agents may request with respect to such real property.

                  (vii) results of a recent lien, tax and judgment search in such jurisdictions and offices as reasonably determined by the Approval Lenders (including without limitation where assets of each of the Canadian Borrower and the Canadian Subsidiaries are located or recorded), and such search shall reveal no liens on any of assets of the Canadian Borrower or the Canadian Subsidiaries except for Permitted Liens;

                  (viii) evidence that all PPSA financing statements naming each
            Loan Party as a debtor and the Canadian Administrative Agent as the secured party, or other similar instruments or documents to be filed under the PPSA of all jurisdictions as may be necessary to perfect the security interests of the Canadian Administrative Agent for the benefit of the Secured Parties have been filed;

                  (ix) legal opinions of (A) Goodmans LLP, counsel to the
            Canadian Loan Parties for the Provinces of Ontario and British Columbia and (B) Stewart McKelvey Stirling Scales, New Brunswick local counsel to the Canadian Loan Parties on New Brunswick corporate, security and registration matters and (C) Bennett Jones LLP, counsel to the Canadian Administrative Agent on Alberta security registration matters, in each case, addressed to each Canadian Lender Party and the Canadian Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agents and their counsel, and dated as of the Closing Date;

                  (x) duly executed Request for Advance and (if applicable)
            Notice of Issuance, which Request for Advance shall include calculations demonstrating, as of the Closing Date after giving effect to the borrowings hereunder on the Closing Date, the Borrowers' compliance with Section 2.1 and Section 7.13 hereof;

                  (xi) a duly executed Canadian Closing Date Certificate, dated the Closing Date and executed and delivered by an Authorized Signatory of the Canadian Borrower, in which certificate the Canadian Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Person as of such date and, at the time such certificate is delivered such statements shall in fact be true and correct. All material documents and agreements required to be appended to the Canadian Closing Date Certificate shall be in form and substance reasonably satisfactory to the Approval Lenders; and

                  (xii) all such other documents as either the Administrative
            Agents or any Canadian Lender Party may reasonably request, certified by an appropriate governmental official or an Authorized Signatory of the Canadian Borrower if so requested.

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      Section 3.3 Conditions Precedent to Each Advance. The obligation of the
Lenders to make each Advance (including, without limitation, the initial Advance hereunder but excluding (w) a purchase of participation of a Swing Line Loan pursuant to Section 2.2(f), (x) a Letter of Credit Loan made by an Issuing Bank or a Revolving Lender pursuant to Section 2.2(g), (y) a conversion of all or a portion of an Advance from one Type to the other pursuant to Section 2.2(b)(ii)(B) or Section 2.2(c)(ii)(B) and (z) a rollover of all or a portion of an Advance of the same Type pursuant to Section 2.2(b)(ii)(A) or Section 2.2(c)(ii)(A)), and the obligation of an Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew or extend a Letter of Credit, is subject to the further conditions precedent that on the date of such Advance or issuance or renewal, (a) the following statements shall be true (and each of the giving of the applicable Request for Advance, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrowers of the proceeds of such Advance or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by each Borrower that both on the date of such notice and on the date of such Advance or issuance or renewal such statements are true):

            (i) All of the representations and warranties of the U.S. Borrower, Target and their respective Subsidiaries under this Agreement and the other Loan Documents, which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects as if made at such time, both before and immediately after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties; and

            (ii) No Default has occurred and is continuing, or would result from such Advance or issuance or renewal or from the application of the proceeds therefrom;

(b) the relevant Administrative Agent shall have received a duly executed Request for Advance or Notice of Issuance in accordance with the requirements hereof; and (c) each of each Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as such Administrative Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 Representations and Warranties. Each Borrower hereby agrees, represents and warrants in favor of the Administrative Agents and each Lender that:

            (a) Organization; Power Qualification. Each Loan Party (i) is a corporation or limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed (except for any such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material

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

      Adverse Effect), (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted and (iv) is in compliance with all Applicable Laws.

            (b) Enforceability. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party thereto. This Agreement and each other Loan Document is the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights generally and the availability of equitable remedies.

            (c) Subsidiaries. Set forth in Item 4.1(c)(i) of the Disclosure
      Schedule is a complete and accurate list of all Subsidiaries of the U.S. Borrower (other than Target and its Subsidiaries) and set forth in Item 4.1(c)(ii) of the Disclosure Schedule is a complete and accurate list of all Subsidiaries of Target, in each case showing as of the date hereof the jurisdiction of its formation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its formation, if any, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Subsidiary has been validly issued, are fully paid and non-assessable and are owned by the U.S. Borrower or one or more of its Subsidiaries (with respect to the Subsidiaries of the U.S. Borrower other than Target and its Subsidiaries) and Target or one or more of its Subsidiaries (with respect to Subsidiaries of Target) free and clear of all Liens, except those created under the Security Documents.

            (d) No Conflict, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation of the Transactions by each applicable Loan Party, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) conflict with, result in a breach of, or constitute a default under the Organic Documents of any such Loan Party, (ii) violate any Applicable Law (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), which would reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any such Loan Party or any of their properties, which would reasonably be expected to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any such Loan Party. None of the Loan Parties is in violation of any such Applicable Law. None of the Loan Parties is in breach of any such contract, loan agreement, indenture, mortgage, deed of trust,

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

      lease or other instrument, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. None of the Loan Parties is in breach of any lease with respect to a warehouse or distribution center where Collateral with an average monthly fair market value in excess of $250,000 is located.

            (e) Governmental Authorizations. No Governmental Authorizations (other than those (x) that have been duly obtained or made and which are in full force and effect and (y) that are contemplated or required to be made after the Closing Date in accordance with the terms of the Loan Documents and the Material Transaction Documents) is required for (i) the due execution, delivery or performance by any Loan Party of any Loan Document to which it is a party or (ii) the due execution, delivery and/or performance by any Loan Party of the Material Transaction Documents to which each is a party, or (iii) the conduct of the business of the U.S. Borrower and its Subsidiaries as currently conducted following the Closing Date.

            (f) Title to Assets. Each Loan Party has good, legal and marketable title to all of the property and assets purported to be owned or leased by them (other than property and assets that, both individually and in the aggregate, are not material to the business, financial condition or operations of the Loan Party that owns or leases them), in each case free and clear of all Liens other than Permitted Liens. All of the material leases including, without limitation, leases with respect to each warehouse and distribution center where collateral with an average monthly fair market value in excess of $250,000 is located, under which any Loan Party is a lessor or a lessee are valid and subsisting and are in full force and effect. Except for financing statements evidencing Permitted Liens, no financing statement under the UCC or the PPSA, as applicable, is in effect in any jurisdiction and no other filing which names any Loan Party as debtor or which covers or purports to cover any of the assets of such Loan Party is currently effective and on file in any state, province or other jurisdiction, and no Loan Party has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

            (g) Real Property. (i) Set forth in Item 4.1(g)(i) of the Disclosure
      Schedule is a complete and accurate list of all real property owned by the U.S. Borrower and any of its Subsidiaries, showing as of the date hereof the applicable Person, the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. Each of the U.S. Borrower and its Subsidiaries has good, marketable and insurable fee simple title to its real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents. Each of the U.S. Borrower and its Subsidiaries has sufficient title to all of its tangible and intangible property to conduct its current business.

                  (ii) Set forth in Item 4.1(g)(ii) of the Disclosure Schedule is a complete and accurate list of all leases of real property under which any of the U.S. Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof the applicable Person, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is in full force and effect and no party thereto is in default with respect to any

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

            obligations under such lease to the extent that any or all such defaults would reasonably be expected to have a Material Adverse Effect.

            (h) Litigation. There is no pending or, to the knowledge of the U.S. Borrower, threatened litigation, action, proceeding, arbitration or governmental investigation affecting any Loan Party, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 4.1(h) of the Disclosure Schedule. No development has occurred in any litigation, action or governmental investigation or other proceeding disclosed in Item 4.1(h) of the Disclosure Schedule which would reasonably be expected to have a Material Adverse Effect.

            (i) Taxes. All federal, material state, material provincial and other material tax returns (including information returns) of the U.S. Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state, provincial and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the U.S. Borrower and each of its Subsidiaries or imposed upon the U.S. Borrower or any of its Subsidiaries or any of its respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes
      (i) the payment of which any such Person is diligently contesting in good faith by appropriate proceedings, (ii) for which adequate reserves have been provided on the books of any such Person involved, and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the U.S. Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrowers, adequate.

            (j) Financial Information. The financial statements of the U.S. Borrower and its Subsidiaries furnished to the Administrative Agents, and each Lender pursuant to Section 3.1(o) have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of the U.S. Borrower and its Subsidiaries furnished pursuant to Sections 6.1 and 6.2 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

            (k) No Adverse Effect/Adverse Change. Since January 2, 2005, there has been no event which has had or which could reasonably be expected to have a Materially Adverse Effect. As of the Closing Date, no Material Adverse Change has occurred since, with respect to clause (a) of such definition, October 3, 2004 and, with respect to clause (b) of such definition, September 30, 2004.

            (l) Pension and Welfare Plans. (i) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the

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      date of any Advance or issuance hereunder, (A) no steps have been taken to terminate any U.S. Pension Plan, (B) no contribution failure has occurred with respect to any U.S. Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA and (C) no steps have been taken to effect a partial or complete withdrawal from any U.S. Multiemployer Plan, in each case which could (individually or in the aggregate) reasonably be expected to result in liabilities of the U.S. Borrower or any of its Subsidiaries in excess of $25,000,000 or a Material Adverse Effect. No condition exists or event or transaction has occurred with respect to any U.S. Pension Plan which could reasonably be expected to result in the incurrence by the U.S. Borrower or any member of the Controlled Group of any material liability, fine or penalty, that could (individually or in the aggregate) reasonably be expected to result in liabilities in excess of $25,000,000 or a Material Adverse Effect. None of the U.S. Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a U.S. Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, which could reasonably be expected to result in a Material Adverse Effect.

                  (ii) During the twelve consecutive month period before the date of the execution and delivery of this Agreement and before the date of any Advance or issuance hereunder, (A) no steps have been taken to terminate any Canadian Pension Plan and (B) no contribution failure has occurred with respect to any Canadian Pension Plan that, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. No condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which could reasonably be expected to result in the incurrence by the U.S. Borrower or any of its Subsidiaries of any liability, fine or penalty that could (individually or in the aggregate) reasonably be expected to result in liabilities in excess of $5,000,000 or a Material Adverse Effect. Except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Administrative Agents, neither the U.S. Borrower nor any of its Subsidiaries has any liability, including without limitation a Contingent Liability, with respect to any benefit under a Canadian Pension Plan or Canadian Welfare Plan which could reasonably be expected to result in a Material Adverse Effect.

                  (iii) Each Canadian Pension Plan is in compliance in all
            material respects with all pension benefits Applicable Laws including, without limitation, the Tax Act. The Canadian Pension Plans are duly registered under all applicable province pension benefits legislation. All contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all Applicable Laws and the terms of each Canadian Pension Plan have been made in accordance with all Applicable Laws and the terms of each Canadian Pension Plan. All liabilities under each Canadian Pension Plan are being funded, on a going concern and solvency basis, in accordance with the terms of the respective Canadian Pension Plan, the requirements of pension benefits Applicable Laws and of applicable Governmental Authorities and the most recent actuarial report

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            filed with respect to such Canadian Pension Plan. All reports and disclosures relating to the Canadian Pension Plans required by any Applicable Laws or regulations have been filed or distributed in a timely manner. No amount is owing by any of the Canadian Pension Plans under the Tax Act or any provincial taxation statute. No event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any pension benefits Applicable Laws or tax Applicable Laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any pension benefits Applicable Laws or tax Applicable Laws, except for any exceptions to the provisions of this clause (iii) that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (m) Compliance with Regulations T, U, and X. Neither the U.S. Borrower, nor any of its Subsidiaries is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose.

            (n) Investment Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the U.S. Borrower or the Canadian Borrower of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

            (o) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the U.S. Borrower or any of its Subsidiaries and furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries to the Administrative Agents or the Lenders (including, without limitation, the Confidential Information Memorandum and information delivered on or before the Closing Date pursuant to Article III) were, at the time furnished and as of the Closing Date, true, complete and correct in all material respects to the extent necessary to give the Administrative Agents and the Lenders true and accurate knowledge of the subject matter. No such information, report, prospectus or other paper or data contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made. No fact or situation is currently known to the U.S. Borrower or the Canadian Borrower which has had or would reasonably be expected to have a Materially Adverse Effect.

            (p) Agreements with Affiliates and Management Agreements. Except as set forth in Item 4.1(p) of the Disclosure Schedule, neither the U.S. Borrower nor any of its Subsidiaries has (i) to the knowledge of the U.S. Borrower or the Canadian Borrower,

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      any written agreements or binding arrangements of any kind with any
      Affiliate or (ii) any material management or consulting agreements of any kind, not entered into in the ordinary course of business.

            (q) Indebtedness. Set forth in (i) Item 4.1(q)(i) of the Disclosure
      Schedule is a complete and accurate list of all Indebtedness of U.S. Borrower and its Subsidiaries as of the Closing Date (other than the Obligations and the Pari Passu Debt) and (ii) Item 4.1(q)(ii) of the Disclosure Schedule is a complete and accurate list of all Indebtedness Target and its Subsidiaries as of the Closing Date (other than the Obligations and the Pari Passu Debt), in each case showing as of the date hereof the obligor and the principal amount outstanding thereunder. Except as permitted pursuant to Section 7.1 hereof, neither the U.S. Borrower nor any of its Subsidiaries has outstanding and after giving effect to the initial Advance hereunder on the Closing Date, any Indebtedness.

            (r) Investments. Except as permitted pursuant to Section 7.5 hereof, neither the U.S. Borrower nor any of its Subsidiaries has any Investments.

            (s) Intellectual Property. The U.S. Borrower and each of its Subsidiaries own, possess or have the right to use all material licenses and rights to all patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights necessary to conduct their business in all material respects as now conducted, without known conflict with any patent, trademark, trade name, service mark, license or copyright of any other Person, and no intellectual property of any such Person is subject to any Lien, other than any Permitted Liens, except to the extent such non-compliance with this sentence (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. All such material licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect in all material respects, and are not subject to any pending or, to the best knowledge of the U.S. Borrower or the Canadian Borrower, threatened attack or revocation, except to the extent such non-compliance with this sentence (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

            (t) Patriot Act. Neither the U.S. Borrower nor any of its Subsidiaries is in material violation of any laws relating to terrorism or money laundering, including, without limitation, the Patriot Act.

            (u) OFAC. None of the U.S. Borrower, the Canadian Borrower, any Subsidiary or any Affiliate of the U.S. Borrower or the Canadian Borrower or any Subsidiary (i) is a Sanctioned Person or Sanctioned Entity, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons, Sanctioned Entities or Sanctioned Countries. The proceeds of any Advance or Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person, a Sanctioned Entity or a Sanctioned Country.

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            (v) Solvency. (i) Both before as after giving effect to the Loans, the issuance of any Letters of Credit and the incurrence of the obligations incurred in connection therewith and the other Transactions the U.S. Borrower and its Subsidiaries (taken as a whole) is Solvent and before giving effect to the Loans, the issuance of any Letters of Credit and the incurrence of the obligations incurred in connection therewith and the other Transactions, Target and its Subsidiaries (taken as a whole) is Solvent.

            (w) Labor Practices. There is (i) no unfair labor practice complaint pending or, to the knowledge of the U.S. Borrower or the Canadian Borrower, threatened against the U.S. Borrower or any of its Subsidiaries by or before any Governmental Authority, and no grievance or arbitration proceeding pending or, to the best knowledge of the U.S. Borrower or the Canadian Borrower, threatened against the U.S. Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of the U.S. Borrower or the Canadian Borrower, threatened against the U.S. Borrower or any of its Subsidiaries and (iii) to the knowledge of the U.S. Borrower or the Canadian Borrower, no union representation question existing with respect to the employees of the U.S. Borrower or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

            (x) Material Contracts. Set forth on Schedule 4.1(x) hereto is a complete and accurate list of all "Material Contracts" (as such term is used in Regulation S-K) of the U.S. Borrower and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such "Material Contract" has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any "Material Contract" by any party thereto, in each case, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

            (y) Insurance. The Loan Parties have insurance in full force and effect that satisfies the requirements of Section 5.5.

            (z) Issuance of Pari Passu Debt. The U.S. Borrower has the power and authority to incur the Pari Passu Debt as provided for under the Other Debt Documents applicable thereto and has duly authorized, executed and delivered the Other Debt Documents applicable to such Pari Passu Debt. The U.S. Borrower has issued, pursuant to due authorization, the Pari Passu Debt under the applicable Other Debt Documents, and such Other Debt Documents constitute the legal, valid and binding obligations of the U.S. Borrower enforceable against the U.S. Borrower in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

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            (aa) Environmental Warranties. Except as disclosed in Item 4.1(aa)
      of the Disclosure Schedule:

                  (i) all facilities and property (including underlying
            groundwater) owned or leased by the U.S. Borrower or any of its Subsidiaries and its operations are in compliance with all Environmental Laws, except for any such noncompliance that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

                  (ii) there are no pending or, to the knowledge of the U.S.
            Borrower or the Canadian Borrower, any threatened (A) claims, complaints, notices, requests for information, proceedings, or investigation against or involving the U.S. Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (B) complaints, notices or inquiries to the U.S. Borrower or any of its Subsidiaries regarding actual or potential liability under any Environmental Law, that, with respect to clauses (A) and (B) of this paragraph, could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

                  (iii) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (iv) the U.S. Borrower and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (v) no property now or previously owned or leased by the U.S.
            Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up that have, or could reasonably be expected to have, a Material Adverse Effect;

                  (vi) there are no underground storage tanks, active or
            abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

                  (vii) neither the U.S. Borrower nor any Subsidiary has
            directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the U.S. Borrower or such Subsidiary

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            for any remedial work, damage to natural resources or personal injury, including claims under CERCLA that have, or would reasonably be expected to have, a Material Adverse Effect;

                  (viii) there are no polychlorinated biphenyls or friable
            asbestos present at any property now or previously owned or leased by the U.S. Borrower or any Subsidiary that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect; and

                  (ix) no conditions exist at, on or under any property now or previously owned or leased by the U.S. Borrower or any of its Subsidiaries, or to the knowledge of the U.S. Borrower, at any property previously owned or leased by the U.S. Borrower or any of its Subsidiaries, that would, with the passage of time, or the giving of notice or both, reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect under any Environmental Law.

            (bb) Applications under the Companies' Creditors Arrangement Act. The Canadian Borrower acknowledges that its business and financial relationships with the Canadian Lenders and the Canadian Administration Agent are unique from its relationship with any other of its creditors. The Canadian Borrower agrees that it shall not file any plan of arrangement under the CCAA ("CCAA Plan") which provides for, or would permit directly or indirectly, the Canadian Lenders to be classified with any other creditor of the Canadian Borrower for purposes of such CCAA Plan or otherwise.

      Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Closing Date (both before and after giving effect to the credit extensions made on such date and the other Transactions consummated on such date) and on the date of each Advance (both before and after giving effect to the credit extensions made on such date and after giving effect to any modifications of the Disclosure Schedule) except to the extent expressly applicable only to the Closing Date or previously fulfilled in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agents, any investigation or inquiry by any Lender or any Administrative Agents, or the making of any Advance under this Agreement.

                                    ARTICLE V

                                GENERAL COVENANTS

      Until the occurrence of the Termination Date, (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

      Section 5.1 Preservation of Existence and Similar Matters. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to:

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            (a) except as permitted by Section 7.4(b), preserve and maintain its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises necessary to the conduct of its business (except for such any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); and

            (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification or authorization prudent (except for such any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

      Section 5.2 Business; Compliance with Applicable Law and Material Contracts. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, (a) engage in the business of owning and operating video and game rental and sales retail stores and other business engaged in as of the Closing Date and in such other businesses and activities (including the sale or delivery of various products and services, including delivery of media and entertainment content) that are reasonably related or reasonably similar, ancillary or complimentary thereto or any other reasonable extensions of such businesses (in each case, as determined in good faith by the board of directors of the U.S. Borrower), and (b) substantially comply with the requirements of all material Applicable Law and material contractual obligations, except for contractual obligations the non-compliance with which have not had and could not reasonably be expected to have a Materially Adverse Effect.

      Section 5.3 Maintenance of Properties. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted and except for surplus and obsolete properties) all properties used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto (except for such any non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

      Section 5.4 Accounting Methods and Financial Records. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records in all material respects of their respective properties and assets.

      Section 5.5 Insurance. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to:

            (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks in respect of the U.S. Borrower and each of its Subsidiaries as is prudent and consistent with past practices, and reasonably satisfactory

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      (taking into account such past practices) to the Administrative Agents
      (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance).

            (b) Keep its respective assets insured by responsible companies on terms and in a manner consistent with past practices, reasonably acceptable (taking into account such past practices) to the Administrative Agents against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for businesses that are similarly situated, in accordance with industry standards and consistent with past practices, and reasonably satisfactory (taking into account such past practices) to the Administrative Agents, all premiums thereon to be paid by the U.S. Borrower and each of its Subsidiaries.

            (c) Require that each insurance policy for (i) each U.S. Loan Party and its U.S. Subsidiaries provide for at least thirty (30) days' prior written notice to the U.S. Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, or material reduction in coverage, and name the U.S. Administrative Agent (for itself and for the ratable benefit of the Secured Parties) as additional named loss payee to the extent of the Obligations and additional named insured and (ii) each Canadian Loan Party and its Canadian Subsidiaries provide for at least thirty (30) days' prior written notice to the Canadian Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, or material reduction in coverage, and name the Canadian Administrative Agent (for itself and for the ratable benefit of the Secured Parties) as additional named loss payee to the extent of the Obligations and additional named insured.

            (d) Proceeds of insurance for each Loan Party and its Subsidiaries paid to the Administrative Agents shall be applied to the payment or prepayment of the Obligations as provided under Section 2.10(c) or Section
      8.3 hereof, as applicable. Any balance thereof remaining after payment in full of the Obligations shall be paid to the Borrowers or as otherwise required by law.

      Section 5.6 Payment of Taxes and Claims. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if in excess of $10,000 (singularly or in the aggregate), if unpaid, might reasonably be expected to become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, timely file all material information returns required by federal, state or local tax authorities.

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      Section 5.7 Visits and Inspections. Each of the U.S. Borrower and the
Canadian Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agents and any of the Lenders, upon reasonable written notice (such notice requirement to be waived if any Event of Default has occurred and is continuing) to such Loan Party or such Subsidiary and during normal business hours (a) visit and inspect the properties of such Loan Party or such Subsidiary, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, all at the expense of such Loan Party or any other Loan Party in the case of actions described in the foregoing clauses (a) through (c); provided, however that the Borrowers shall not be obligated to pay the expenses of such Lender so long as no Event of Default has occurred and is continuing. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agents and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects, at the expense of such Loan Party or any other Loan Party.

      Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions regarding subordination herein or as set forth in any other Loan Document, each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

      Section 5.9 Use of Proceeds. (a) The U.S. Borrower will use the aggregate proceeds of all U.S. Advances (i) in the case of the Term Loans, to finance the Target Acquisition and the Refinancing and pay fees and expenses attributable to this Agreement, the Target Acquisition and the Refinancing, (ii) in the case of U.S. Letters of Credit, to support existing letters of credit (in an aggregate amount not to exceed $20,600,000) of the U.S. Borrower and its U.S. Subsidiaries, and (iii) in the case of U.S. Swing Line Loans and U.S. Letters of Credit, for purposes of supporting working capital and general corporate purposes of the U.S. Borrower and its U.S. Subsidiaries and replacing certain existing letters of credit of the U.S. Borrower and Target.

      (b) The Canadian Borrower will use the aggregate proceeds of all Canadian Advances (i) in the case of Canadian Revolving Loans to finance the Canadian Acquisition and for working capital and general corporate purposes of the Canadian Borrower and its Canadian Subsidiaries, and (ii) in the case of Canadian Swing Line Loans and Canadian Letters of Credit, for purposes of supporting working capital and general corporate purposes of the Canadian Borrower and its Canadian Subsidiaries.

      No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

      Section 5.10 Real Estate. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to, grant a First Priority mortgage securing the relevant Obligations to the relevant Administrative Agent, for itself and for the ratable benefit of the

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relevant Secured Parties, in form and substance reasonably satisfactory to the relevant Administrative Agent (each such First Priority mortgage being a "Mortgage"), covering each parcel of owned real estate having a fair market value in excess of $250,000 acquired by such Loan Party or any of its Subsidiaries after the Closing Date, promptly (but in no event more than 60 days) after any such acquisition; provided that, in each case, with respect to Mortgages granted on real property in States where recording a Mortgage results in a mortgage recording tax being imposed in an amount based upon the Obligations secured by such Mortgage, such Mortgage will be limited to secure Obligations in an amount equal to the fair market value of the relevant real property on the date such Mortgage is delivered; provided, further that, with respect to any real property subject to a Mortgage in the State of Alabama, the U.S. Borrower or such Subsidiary will (i) grant a First Priority (or the local equivalent thereof) security interest in such real property and such First Priority (or the local equivalent thereof) security interest will be perfected by Filing Statements in all jurisdictions necessary to perfect such First Priority Lien, (ii) ensure that such real property is, and remains, subject only to the Liens permitted under this Agreement and (iii) within 60 days of being permitted under the laws of the State of Alabama to grant Mortgages that secure Obligations in an amount equal to the fair market value of the real property, and paying mortgage recording tax based only on such amount (or an amount within twenty five percent of such fair market value, or based on a formula which takes into account the value of the Alabama properties as compared to the value of other properties secured in the transaction) and not on the full amount of the Obligations, grant a Mortgage covering each parcel of real property which would otherwise be required to be subject to a Mortgage under this Section 5.10 and, as promptly as practicable, comply with all other requirements set forth below. Should any Mortgage be required under the immediately preceding sentence, the applicable Loan Party shall, as promptly as practicable:

            (a) provide evidence of the completion or satisfactory arrangements, for the completion of all recordings and filings of each such Mortgage as may be necessary or, in the reasonable opinion of the U.S. Administrative Agent, desirable to create a valid, First Priority perfected Lien (subject only to Liens permitted hereunder) against the properties purported to be covered thereby;

            (b) obtain mortgagee's title insurance policies in favor of the relevant Administrative Agent for the benefit of the relevant Secured Parties in amounts and in form and substance and issued by insurers, reasonably satisfactory to the U.S. Administrative Agent, with respect to the property purported to be covered by each Mortgage, and

            (c) provide such other approvals, opinions, or documents as the U.S. Administrative Agent may reasonably request with respect to such real property, including a reasonably current survey of each property purported to be covered by a Mortgage and including any Phase I environmental audit, in each case in form and substance reasonably satisfactory to the U.S. Administrative Agent and the title insurer.

      Section 5.11 Indemnity. (a) Each Borrower, for itself and on behalf of each of its Subsidiaries, jointly and severally, agrees to indemnify and hold harmless each Lender, the Agents, each other Secured Party, the Lead Arranger and each of their respective affiliates, employees, representatives, officers, trustees, agents (in the case of Approved Funds), investment

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advisors and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, attorneys', experts', agents', consultants' fees and expenses (as such fees and expenses are incurred) and demands by any party, whether or not the transactions contemplated hereby are consummated (including, without limitation, (x) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof, by any Administrative Agent or any Lender as a result conduct of any Loan Party that violates a sanction enforced by OFAC and (y) the costs in connection with any investigation, litigation or proceeding ("Proceeding") or preparation of a defense in connection therewith, whether or not the Loan Party, any Subsidiary thereof, or the Person seeking indemnification is the prevailing party, whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto), (a) resulting from any breach or alleged breach by any Loan Party or any Subsidiary thereof of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) any Commitment, any Loans, any Letter of Credit or otherwise in respect of this Agreement or any other Loan Document (including the taking of Collateral for the Obligations), including the use of the proceeds of Loans or any Letter of Credit hereunder in any fashion by any Loan Party or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by any Loan Party or any of its Subsidiaries, (ii) allegations of any participation by the Indemnitees, or any of them, in the affairs of any Loan Party or any of its Subsidiaries, or allegations that any of them has any joint liability with any Loan Party or any of its Subsidiaries for any reason, or (iii) any claims against any Indemnitee by any shareholder, partner, or other investor in or lender to any Loan Party or any Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by any Loan Party or by any other third party, arising out of any Commitment, any Loans, any Letter of Credit or otherwise under this Agreement or any other Loan Document; or (c) in connection with fees and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence, bad faith or willful misconduct, in any case by a final, non-appealable judicial order.

      (b) Notice of Proceedings; Right to Participate. Promptly after receipt by an Indemnitee of notice of the commencement of any Proceeding, such Indemnitee will, if a claim is to be made hereunder against a Borrower in respect thereof, notify such Borrower in writing of the commencement thereof; provided that the failure to provide such notice shall not release any Borrower from any of its obligations hereunder. In case any such Proceedings (other than with respect to taxes) are brought against any Indemnitee and it notifies the relevant Borrower of the commencement thereof, such Borrower will be entitled to participate therein at its sole cost and expense and, to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof with counsel reasonably satisfactory to such Indemnitee. Upon receipt of notice from such Borrower to such Indemnitee of its election so to assume the defense of such Proceedings and approval by the Indemnitee of counsel, such Borrower will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation and except as set forth below.

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      (c) No Right to Participate. Notwithstanding anything in the foregoing to the contrary, no Borrower shall be entitled to assume responsibility for and control of any such judicial or administrative proceedings: (i) if the use of counsel chosen by such Borrower to represent such Indemnitee would present such counsel with a conflict of interest, (ii) if such Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action, (iii) if such Proceedings will involve any risk of criminal liability, (iv) if the interests of any Loan Party or any affiliate thereof or any director, member, co-op member, officer or employee of the foregoing are adverse to such Indemnitee or (v) if the actual or potential defendants in, or targets of, any such action include both such Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to such Borrower (in which case such Borrower shall not have the right to assume the defense of such action on behalf of such Indemnitee).

      (d) Borrower Consent to Settlement. No Borrower shall be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such Proceedings, each Borrower, jointly and severally, agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the provisions of this Agreement.

      (e) Indemnitee Consent to Settlement. No Borrower shall enter into any settlement on behalf of any Indemnitee without the prior written consent of such Indemnitee (which consent shall not be unreasonably withheld or delayed; provided that each Borrower acknowledges and agrees that it shall be reasonable for any Indemnitee to withhold its consent to the entry of any settlement against such Indemnitee that (i) by its terms or effect is contrary to such Indemnitee's internal policies and procedures, or (ii) includes an admission or acknowledgment of any liability or responsibility whatsoever on the part of such Indemnitee, or any of its directors, trustees, officers, employees, agents, affiliates and controlling persons).

      (f) Indemnity Obligations. The obligations of each Loan Party under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which might otherwise have in connection with any warranties or similar obligations of such Loan Party or such Subsidiary in any other agreement or instrument or for any other reason.

      (g) Single Counsel. Notwithstanding anything to the contrary contained in this Section 5.11, each Borrower's obligation to reimburse the Indemnitees for the fees and expenses for counsel in respect of Proceedings in which any of the Indemnitees are party shall be limited to the fees and expenses of one counsel (and one counsel for each applicable local jurisdiction) for all such Indemnitees; provided that the foregoing shall not to apply (i) if such Proceedings will involve any risk of criminal liability, (ii) if the interests of any such Indemnitee or any Affiliate thereof or any director, member, co-op member, officer or employee of the foregoing are adverse to any other such Indemnitee, (iii) if any such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any other Indemnitee, and (iv) if any such Indemnitee shall have reasonably concluded that there may be any conflicts of interest between it and any other Indemnitee,

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including, without limitation, any conflict of interest between and Lender and an Agent in connection with enforcement actions against any Loan Party.

      Section 5.12 Interest Rate Hedging. Within 60 days following the Closing Date, each Borrower will provide the Administrative Agents with evidence that the U.S. Borrower has entered into Hedge Agreements for the purpose of protecting it against fluctuations in interest rates to the extent necessary to provide that at least 35% of the aggregate principal amount of the relevant Loans is subject to a fixed interest rate, on terms and with a counterparty that is a Hedge Bank reasonably acceptable to the relevant Administrative Agent, and shall maintain such arrangement until the second anniversary of the Closing Date.

      Section 5.13 Future Subsidiaries. Without limiting the effect of any provision contained herein, within 30 Business Days after any Person becomes either a direct or indirect Subsidiary of a Loan Party,

            (a) if such Person is (or will be) a (i) U.S. Subsidiary (other than a Joint Venture Entity) and if not theretofore a party to the U.S. Subsidiary Guaranty and the U.S. Subsidiary Pledge and Security Agreement, such Person shall execute and deliver to the U.S. Administrative Agent a supplement to each of the U.S. Subsidiary Guaranty and the U.S. Subsidiary Pledge and Security Agreement for the benefit of the U.S. Secured Parties and duly execution deliver to the U.S. Administrative Agent a complete and accurate Perfection Certificate or (ii) Canadian Subsidiary (other than a Joint Venture Entity) and if not theretofore a party to the Canadian Subsidiary Guaranty and the Canadian Subsidiary Pledge and Security Agreement, such Person shall execute and deliver to the Canadian Administrative Agent a supplement to each of the Canadian Subsidiary Guaranty and the Canadian Subsidiary Pledge and Security Agreement for the benefit of the Canadian Secured Parties and duly execution deliver to the Canadian Administrative Agent a complete and accurate Perfection Certificate;

            (b) such Loan Party that will own shares of the Equity Interests of such Person (other than a Joint Venture Entity) shall, pursuant to the applicable Security Document, deliver the following to the relevant Administrative Agent:

                  (i) certificates evidencing all of the issued and outstanding
            Equity Interests pledged pursuant to the applicable Security Document, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, if any such shares of Equity Interests pledged pursuant to such Security Document are uncertificated securities, the relevant Administrative Agent shall have obtained "control" (as defined in the UCC) over such shares of Equity Interests and such other instruments and documents as may be necessary under Applicable Law, in the reasonable opinion of the relevant Administrative Agent, to perfect the First Priority security interest of the relevant Administrative Agent in such shares of Equity Interests; provided that, if the pledge of Equity Interests of any Foreign Subsidiary would result in material adverse tax consequences for the pledgor thereof, no more than 66-2/3% of the shares of Equity Interests of such Foreign Subsidiary may be required to be pledged to the relevant Administrative Agent hereunder; provided, further, that, in the event of any

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            change in, or the introduction, adoption, effectiveness,
            interpretation, reinterpretation or phase-in of, any law or regulation, directive or guideline of any Governmental Authority that eliminates the increase in income tax attributable to a Loan Party as a result of the pledge of more than 66-2/3% of such shares of Equity Interests of any such Foreign Subsidiary (including with respect to the operation of Section 956 (or any successor provision thereto) of the Code), the relevant Administrative Agent or the Majority Lenders may require the pledge of more than 66-2/3% of such shares of Equity Interests;

                  (ii) all intercompany notes, if any, pledged pursuant to the applicable Security Document;

                  (iii) a secretary's certificate for such new Subsidiary,
            substantially in the form of the certificates delivered under, with respect to a new U.S. Subsidiary, Section 3.1(a)(i) or with respect to a new Foreign Subsidiary, Section 3.2(a)(i), in each case, on the Closing Date, together with appropriate attachments;

                  (iv) executed copies of all Filing Statements, or other
            similar instruments or documents to be filed under the Uniform Commercial Code or the PPSA of all jurisdictions as may be necessary, in the reasonable opinion of the relevant Administrative Agent, to perfect the security interests of the relevant Administrative Agent pursuant to the applicable Security Document;

                  (v) results of a recent lien, tax and judgment search in such jurisdictions and offices as reasonably determined by the relevant Administrative Agent (including without limitation where assets of each such Person are located or recorded), and such search shall reveal no liens on any of assets of such Person except for Permitted Liens or liens that have been discharged;

      together, in each case, with such opinions of legal counsel as the U.S. Administrative Agent may reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the U.S. Administrative Agent and, with respect to Canadian Persons becoming either a direct or indirect Subsidiary of the Canadian Borrower, such opinion of legal counsel as the Canadian Administrative Agent may reasonably request which opinions shall be in form and substance reasonable satisfactory to the Canadian Administrative Agent; and

            (c) such Loan Party shall have delivered to the U.S. Administrative Agent and/or the Canadian Administrative Agent in the event such Loan Party is a Canadian Loan Party, as the case may be an updated Item 4.1(c)(i) of the Disclosure Schedule, which shall be true, accurate and correct in all material respects as of the date of delivery thereof.

      The Agents, as applicable shall be satisfied that the Lien granted to the U.S. Administrative Agents, as applicable, for the benefit of the Secured Parties in the collateral described above is a First Priority (or local equivalent thereof) security interest, subject only to Liens permitted hereunder and no Lien exists on any of the collateral described above other than

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the Lien created in favor of the Administrative Agents, for the benefit of the
Secured Parties, pursuant to a Loan Document, and the other Liens permitted hereunder.

      In the event that all or a portion of the Equity Interests of a Subsidiary that is a party to either a U.S. Subsidiary Guaranty or a Canadian Subsidiary Guaranty are sold in a transaction permitted by Section 7.4, and the relevant Administrative Agent has received sufficient evidence that such transaction has been completed in compliance with Section 7.4, such that such Person is no longer a Subsidiary, such Person shall be automatically released from its obligations under the U.S. Subsidiary Guaranty or Canadian Subsidiary Guaranty, as applicable and the relevant Administrative Agent shall, at the request of the relevant Borrower, acknowledge such release in writing in a manner reasonably satisfactory to such Borrower and such Administrative Agent.

      Section 5.14 Payment of Wages. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act and the Employment Standards Act (Ontario) and such other applicable legislation, as amended, including, without limitation, the provisions of such Acts relating to the payment of minimum and overtime wages as the same may become due from time to time.

      Section 5.15 Environmental Law. Each of the U.S. Borrower and the Canadian Borrower will, and will cause each of its Subsidiaries to,

            (a) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws (except, in each case, such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); and

            (b) promptly notify the Administrative Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law (except, in each case, such non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect).

      Section 5.16 Further Assurances. Promptly upon request by an Administrative Agent, or any Lender through an Administrative Agent, each Borrower will, and will cause its Subsidiaries, as appropriate, to (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as an Administrative Agent, or any Lender through an Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

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                                   ARTICLE VI

                              INFORMATION COVENANTS

      Until the occurrence of the Termination Date (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each Lender and each Administrative Agent, at their respective offices:

      Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower, unaudited balance sheets of the U.S. Borrower on a consolidated basis with its Subsidiaries, as at the end of such Fiscal Quarter and as of the end of the preceding Fiscal Year, and the related statements of operations and the related statements of cash flows of the U.S. Borrower on a consolidated basis with its Subsidiaries for such Fiscal Quarter and for the elapsed portion of the year ended with the last day of such Fiscal Quarter, which shall set forth in comparative form such figures as at the end of and for such Fiscal Quarter and the appropriate prior period (but only for such Fiscal Quarter and other periods for which such comparative figures are available) and shall be certified by the chief financial officer of the U.S. Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position of the U.S. Borrower on a consolidated basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

      Section 6.2 Annual Financial Statements and Information. Within ninety
(90) days after the end of each Fiscal Year of the U.S. Borrower, the consolidated balance sheets of the U.S. Borrower on a consolidated basis with its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations for such Fiscal Year and, to the extent available, for the previous two (2) Fiscal Years, the related consolidated statements of changes in shareholders' equity for such Fiscal Year and, to the extent available, for the previous two (2) Fiscal Years, and related consolidated statements of cash flows of such Fiscal Year and, to the extent available, for the previous two (2) Fiscal Years, in each case audited (without any Impermissible Qualification) by an independent certified public accountants of recognized national standing reasonably acceptable to the U.S. Administrative Agent, together with an opinion of such independent certified public accountants and a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the U.S. Borrower was not in compliance with the terms, covenants, provisions or conditions of Article 7 hereof.

      Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a Performance
Certificate:

            (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the arithmetical calculations required to establish (i) any interest rate adjustment, as provided for in Section 2.3(g) hereof, and (ii) compliance with the requirements of Section 7.13 hereof; and

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

            (b) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

      Section 6.4 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to the U.S. Borrower by the U.S. Borrower's independent public accountants regarding the U.S. Borrower or any Subsidiary thereof, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2.

      (b) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such Fiscal Year.

      (c) Annually, and in no event later than February 15 of any year, a copy of the U.S. Borrower's annual financial forecasts for itself and its Subsidiaries for such Fiscal Year.

      (d) Promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Loan Party files with the SEC or any national securities exchange.

      (e) Promptly following the mailing or receipt of any notice or report delivered under the terms of any Other Debt Documents, copies of such notice or report.

      (f) Promptly after request therefor, such other financial and other information as any Lender Party through any Administrative Agent may from time to time reasonably request (including information and reports in such detail as any Administrative Agent may request with respect to the terms of and information provided pursuant to the Performance Certificate).

      Documents required to be delivered pursuant to Section 6.1 or Section 6.2 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents; or (ii) on which such documents are posted on the U.S. Borrower's behalf on an Internet or intranet website, if any, to which each Lender and each Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the U.S. Administrative Agent); provided that: (i) the U.S. Borrower shall deliver paper copies of such documents to either Administrative Agent or any Lender that requests the U.S. Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Administrative Agent or such Lender and (ii) the U.S. Borrower shall notify each Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the U.S. Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the U.S. Borrower shall be required to provide paper copies of the Performance Certificates required by Section 6.3 to the U.S. Administrative Agent. Except for such Performance Certificates, the U.S. Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have

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no responsibility to monitor compliance by the U.S. Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, and the steps being taken by the Borrowers with respect to each of such events promptly, but in any event not later than ten (10) days after any Authorized Officer of a Borrower becomes aware of the occurrence of any of the following events:

            (a) the commencement of all material proceedings and investigations by or before any Governmental Authority and all material actions and proceedings in any court or before any arbitrator against, or to the extent known to a Borrower, in any other way relating materially adversely to any Borrower or any Subsidiary of any Borrower, or any of their respective properties, assets or businesses, taken as a whole;

            (b) any Material Adverse Change;

            (c) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by any Borrower or any Subsidiary of any Borrower under any material agreement (including, without limitation, any Material Transaction Document and any Other Debt Document) other than this Agreement to which any Borrower or any Subsidiary of any Borrower is a party or by which any of their respective properties may be bound, or (ii) which could reasonably be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

            (d) any of the following which, individually or in the aggregate, could reasonably be expected to result in liabilities to any Borrower or any of its Subsidiaries in excess of $25,000,000 or a Material Adverse
      Effect: (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under
      Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, (iv) the complete or partial withdrawal of any of the U.S. Borrower or any member of the Controlled Group from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, or (v) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Loan Party of any liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

            (e) the occurrence of any event subsequent to the Closing Date which, if such event had occurred prior to the Closing Date, would have constituted an exception to the representation and warranty in Section 4.1(l); and

            (f) the occurrence of any breach of any lease with respect to a warehouse or distribution center where Collateral with an average monthly fair market value in excess of $250,000 is located.

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                                   ARTICLE VII

                               NEGATIVE COVENANTS

      Until the occurrence of the Termination Date (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

      Section 7.1 Indebtedness of the U.S. Borrower, the Canadian Borrower and Subsidiaries. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

            (a) Indebtedness in respect of the Obligations;

            (b) until the Closing Date, Indebtedness that is to be repaid in full as further identified in Item 7.1(b)(i) (with respect to the U.S. Borrower and its Subsidiaries) and Item 7.1(b)(ii) (with respect to Target) of the Disclosure Schedule;

            (c) Indebtedness existing as of the Closing Date which is identified in Item 7.1(c) of the Disclosure Schedule;

            (d) Indebtedness of the U.S. Borrower constituting Pari Passu Debt in an aggregate principal amount with all other Pari Passu Debt not to exceed $325,000,000, incurred pursuant to Other Debt Documents governing such Pari Passu Debt;

            (e) unsecured Indebtedness (i) incurred in the ordinary course of business of the U.S. Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the U.S. Borrower or such Subsidiary) and, (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money;

            (f) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of assets of the U.S. Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the U.S. Borrower and its Subsidiaries (provided that, such Indebtedness is incurred within 60 days of the acquisition of such property) and (iii) in respect of Capitalized Lease Obligations; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $10,000,000;

            (g) Indebtedness of any Subsidiary owing to the U.S. Borrower or any other Subsidiary, which Indebtedness (i) shall, if payable to the U.S. Borrower or a U.S. Subsidiary Guarantor, be evidenced by one or more promissory notes in form and

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      substance satisfactory to the U.S. Administrative Agent, duly executed and delivered in pledge to the U.S. Administrative Agent pursuant to a Loan Document, and shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided that, only the amount repaid in part shall be discharged); and (ii) if incurred by a Subsidiary that is not a U.S. Subsidiary Guarantor owing to the U.S. Borrower or a U.S. Subsidiary Guarantor, shall not, when aggregated with (x) the amount of Indebtedness incurred under clause (k) below with respect to Indebtedness of Foreign Subsidiaries under clause
      (i) below and (y) Investments made by the U.S. Borrower and the U.S. Subsidiary Guarantors in Subsidiaries which are not U.S. Subsidiary Guarantors under Sections 7.5(e), (i) and (l), exceed $25,000,000; and
      (iii) in addition to the foregoing clause (ii), if incurred by a Canadian Subsidiary owing to the U.S. Borrower or a U.S. Subsidiary Guarantor shall not exceed the amount permitted under Section 7.5(q);

            (h) unsecured Indebtedness (not evidenced by a note or other instrument) of the U.S. Borrower owing to a Subsidiary Guarantor that has previously executed and delivered to the U.S. Administrative Agent an Interco Subordination Agreement, or a supplement thereto;

            (i) Indebtedness of one or more Foreign Subsidiaries in an amount when aggregated with (x) the amount of Indebtedness incurred under clause
      (k) below with respect to Indebtedness of Foreign Subsidiaries under clause (g) above and (y) Investments made by the U.S. Borrower and the U.S. Subsidiary Guarantors in Subsidiaries which are not U.S. Subsidiary Guarantors under Sections 7.5(e), (i) and (l) not to exceed $25,000,000 at any one time outstanding;

            (j) Permitted Acquisition Indebtedness in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

            (k) unsecured Contingent Obligations by (i) the U.S. Borrower or any of its U.S. Subsidiaries of Indebtedness of the U.S. Borrower and its U.S. Subsidiaries (and Indebtedness of Foreign Subsidiaries to the extent permitted under clause (i) above) and (ii) the Canadian Borrower or any Canadian Subsidiary of Indebtedness of the Canadian Borrower and Canadian Subsidiaries (and Indebtedness of Foreign Subsidiaries to the extent permitted under clause (i) above), in each case, to the extent that such Indebtedness is permitted to be incurred under this Section 7.1; provided that the aggregate amount of Indebtedness incurred under this clause (k) in respect of unsecured Contingent Obligations of Indebtedness of Foreign Subsidiaries permitted under clause (i) above when aggregated with the aggregate amount of (x) Investments made by the U.S. Borrower and the U.S. Subsidiary Guarantors in Subsidiaries which are not U.S. Subsidiary Guarantors under Sections 7.5(e), (i), and (l) and (y) intercompany loans made pursuant to Section 7.1(g)(ii), shall not exceed the amount set forth in Section 7.1(g)(ii);

            (l) Indebtedness representing replacement, renewal, extension, refinancing or refunding of the Indebtedness permitted by clauses (a),
      (c), (d), (f) or (j) above; provided that such Indebtedness (plus accrued interest or premiums, if any) does not exceed the principal amount of outstanding or committed Indebtedness so replaced, renewed, extended, refinanced or refunded plus financing fees and other expenses associated

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      therewith; provided further, that (A) such replacing, renewing, extending, refinancing or refunding Indebtedness shall have no mandatory repayments or redemptions prior to the Indebtedness being replaced, renewed, extended, refinanced or refunded and (B) in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness pari passu to the Obligations hereunder, the replacing, renewing, extending, refinancing or refunding Indebtedness is made pari passu or subordinated to the Obligations hereunder and, in the case of any replacing, renewing, extending, refinancing or refunding of Indebtedness subordinated to the Obligations hereunder, the replacing, extending, refinancing or refunding Indebtedness is made subordinate to the Obligations hereunder to substantially the same or a greater extent as the Indebtedness replaced, renewed, extended, refinanced or refunded;

            (m) other Indebtedness of the U.S. Borrower and its Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to the U.S. Borrower or Subsidiary Guarantors) in an aggregate amount at any time outstanding not to exceed $40,000,000;

provided that, no Indebtedness otherwise permitted by clauses (f), (g)(ii), (i),
(j), (k), (l) or (m) shall be assumed, created or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

      Section 7.2 Limitation on Liens. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of their property (including Equity Interests of any Person), revenues or assets, whether now owned or hereafter acquired, except:

            (a) Permitted Liens;

            (b) until the Closing Date, Liens securing payment of Indebtedness of the type described in clause (b) of Section 7.1;

            (c) Liens existing as of the Closing Date and disclosed in Item 7.2(d) of the Disclosure Schedule securing Indebtedness described in
      Section 7.1(c), and refinancings of such Indebtedness pursuant to Section 7.1(l); provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

            (d) Liens securing Indebtedness of the type permitted under Section 7.1(f) or a refinancing thereof as permitted under Section 7.1(l); provided, that (i) such Lien is granted within 90 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

            (e) Liens securing Indebtedness permitted by Section 7.1(j); provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in

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      anticipation thereof and attach only to specific tangible assets of such
      Person (and not assets of such Person generally);

            (f) Liens securing Indebtedness of Foreign Subsidiaries up to an aggregate amount not to exceed $25,000,000; provided, however, that such Liens do not create a security interest in (i) any assets owned by the Canadian Borrower or any of its Subsidiaries or (ii) any Collateral;

            (g) Liens securing purchase money indebtedness or floorplan financing obligations that are incurred, in each case, in the ordinary course of business, in connection with the acquisition of Rental Items and game products for resale, as long as Liens are limited to the Rental Items and game products so acquired and do not extend to or cover other property of Borrower or its Subsidiaries; and

            (h) Liens consisting of rights of set-off of a customary nature or bankers' liens on amount of deposit, whether arising by contract or operation of law, incurred in the ordinary course of business so long as such deposits are not intended as collateral for any obligation.

      Section 7.3 Modification of Certain Agreements. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions (a) of any of the Other Debt Documents, other than any amendment, supplement, waiver or modification for which no fee that is unreasonable in amount is payable to the holders of such Indebtedness and which (x) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of the Indebtedness evidence thereby, (y) extends the date for payment of the interest, premium (if any) or fees payable on the Indebtedness evidenced thereby or (z) makes the covenants, events of default or remedies in respect of the Indebtedness evidence thereby less restrictive on the obligors thereunder, taken as a whole, as determined by the reasonable judgment of the applicable Administrative Agent, (b) any of the other Material Transaction Documents, other than any amendment, supplement, waiver or modification which would not materially impair, or in any manner be materially adverse to, the right, interests or obligations of any Secured Party under any Loan Document or
(c) any Organic Document of any Loan Party, other than any amendment, supplement, waiver or modification which would not materially impair, or in any manner be materially adverse to, the rights, interests or obligations of any Secured Party under any Loan Document.

      Section 7.4 Disposition of Assets; Liquidation, Amalgamation or Merger.
(a) Disposition of Assets. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, Dispose of any of such Borrower's or such Subsidiaries' assets (including accounts receivable and Equity Interests of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is one of the following:

            (i) an Excluded Disposition;

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            (ii) an Other Permitted Disposition (A) for fair market value (as reasonably determined by the board of directors of the U.S. Borrower) and, except for any Other Permitted Disposition of the type described in clause
      (a) of the definition thereof, the consideration received consists of no less than 75% in cash and (B) the Net Proceeds of which are applied as set forth in Section 2.8(a)(ii); or

            (iii) a Disposition (A) for fair market value, (B) the Net Proceeds received from such Disposition, together with the Net Proceeds of all other assets Disposed of pursuant to this clause since the Closing Date, does not exceed (individually or in the aggregate) $150,000,000 (excluding any Dispositions of property that such Borrower or such Subsidiary acquired pursuant to a Permitted Acquisition so long as such Disposition was consummated within 180 days of such Permitted Acquisition or for which a definitive contract has been entered into for the Disposition of such property within 180 day of such Permitted Acquisition) and (C) the Net Proceeds of which are applied as set forth in Section 2.8(a)(ii).

For purposes of this Section 7.4, any Indebtedness or other liabilities (other than Contingent Liabilities and trade payables) associated with the assets subject to a Disposition that are irrevocably assumed by the transferee of such assets shall be deemed to constitute cash.

      (b) Liquidation, Amalgamation or Merger. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, amalgamate, or merge into or with, any other Person; provided that (i) any Person (other than the U.S. Borrower, the Canadian Borrower or any Subsidiary) may liquidate or dissolve voluntarily into, and may merge with and into, the U.S. Borrower, the Canadian Borrower or any Subsidiary, so long as the U.S. Borrower, the Canadian Borrower or such Subsidiary, as the case may be, is the surviving entity, (ii) any U.S. Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the U.S. Borrower or any other U.S. Subsidiary (except that a U.S. Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, the U.S. Borrower or another U.S. Subsidiary Guarantor), and the assets or Equity Interests of any U.S. Subsidiary Guarantor may be purchased or otherwise acquired by the U.S. Borrower or any other U.S. Subsidiary (except that, the assets or Equity Interest of any U.S. Subsidiary Guarantor may only be purchased or otherwise acquired by the U.S. Borrower or another U.S. Subsidiary Guarantor) and (iii) any Foreign Subsidiary may liquidate or dissolve voluntarily into, and may merge and/or amalgamate with and into, the U.S. Borrower, the Canadian Borrower, any U.S. Subsidiary or any other Foreign Subsidiary (except that a Foreign Subsidiary Guarantor may only liquidate or dissolve into, or merge and/or amalgamate with and into, the U.S. Borrower, the Canadian Borrower, a U.S. Subsidiary Guarantor or another Foreign Subsidiary Guarantor), and the assets or Equity Interests of any Foreign Subsidiary Guarantor may be purchased or otherwise acquired by the U.S. Borrower, the Canadian Borrower, any U.S. Subsidiary or any other Foreign Subsidiary (except that, the assets or Equity Interest of any Foreign Subsidiary Guarantor may only be purchased or otherwise acquired by the U.S. Borrower, the Canadian Borrower any U.S. Subsidiary Guarantor or any other Foreign Subsidiary Guarantor); provided, further, that in no event shall any Subsidiary consolidate with or merge with or amalgamate with and into any other Subsidiary unless after giving effect thereto, the U.S. Administrative Agent shall have within 30 days a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of

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Equity Interests (on a fully diluted basis) and other assets of the surviving
Person as such Administrative Agent had immediately prior to such merger, amalgamation or consolidation in form and substance reasonably satisfactory to the U.S. Administrative Agent and their respective counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein.

      Section 7.5 Investments. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

            (a) Investments existing on the Closing Date and identified in Item 7.5(a) of the Disclosure Schedule and Contingent Obligations in respect of the Obligations;

            (b) Cash Equivalent Investments;

            (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (d) Investments consisting of any deferred portion of the sales price received by the U.S. Borrower or any of its Subsidiary in connection with any Disposition permitted under Section 7.4(a);

            (e) Investments by way of contributions to capital or purchases of Equity Interests (i) by the U.S. Borrower in any Subsidiaries or by any Subsidiary in other Subsidiaries; provided that, the aggregate of the amount of intercompany loans made pursuant to Section 7.1(g)(ii), the amount of Indebtedness incurred under Section 7.1(k) with respect to Indebtedness of Foreign Subsidiaries under Section 7.1(i) and Investments under this clause made by the U.S. Borrower and U.S. Subsidiary Guarantors in Subsidiaries that are not U.S. Subsidiary Guarantors shall not exceed the amount set forth in Section 7.1(g)(ii) at any time, or (ii) by any Subsidiary in the U.S. Borrower;

            (f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

            (g) Permitted Acquisitions for which the total consideration paid in connection with such Permitted Acquisition is less than $5,000,000, so long as, before and after giving effect to such Permitted Acquisition the U.S. Borrower and its Subsidiaries are in compliance with Section 5.13;

            (h) Permitted Acquisitions for which the total consideration paid in connection with such Permitted Acquisition is greater than $5,000,000, so long as (i) the aggregate amount of cash consideration paid for all such Permitted Acquisitions does not exceed $50,000,000 over the term of this Agreement, and (ii) both before and after giving effect to such Permitted Acquisition the U.S. Borrower and its Subsidiaries are in compliance with
      Section 5.13 and pro forma compliance with Section 7.13;

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            (i) Investments in the form of unsecured Contingent Obligations to the extent permitted under Section 7.1(k);

            (j) the U.S. Borrower and its Subsidiaries may acquire and hold receivables or notes owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or acquired as consideration for any asset sale permitted under Section 7.4; provided nothing in this clause (j) shall prevent the U.S. Borrower or any such Subsidiary from offering such concessionary trade terms, or from receiving such Investments, in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances;

            (k) the U.S. Borrower or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of the U.S. Borrower or any of its Subsidiaries; provided that the aggregate principal amount of all such loans and advances outstanding at any one time shall not exceed $5,000,000 at any one time outstanding;

            (l) Investments in Foreign Subsidiaries (other than those organized under any of the laws of Canada and/or Province or Territory thereof) not to exceed $25,000,000; provided that the aggregate amount of Investments made under this clause (m) when aggregated with (w) the amount of Investments in Foreign Subsidiaries under clauses (e) and (i) of this
      Section 7.4(b), (x) Indebtedness of one or more Foreign Subsidiaries incurred under Section 7.1(i), (y) intercompany loans made pursuant to
      Section 7.1(g)(ii) and (z) unsecured Contingent Obligations of Indebtedness of Foreign Subsidiaries granted under Section 7.1(k), shall not exceed the amount set forth in Section 7.1(g)(ii);

            (m) Investments by the U.S. Borrower and its Subsidiaries in any Subsidiary or any Person in connection with joint ventures, partnerships or similar agreements or arrangements involving the sharing of profits or joint or coordinated purchasing or distribution (each a "Joint Venture Entity" and, collectively "Joint Venture Entities")) if, and only to the extent that, (i) the consideration comprising such Investment is contributed to a Joint Venture Entity in exchange for Equity Interests of the Joint Venture Entity to which such assets are contributed, (ii) the U.S. Borrower and its Subsidiaries shall comply with the provisions of
      Section 5.13 to the extent applicable to Joint Ventures (without giving effect to any grace periods provided for therein), (iii) in the case of Investments made in the form of cash or Cash Equivalents, the aggregate amount of such Investments (determined (x) based on the original cost of such Investments and without adjustment to the basis of such Investments to recognize earnings or losses after the date of an Investment and (y) solely for purposes of this clause (iii) without including the value attributable to contributed services) does not exceed $3,000,000, and (iv) in the case of Investments made in the form of one or more contributions of assets (other than assets constituting cash or Cash Equivalents), at the time of such contribution, the assets contributed to such Joint Venture Entity, together with the fair market value of all other contributions of assets (other than assets constituting cash or Cash Equivalents) made

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      pursuant to this clause (iv) (measured as of the respective dates of such contributions), shall have a fair market value not exceeding $5,000,000;

            (n) the Canadian Acquisition, so long as, before and after giving effect to such Permitted Acquisition (i) no Event of Default has occurred and is continuing, (ii) the Administrative Agents have received the Canadian Acquisition Transaction Documents (ii) the U.S. Borrower and its Subsidiaries are in compliance with Section 5.13 and pro forma compliance with Section 7.13;

            (o) other Investments in an amount not to exceed $25,000,000 at any time outstanding;

            (p) Investments in respect of the Boards Transaction; and

            (q) Investments in one or more Canadian Subsidiaries in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

provided that,

            (r) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

            (s) no Investment otherwise permitted by clauses (e)(i), (h), (i),
      (k), (l), (m), (n), (o), (p) (unless the Board Transaction occurs pursuant to the exercise by Boards, Inc. of its right to require Target to purchase certain Hollywoood Video stores pursuant to the terms and conditions of the License Agreement) or (q) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

      Section 7.6 Restricted Payments, etc. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than (a) Restricted Payments made by Subsidiaries to the U.S. Borrower or Subsidiary Guarantors; (b) Restricted Payments made by Foreign Subsidiaries of the Canadian Borrower to the Canadian Borrower; (c) so long as no Default then exists or would result therefrom, Restricted Payments in the form of dividends made by the U.S. Borrower in respect of common stock in a manner reasonably consistent with past practice yet in no event shall such dividends exceed $6,000,000 in the aggregate for any Fiscal Year (provided that, to the extent that the aggregate of such Restricted Payments made by the U.S. Borrower during any Fiscal Year (or portion thereof) is less than the maximum amount permitted to be made for such Fiscal Year, 100% of such unused amount (each such amount for purposes of this Section, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make such Restricted Payments in such succeeding Fiscal Year (it being understood and agreed that no carry forward amount may be carried beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose)); and (d) Restricted Payments in the form of repurchases of Equity Interests by the U.S. Borrower permitted under
Section 7.9.

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      Section 7.7 Capital Expenditures. Subject (in the case of Capitalized
Lease Obligations) to Section 7.1(f), none of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to make or commit to make Capital Expenditures (other than Capital Expenditures to the extent funded from the Net Proceeds of a Disposition or a Casualty Event) in any Fiscal Year which aggregate in excess of $125,000,000; provided, that such aggregate amount shall be reduced, dollar for dollar, by any amount paid in connection with Permitted Acquisitions in excess of $20,000,000 during such Fiscal Year; provided, however, that, to the extent that Capital Expenditures made by the U.S. Borrowers and its Subsidiaries during any Fiscal Year (or portion thereof) are less than the maximum amount permitted to be made for such Fiscal Year, 100% of such unused amount (each such amount for purposes of this Section 7.7, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year (it being understood and agreed that no carry forward amount may be carried beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose); provided, further, that no Capital Expenditures shall be made or shall be committed to be made if any Default then exists or would result therefrom.

      Section 7.8 No Prepayment of Subordinated Debt or Pari Passu Debt. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to,

            (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt or Pari Passu Debt other than the stated, scheduled date for payment of interest set forth in the applicable Other Debt Documents,

            (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt or Pari Passu Debt, or

            (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes,

in each case, which would otherwise violate the terms of this Agreement or the applicable Other Debt Documents.

      Section 7.9 Equity Interest. The U.S. Borrower will not permit any Subsidiary Guarantor (other than a Joint Venture Entity or a Subsidiary not constituting a Wholly Owned Subsidiary, the investment in which was made pursuant to Section 7.5(o)) to issue any Equity Interests (whether for value or otherwise) to any Person other than in the case of Subsidiaries to the U.S. Borrower or a Subsidiary Guarantor. Neither the U.S. Borrower nor the Canadian Borrower will, and will not permit any of its Subsidiaries, to become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other payment in respect of any Equity Interests of the U.S. Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests, except that, so long as no Default then exists or would result therefrom, the U.S. Borrower may repurchase its Equity Interests in an amount not to exceed $20,000,000 in any Fiscal Year (provided that, to the extent that the aggregate of such repurchases made by the U.S. Borrower during any Fiscal Year (or portion thereof) is less than the maximum amount permitted to be made for such Fiscal Year, 100% of such unused amount (each such amount for purposes of this Section, a "carry-forward amount")

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

may be carried forward to the immediately succeeding Fiscal Year and utilized to make such repurchases in such succeeding Fiscal Year (it being understood and agreed that no carry forward amounts may be carried beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose).

      Section 7.10 Transactions with Affiliates. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to such Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate, (ii) is of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person that is not one of its Affiliates.

      Section 7.11 Restrictive Agreements, etc. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting

            (a) the creation or assumption of any Lien permitted by Section 7.2;

            (b) the ability of any Loan Party to amend or otherwise modify any Loan Document; or

            (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the relevant Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions: (i) contained in (A) any Loan Document, (B) in the case of clause (a) above, any agreement governing any Indebtedness permitted by Sections 7.1(c),(f), or (j) as to the assets financed with the proceeds of such Indebtedness, (C) in the case of clause (c) above, any binding agreement imposing restrictions which has been entered into for the Disposition of Equity Interests permitted by Section 7.4; provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary subject to such Disposition, (D) in the case of clause (c) above, any Other Debt Document relating to any Pari Passu Debt and (E) in the case of clauses (a) and (c), any of the following: (w) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by Section 7.1(g)(ii) or 7.1(i),
(x) any agreement subordinating right of payment of any intercompany obligations between the U.S. Borrowers and its Subsidiaries to any unsubordinated Indebtedness permitted by Section 7.1(g), provided that any such intercompany obligations are subordinated to the Obligations to at least the same extent as such intercompany obligations are subordinated to other unsubordinated Indebtedness, (y) customary non-assignment provisions of any contract and customary provisions restricting assignment of subletting in any lease governing a leasehold interest of the relevant Borrower or such Subsidiary, and (z) customary restrictions imposed on the transfer of copyrighted or patented materials as to the assets financed with the proceeds of such Indebtedness; and
(ii) that exist under or by reason of, in each case, Applicable Law.

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

      Section 7.12 Sale and Leaseback. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person, except (i) the sale-leaseback of the Dothan Headquarters and each Dothan Distribution Center; provided, that before and after giving effect to such sale-leaseback transaction no Default has have occurred and be continuing.

      Section 7.13 Financial Covenants. The U.S. Borrower will not permit:

            (a) the Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                                                  Leverage
          Measuring Period                          Ratio
-----------------------------------             ------------
 The Third Quarter of 2005 through              3.40 to 1.00
and including the Fourth Quarter of
                2005

 The First Quarter of 2006 through              3.00 to 1.00
 and including the Third Quarter of
                2006

     The Fourth Quarter of 2006                 2.50 to 1.00

 The First Quarter of 2007 through              2.25 to 1.00
 and including the Third Quarter of
                2007

   The Fourth Quarter of 2007 and               2.00 to 1.00
             thereafter

            (b) the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 1.10 to 1.00.

            (c) the Interest Coverage Ratio as of the last day of any Fiscal Quarter to be less 3.00 to 1.00.

      Section 7.14 Pension Plan. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, (a) permit the assets of any of its respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans on an ongoing basis, or (b) enter into any Multiemployer Plan.

      Section 7.15 Speculative Transactions. None of the U.S. Borrower and the Canadian Borrower will, and will not permit any of its Subsidiaries to, engage in any transaction involving commodity options or futures contracts or any similar speculative transactions.

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

      Section 7.16 Change to Fiscal Year. The U.S. Borrower will not change its Fiscal Year.

                                  ARTICLE VIII

                                     DEFAULT

      Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

            (a) Any Borrower (i) shall default in the payment of any principal amount of the Loans, or (ii) shall default in the payment of any interest, fees or other amounts payable to the Lender Parties, the Administrative Agents, or any of them, when due, and such Default, in the case of this clause (ii), shall not be cured by payment in full within three (3) Business Days;

            (b) Any Borrower shall default in the performance or observance of any agreement or covenant contained in (i) Section 5.1(a), 5.5, 5.6, 5.9, 5.11, 6.5 or Article 7 hereof or (ii) Section 6.1, 6.2, 6.3 or 6.4 hereof and, with respect to this clause (ii), such default shall not be cured within a period of ten (10) days from the date of occurrence of such default;

            (c) Any Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to in clauses (a) through (c) of this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the date of occurrence of such default;

            (d) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by any Loan Party, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default;

            (e) Any representation or warranty made by any Loan Party under this Agreement or any other Loan Document shall prove to be incorrect or misleading in any material respect when made, or when deemed to be made pursuant to Section 4.2 hereof;

            (f) There shall be entered and remain unstayed a decree or order for relief in respect of the U.S. Borrower or any of its Material Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the U.S. Borrower or any of its Material Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the U.S. Borrower or any of its Material Subsidiaries; or an involuntary petition shall be filed or case commenced against the U.S. Borrower or any of its Material Subsidiaries and a temporary stay entered, and

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

      (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

            (g) The U.S. Borrower or any of its Material Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the U.S. Borrower or any of its Material Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the U.S. Borrower or any of its Material Subsidiaries, or of any substantial part of their respective properties, or the U.S. Borrower or any of its Material Subsidiaries shall fail generally to pay their respective debts as they become due, or the U.S. Borrower or any of its Material Subsidiaries shall take any action in furtherance of any such action;

            (h) A final, non-appealable judgment (not insured under a policy which covers in full the payment of such judgment (subject to a customary deductible) by insurance maintained with responsible insurance companies) shall be entered by any court against the U.S. Borrower or any of its Material Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $25,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the U.S. Borrower or any of its Subsidiaries which, together with all other such property of the U.S. Borrower or any of its Subsidiaries subject to other such process, exceeds in value $25,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged, bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid, discharged, bonded or reduced to an amount less than $10,000,000;

            (i) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against the Canadian Borrower, or any Canadian Subsidiary of the US Borrower, or all or any part of their properties, as applicable, and such petition or application is not dismissed within thirty (30) days after the date of its filing or the Canadian Borrower or any Canadian Subsidiary of the US Borrower, as applicable shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (j) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed or commenced by the Canadian Borrower or any Canadian Subsidiary of the U.S. Borrower, for all or any part of their property, as applicable, including, without limitation, if the Canadian Borrower or any Canadian Subsidiary of the US Borrower shall:

                  (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its property and assets;

                  (ii) be unable, or admit in writing its inability, to pay its debts as they mature, or commit any other act of bankruptcy;

                  (iii) make a general assignment for the benefit of creditors;

                  (iv) file a voluntary petition or assignment in bankruptcy or a proposal seeking a reorganization, compromise, moratorium or arrangement with its creditors;

                  (v) take advantage of any insolvency or other similar law
            pertaining to arrangements, moratoriums, compromises or reorganizations, or admit the material allegations of a petition or application filed in respect of it in any bankruptcy, reorganization or insolvency proceeding; or

                  (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (k) a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Tax Act or Section 317, or any successor section or any other Person in respect of the Canadian Borrower or any Canadian Subsidiary of the US Borrower, of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Canadian Administration Agent or any other Person in respect of the Canadian Borrower or any Canadian Subsidiary of the US Borrower, or otherwise issued in respect of the Canadian Borrower or any Canadian Subsidiary of the US Borrower;

            (l) Any of the following events shall occur with respect to any U.S. Pension Plan or U.S. Multiemployer Plan: (A) the institution of any steps by the U.S. Borrower, any member of the Controlled Group or any other Person to terminate a U.S. Pension Plan if, as a result of such termination, the U.S. Borrower or any such member is required to make a contribution to such U.S. Pension Plan, or could reasonably be expected to incur a liability or obligation to such U.S. Pension Plan, in an amount in excess of $25,000,000, (B) a contribution failure occurs with respect to any U.S. Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA in an amount in excess of $25,000,000 or (C) the complete or partial withdrawal of any of the U.S. Borrower or any member of the Controlled Group from a U.S. Multiemployer Plan that results in or could reasonably be likely to result in withdrawal liability of the U.S. Borrower or any of its Subsidiaries in an amount in excess of $25,000,000 or a Material Adverse Effect;

            (m) Any of the following events shall occur with respect to any Canadian Pension Plan or Canadian Welfare Plan: (A) the institution of any steps by the U.S. Borrower, a Subsidiary or any other Person to terminate any Canadian Pension Plan if, as a result of such termination, the U.S. Borrower or any of its Subsidiary is required to make an additional contribution to such Canadian Pension Plan, or could reasonably be expected to incur a liability or obligation to such Canadian Pension Plan, in an amount in excess of $25,000,000; (B) a contribution failure occurs with respect to any Canadian Pension Plan in an amount in excess of $25,000,000; (C) the taking of any action with respect to a Canadian Pension Plan which could reasonably be likely to result in the requirement that the U.S. Borrower or any of its Subsidiaries furnish a bond or other security to such Canadian Pension Plan or any applicable regulatory authority that, individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect, or (D) the occurrence of any event with respect to any Canadian Pension Plan that results in or could reasonably be likely to result in the incurrence by the U.S. Borrower or any of its Subsidiaries of any liability, fine or penalty, or any increase in a liability, including without limitation a contingent liability, of the U.S. Borrower or any of its Subsidiaries in an amount in excess of $5,000,000 with respect to any Canadian Pension Plan or Canadian Welfare Plan benefit;

            (n) There shall occur (i) any default under any Pari Passu Debt, or any other Indebtedness (other than the Loans) of the U.S. Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $25,000,000 at maturity and which default shall continue unremedied for any applicable period of time sufficient to allow the holder of such Indebtedness to accelerate the maturity of such Indebtedness; or (ii) any default under any Hedge Agreement having a notional principal amount $10,000,000 or more;

            (o) Any Security Document or any Note or any other Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the U.S. Borrower or any of its Subsidiaries, or by any governmental authority having jurisdiction over the U.S. Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the U.S. Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

            (p) Any Security Document shall for any reason fail or cease to create, or the U.S. Borrower or any of its Subsidiaries shall contest in any manner that any Security Document creates, a valid and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby, subject to any Permitted Lien, or any such Lien or Security Interest shall cease to be perfected (except if such failure results from the U.S. Administrative Agent's failure to file any UCC-3 continuation statement in the appropriate jurisdiction or to maintain possession or control of such portion of the Collateral as a result of a sale or assignment of such Collateral by any Administrative Agent), or the U.S. Borrower or any of its Subsidiaries shall contest in any manner the perfection of such Lien or Security Interest;

            (q) There shall be a Change of Control; or

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

            (r) Unless otherwise waived or consented to by the Majority Lenders, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Secured Parties or any of them in material accordance with the terms thereof or the monetary Obligations shall fail to constitute "Senior Indebtedness" (or a similar term) referring to the Obligations; or any Credit Party shall disavow or contest in any manner, or shall support or fail to contest any holder of Subordinated Debt which disavows or contests in any manner, (i) the effectiveness, validity or enforceability of any of the material Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Secured Parties or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Credit Party, shall be subject to any of such Subordination Provisions.

      Section 8.2 Remedies. (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f), (g), (h), (i), or (j)) shall have occurred and shall be continuing, the U.S. Administrative Agent, at the request of the Majority Lenders, may formally declare that an Event of Default has occurred and, at the request of the Majority Lenders, may (i) terminate all or any portion of the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than in respect of purchases of participations in Swing Line Loans pursuant to Section 2.2(f) or Letter of Credit Loans by Issuing Banks or a Revolving Lender pursuant to
Section 2.2(g)(ii)) and of the Issuing Banks to issue Letters of Credit and (ii) declare the principal of and interest on the Loans and any Notes and all other amounts owed to the Lender Parties and the U.S. Administrative Agent under this Agreement and any Notes and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or any other Loan Document to the contrary notwithstanding, and the Commitments shall thereupon forthwith terminate and all such amounts shall be immediately due and payable.

      (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f), (g), (h), (i), or (j), all principal, interest and other amounts due hereunder and under any Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable, the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than in respect of purchases of participations in Swing Line Loans pursuant to Section 2.2(f) or Letter of Credit Loans by the Issuing Banks or a Revolving Lender pursuant to Section 2.2(g)(ii)) and of the Issuing Banks to issue Letters of Credit shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by any Administrative Agent, the Lender Parties or the Majority Lenders or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

      (c) Upon acceleration of the Obligations, as provided in clause (a) or (b) of this Section 8.2, the Administrative Agents and the Lender Parties shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

      (d) Upon acceleration of the Obligations, as provided in clause (a) or (b) of this Section 8.2, the U.S. Administrative Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Loan Parties, both to operate and to sell such properties and assets, and the U.S. Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection any Loan Party may have thereto or the right to have a bond or other security posted by the U.S. Administrative Agent on behalf of the Secured Parties, in connection therewith.

      (e) The rights and remedies of the Administrative Agents and the Lender Parties hereunder shall be cumulative and not exclusive.

      Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of any Administrative Agent, the Lender Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to relevant Administrative Agent (if necessary) and distributed by such Administrative Agent as follows: first, to reimburse the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; second, to make distributions in accordance with Section 2.10(c) and (d); and third, upon satisfaction in full of all Obligations, to the U.S. Borrower or as otherwise required by law.

      Section 8.4 Actions in Respect of the Letters of Credit and Canadian BA upon Default. If any Event of Default shall have occurred and be continuing, the U.S. Administrative Agent may, or shall at the request of the Majority Lenders, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise, make demand upon each of the Borrowers to, and forthwith upon such demand such Borrower will, pay to the relevant Administrative Agent on behalf of the Lender Parties in same day funds at the relevant Administrative Agent's office designated in such demand, for deposit in the relevant L/C Collateral Account, an amount equal to the aggregate Available Amount of all relevant Letters of Credit then outstanding. If at any time the U.S. Administrative Agent determines that any funds held in any L/C Collateral Account are subject to any right or claim of any Person other than the relevant Agents and the relevant Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all relevant Letters of Credit, the relevant Borrower will, forthwith upon demand by the relevant Administrative Agent, pay to the relevant Administrative Agent, as additional funds to be deposited and held in the relevant L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the relevant L/C Collateral Account that the U.S. Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the relevant L/C Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or relevant Revolving Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE IX

                                   THE AGENTS

      Section 9.1 Appointment and Authorization. Each Lender (in its capacities as a Lender and an Issuing Bank (if applicable)) hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans irrevocably to appoint and authorize, the relevant Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither Administrative Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

      Section 9.2 Interest Holders. Each Administrative Agent may treat each relevant Lender Party, or the Person designated in the last notice filed with such Administrative Agent, whether under Section 12.1, Section 12.5, or otherwise hereunder, as the holder of all of the interests of such Lender Party in its Loans and Commitments until written notice of transfer, signed by such Lender Party (or the Person designated in the last notice filed with such Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to such Administrative Agent, shall have been filed with such Administrative Agent.

      Section 9.3 Consultation with Counsel. Each Administrative Agent may consult with legal counsel selected by it with due care (which may include counsel to the Borrowers) and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

      Section 9.4 Documents. No Administrative Agent shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and each Administrative Agent shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

      Section 9.5 Administrative Agents and Affiliates. With respect to its Commitments, the Loans made by it and the Notes issued to it, if any, each Administrative Agent in its individual capacity shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include each such Person in its individual capacity. Each Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if such Person was not an agent and without any duty to account therefor to the Lender Parties. No Agent shall have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as such Agent.

      Section 9.6 Responsibility of the Administrative Agents. The duties and obligations of each Administrative Agent under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. Each Administrative Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by a Borrower, of such fact, or has been notified by a Lender Party in writing that such Lender Party considers that a Default has occurred and is continuing, and such Lender Party shall specify in detail the nature thereof in writing. No Administrative Agent shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. Each Administrative Agent shall provide promptly each Lender Party with copies of such documents received from any Borrower in connection with this Agreement as such Lender Party may reasonably request.

      Section 9.7 Collateral and Guaranty Matters. (a) Each Administrative Agent, as collateral agent hereunder and under its Security Documents, is hereby authorized to act on behalf of the relevant Secured Parties, in its own capacity and through other agents and sub-agents appointed by it with due care, under such Security Documents. In connection with its role as secured party with respect to the Collateral hereunder, each Administrative Agent shall act as collateral agent, for itself and for the ratable benefit of the relevant Secured Parties, and such role as administrative agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other Collateral documentation.

      (b) The Lender Parties irrevocably authorize each Administrative Agent, and each Administrative Agent hereby agrees it will take such reasonable actions as may be reasonably required:

            (i) to release any Lien on any property granted to or held by such Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale consummated as permitted hereunder or under any other Loan Document, or (C) subject to Section 12.12, if approved, authorized or ratified in writing by the Majority Lenders (or, if required under Section 12.12(b)(iii) hereof, all Lender Parties); and

            (ii) to release any Subsidiary Guarantor from its obligations under the appropriate Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction consummated as permitted hereunder.

      Upon request by an Administrative Agent at any time, the Majority Lenders (or where required under Section 12.12, all Lender Parties) will confirm in writing such Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this
Section 9.7.

      Section 9.8 Action by the Administrative Agents. (a) Each Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or

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actions which it may be able to take under or in respect of, this Agreement, unless the applicable Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. No Administrative Agent shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lender Parties, except for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

      (b) In any event, no Administrative Agent shall be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders or of all the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

      Section 9.9 Notice of Default or Event of Default. In the event that any Administrative Agent or any Lender Party shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), such Administrative Agent shall promptly notify each Lender Party and the other Administrative Agent or such Lender Party shall promptly notify each Administrative Agent, as applicable, and each Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders or of all the Lenders, where expressly required by this Agreement, shall request in writing, and no Administrative Agent shall be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request any Administrative Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from any Administrative Agent or any Lender Party, or shall request inconsistent action with respect to such Default, each Administrative Agent may, but shall not be required to, take such action and assert such rights as it deems in its discretion to be advisable for the protection of the Lender Parties.

      Section 9.10 Responsibility Disclaimed. No Administrative Agent shall be under any liability or responsibility whatsoever as Administrative Agent:

            (a) To any Loan Party or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender Party or Lender Parties of any of its or their obligations under this Agreement;

            (b) To any Lender Party or Lender Parties, as a consequence of any failure or delay in performance by, or any breach by, any Loan Party or any other Obligor of any of its obligations under this Agreement or any Notes or any other Loan Document; or

            (c) To any Lender Party or Lender Parties, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or

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      for the validity, effectiveness, enforceability or sufficiency of this
      Agreement, any Notes, any other Loan Document, or any other document contemplated by this Agreement.

            (d) To any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto.

            (e) Under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      Section 9.11 Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers and without limiting the Borrowers' obligation to do so) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "Indemnified Costs"); provided that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrowers under Section 12.2, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 9.11 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

      (b) Each Revolving Lender severally agrees to indemnify the relevant Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Revolving Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the relevant Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the relevant Issuing Bank under the Loan Documents; provided that no Revolving Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the relevant Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Revolving Lender agrees to reimburse the relevant Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under
Section 12.2, to the extent that the relevant Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

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      (c) For purposes of this Section 9.11, the Lender Parties' respective ratable shares of any amount shall be determined, with respect to any time deemed appropriate by such Agent, according to the sum of (i) the aggregate principal amount of the Loans outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and
(iii) the aggregate unused portions of their respective Revolving Commitments at such time; provided that the aggregate principal amount of Swing Line Loans, Letter of Credit Loans owing to the relevant Issuing Bank shall be deemed "owed to" the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 9.11 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      Section 9.12 Credit Decision. Each Lender Party represents and warrants to each other Lender Party and to each Agent that:

            (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Loan Parties and that it has made an independent credit judgment, and that it has not relied upon any Agent, or any other Lender Party, or information provided by any Agent (other than information provided to the Agents by the Loan Parties and forwarded by the Agents to the Lender Parties); and

            (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Loan Parties.

      Section 9.13 Successor Administrative Agents. (a) Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, any Administrative Agent may resign at any time by giving written notice thereof to the Lender Parties, the Borrowers and the other Administrative Agent. Upon any such resignation, the Majority Lenders shall have the right, with the approval of the applicable Borrower if no Default has occurred and is continuing, such approval not to unreasonably withheld, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and the applicable Borrower if no Default has occurred and is continuing, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent which shall be any Lender Party or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of

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$250,000,000. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

      (a) General. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.13 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Majority Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder as Administrative Agent shall have become effective, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

      Section 9.14 Delegation of Duties. Each Administrative Agent may execute any of its respective duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

      Section 9.15 Additional Agents. None of the Lender Parties or other entities identified on the facing page of, signature pages of or elsewhere in this Agreement as a "syndication agent," "co-documentation agents," "sole bookrunning manager" or "sole lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lender Parties as such. Without limiting the foregoing, none of the Lender Parties so identified shall have or be deemed to have any fiduciary relationship with any other Lender Party. Each Lender Party acknowledges that it has not relied, and will not rely, on any of the Lender Parties or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

      Section 9.16 Administrative Agents May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, each Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letters of Credit Agreement and all other

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      Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties and the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lender Parties and the Administrative Agents and their respective agents and counsel and all other amounts due the Lender Parties and the Administrative Agents under Sections 2.3, 2.5 and 12.2) allowed in such judicial proceeding; and

            (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to such Administrative Agent and, in the event that such Administrative Agent shall consent to the making of such payments directly to the Lender Parties, to pay to such Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Administrative Agent and its agents and counsel, and any other amounts due such Administrative Agent under Sections 2.5 and 12.2.

      (b) Nothing contained herein shall be deemed to authorize any Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender Party or to authorize any Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

                                   ARTICLE X

                             CHANGE IN CIRCUMSTANCES
                          AFFECTING FIXED RATE ADVANCES

      Section 10.1 Eurodollar Basis Determination Inadequate or Unfair; Circumstances Making Canadian BA Unavailable. (a) If with respect to any proposed Eurodollar Advance for any Interest Period, any Administrative Agent determines after consultation with the relevant Lenders that deposits in the relevant Currency (in the applicable amount) are not being offered to each of such Lenders in the relevant market for such Interest Period, such Administrative Agent shall forthwith give notice thereof to the relevant Borrower and such Lenders, whereupon until such Administrative Agent notifies such Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

      (b) If the Canadian Administrative Agent shall have determined in good faith that by reason of circumstances affecting the Canadian money market, there is no market for Canadian BA, then the right of the Canadian Borrower to request the acceptance of Canadian BA and the acceptance thereof shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower.

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      Section 10.2 Illegality. If after the date hereof, the adoption of any
Applicable Law, or any change in any Applicable Law (whether adopted before or after the Closing Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible, or any such governmental authority, central bank or comparable agency shall assert that it is unlawful, for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the relevant Administrative Agent, and such Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the relevant Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, (a) the obligation of such Lenders to make Eurodollar Advances shall be suspended until the relevant Administrative Agent shall notify the affected Borrower and the affected Lenders that the circumstances causing such suspension no longer exist and (b) the affected Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under Section 2.11 hereof, on either (i) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (ii) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the affected Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount held by such Lender shall equal the outstanding principal amount immediately prior to such repayment.

      Section 10.3 Increased Costs. (a) If after the date hereof, the adoption or effectiveness of any Applicable Law, or any change or effectiveness in any Applicable Law (whether adopted before or after the Closing Date), or any interpretation or change in interpretation or administration or effectiveness thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender Party with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Lender Party to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender Party of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender Party); or

            (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit,

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      capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender Party or shall impose on any Lender Party or the London interbank borrowing market or the New York certificate of deposit market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender Party of making or maintaining any such Eurodollar Advances, or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Loans, or to reduce the amount of any sum received or receivable by such Lender Party under this Agreement with respect thereto, then, within five (5) days after demand by such Lender Party, each Borrower agrees to pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such increased costs. Each Lender Party will promptly notify the affected Borrower and the relevant Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender Party to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

      (b) Any Lender Party claiming compensation under this Section 10.3 shall provide the affected Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct, absent manifest error. In determining such amount, such Lender Party may use any reasonable averaging and attribution methods. If any Lender Party demands compensation under this Section 10.3, the affected Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender Party, prepay in full the then outstanding affected Eurodollar Advances of such Lender Party, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.11 hereof. Concurrently with prepaying such Eurodollar Advances, the affected Borrower may borrow a Base Rate Advance from such Lender Party, and such Lender Party shall, if so requested, make such Advance in an amount such that the outstanding principal amount held by such Lender Party shall equal the outstanding principal amount immediately prior to such prepayment.

      Section 10.4 Effect On Other Advances. (a) If notice has been given pursuant to Section 10.1, 10.2 or 10.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the affected Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made as Eurodollar Advances shall, at the option of the affected Borrower, be made instead as Base Rate Advances.

      (b) If, with respect to any Eurodollar Advance, Lenders owed at least 51% of the then aggregate unpaid principal amount thereof notify the relevant Administrative Agent that the Eurodollar Rate for any Interest Period for such Advance will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Advances for such Interest Period, such Administrative Agent shall forthwith so notify the relevant Borrower and the Lenders which have made such Advance, whereupon (i) such Eurodollar Advance will automatically, on the last day of the then existing Interest Period therefor, be reborrowed as a

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Base Rate Advance and (ii) the obligation of the Lenders which have made such
Advance to make further Eurodollar Advances shall be suspended until such Administrative Agent shall notify such Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                                   ARTICLE XI

                                    GUARANTY

      Section 11.1 Guaranty. (a) The U.S. Borrower (the "U.S. Borrower Guarantor") hereby absolutely, unconditionally and irrevocably

            (i) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Canadian Obligations under this Agreement or any other Loan Document now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), or similar provisions under the Applicable Law of Canada, and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b), or similar provisions under the Applicable Law of Canada), and

            (ii) indemnifies and holds harmless each Secured Party and each other holder of a Note for any and all costs and expenses (including reasonable and documented attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this Section 11.

      The guaranty set forth in this Section 11 constitutes a guaranty of payment when due and not of collection, and the U.S. Borrower Guarantor agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Canadian Loan Party (or any other Person), as the case may be, before or as a condition to the obligations of the U.S. Borrower Guarantor under the guaranty set forth in this Section 11.

      (b) Acceleration. The U.S. Borrower Guarantor agrees that, in the event of the dissolution or insolvency of the Canadian Borrower, any other Canadian Loan Party or the U.S. Borrower Guarantor, or the inability or failure of the Canadian Borrower, any other Canadian Loan Party or the U.S. Borrower Guarantor to pay debts as they become due, or an assignment by the Canadian Borrower, any other Canadian Loan Party or the U.S. Borrower Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Canadian Borrower, any other Canadian Loan Party or the U.S. Borrower Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the monetary obligations of the Canadian Borrower or any other Canadian Loan Party under this Agreement or any other Loan Document may not then be due and payable, the U.S. Borrower Guarantor agrees to pay to the Canadian Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty set forth in this

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Section 11 by the U.S. Borrower Guarantor if all such monetary obligations were then due and payable.

      (c) Guaranty Absolute, etc. The guaranty set forth in this Section 11 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment and performance, and shall remain in full force and effect until all Canadian Obligations under this Agreement and each other Loan Document have been paid in full in cash and all obligations of the U.S. Borrower Guarantor under the guaranty set forth in this Section 11 shall have been paid in full in cash. The U.S. Borrower Guarantor guarantees that the monetary obligations of the Canadian Borrower and each other Canadian Loan Party under this Agreement and each other Loan Document, as the case may be, will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the U.S. Borrower Guarantor under the guaranty set forth in this
Section 11 shall be absolute, unconditional and irrevocable irrespective of:

            (i) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

            (ii) the failure of any Secured Party or any holder of any Note (A) to assert any claim or demand or to enforce any right or remedy against the Canadian Borrower, any other Canadian Loan Party or any other Person (including any other guarantor (including the U.S. Borrower Guarantor)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or (B) to exercise any right or remedy against any other guarantor (including the U.S. Borrower Guarantor) of, or collateral securing, any obligations of the Canadian Borrower or any other Canadian Loan Party under this Agreement or any other Loan Document;

            (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Canadian Borrower or any other Canadian Loan Party (other than the U.S. Borrower Guarantor) under this Agreement or any other Loan Document, or any other extension, compromise or renewal of any such obligation of the Canadian Borrower or any other Canadian Loan Party (other than the U.S. Borrower Guarantor);

            (iv) any reduction, limitation, impairment or termination of any obligations of the Canadian Borrower under this Agreement or any other Loan Document for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the U.S. Borrower Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any such obligations of the Canadian Borrower or otherwise;

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            (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

            (vi) any addition, exchange, release, surrender or non perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the obligations of the Canadian Borrower under this Agreement or any other Loan Document; or

            (vii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Canadian Borrower, any surety or any guarantor.

      (d) Reinstatement, etc. The U.S. Borrower Guarantor agrees that the guaranty set forth in this Section 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Canadian Borrower or any other Canadian Loan Party under this Agreement or any other Canadian Loan Document is rescinded or must otherwise be restored by any Secured Party or any other holder of any Note, upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or otherwise, all as though such payment had not been made.

      (e) Waiver, etc. The U.S. Borrower Guarantor hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the obligations of the Canadian Borrower and each other Canadian Loan Party under this Agreement and each other Loan Document and the guaranty set forth in this
Section 11 and any requirement that any Agent, any other Secured Party or any other holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Canadian Borrower, any other Canadian Loan Party or any other Person (including any other guarantor (including the U.S. Borrower Guarantor)) or entity or any collateral securing the obligations of the Canadian Borrower and each other Canadian Loan Party under this Agreement and each other Loan Document.

      (f) Postponement of Subrogation, etc. The U.S. Borrower Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this Section 11, by any payment made under the guaranty set forth in this Section 11 or otherwise, until the prior payment in full in cash of all monetary obligations of the Canadian Borrower and each other Canadian Loan Party under this Agreement and each other Loan Document. Any amount paid to the U.S. Borrower Guarantor on account of any such subrogation rights prior to the payment in full in cash of all such monetary obligations shall be held in trust for the benefit of the Secured Party and each other holder of a Note and shall immediately be paid to the Canadian Administrative Agent for the benefit of the Secured Parties and each other holder of a Note and credited and applied against the monetary obligations of the Canadian Borrower and each other Canadian Loan Party hereunder and under any other Loan Document, whether matured or unmatured, in accordance with the terms of this Agreement; provided that if (i) the U.S. Borrower Guarantor has made payment to the Secured Parties and each other holder of a Note of all or any part of the monetary obligations of the Canadian

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Borrower under this Agreement and each other Loan Document, and (ii) all monetary obligations of the Canadian Borrower and each other Canadian Loan Party under this Agreement and each other Loan Document have been paid in full in cash, each Secured Party and each other holder of a Note agrees that, at the request of the U.S. Borrower Guarantor, the Canadian Administrative Agent, on behalf of the Secured Parties and the other holders of the Notes, will execute and deliver to the U.S. Borrower Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the U.S. Borrower Guarantor of an interest in such monetary obligations resulting from such payment by the U.S. Borrower Guarantor. In furtherance of the foregoing, for so long as any obligations under the Loan Documents remain outstanding, the U.S. Borrower Guarantor shall refrain from taking any action or commencing any proceeding against the Canadian Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this Section 11 to any Secured Party or any other holder of a Note.

      (g) Successors, Transferees and Assigns; Transfers of Notes, etc. The guaranty set forth in this Section 11 shall (i) be binding upon the U.S. Borrower Guarantor and its permitted successors, transferees and assigns; (ii) inure to the benefit of and be enforceable by the Arranger, the Agents and each other Secured Party; and (iii) shall not constitute a novation. Without limiting the generality of the foregoing clause (ii), following any assignment or transfer (in whole or in part) of any Note or Loan to any other Person or entity, such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the assigning or transferring Lender under any Loan Document (including the guaranty set forth in this Section
11) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Article IX and Section 12.11.

                                  ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Notices. (a) All notices and other communications provided for hereunder shall be in writing (including fax or e-mail communication) and mailed, telecopied or delivered. All such notices and other communications shall, when mailed, faxed or E-mailed, be effective when deposited in the mails, transmitted by fax or E-mail, except that notices and communications to any Agent pursuant to Article 2, 3 or 9 shall not be effective until received by such Agent. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i) If to the U.S. Borrower or the Canadian Borrower,
to it at:

                                    Movie Gallery, Inc.
                                    900 West Main Street
                                    Dothan, Alabama  36301
                                    Attn: Senior Vice President - Treasurer
                                    Facsimile No.: (334) 836-3128
                                    E-mail: mlewis@movgal.com

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

                           with a copy to:

                                    Movie Gallery, Inc.
                                    900 West Main Street
                                    Dothan, Alabama  36301
                                    Attn:  S. Page Todd
                                    Executive Vice President, Secretary and
                                    General Counsel
                                    Facsimile No.: (334) 836-3626
                                    E-mail:  ptodd@movgal.com

                                    and to:

                                    Alston & Bird
                                    Attn:  Richard Grice, Esq.
                                    Facsimile No.:  (404) 881-4777
                                    E-mail:  rgrice@alston.com

                           If to the U.S. Administrative Agent, to it at:

                                    Wachovia Bank, National Association
                                    301 South College Street
                                    Charlotte, North Carolina  28288-0767
                                    Attn:  Laura Douglas
                                    Administrative Agent Account Number:
                                    Facsimile No.:  (704) 383-7611
                                    E-mail:  laura.douglas@wachovia.com

                           with a copy to:

                                    Mayer, Brown, Rowe & Maw LLP
                                    1675 Broadway
                                    New York, NY  10019-5820
                                    Attn: Benjamin Lau
                                    Facsimile No.: (212) 262-1910
                                    E-mail: blau@mayerbrownrowe.com

                           If to the Canadian Administrative Agent, to it at:

                                    Congress Financial Corporation (Canada)
                                    141 Adelaide Street West
                                    Suite 1400
                                    Toronto, Ontario  M5H 3L5
                                    Attn:  Enza Agosta
                                    Facsimile No.:  (416) 364-6068
                                    E-mail:  eagosta@congressfinancial.com

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
                           with a copy to:

                                    Bennett Jones LLP
                                    Suite 3400
                                    One First Canadian Place
                                    Toronto, Ontario  M5X 1A4
                                    Attn:  Daniel A. Ford
                                    Facsimile No.:  (416) 863-1716
                                    E-mail:  fordd@bennetjones.ca

                                    and to:

                                    Mayer, Brown, Rowe & Maw LLP
                                    1675 Broadway
                                    New York, NY  10019-5820
                                    Attn: Benjamin Lau
                                    Facsimile No.:  (212) 262-1910
                                    E-mail: blau@mayerbrownrowe.com

                           (ii) If to the Lender Parties, to them at the addresses set forth beside their names on
                                    Schedule III.

      Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof.

      (b) Any party hereto may change the address to which notices shall be directed under this Section 12.1 by giving ten (10) days' written notice of such change to the other parties.

      (c) Delivery by fax of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. Electronic mail and Internet and intranet websites may be used by the Administrative Agents and/or the Agents to distribute communications, such as financial statements and other information as provided in Article 6, and to distribute Loan Documents for execution by the parties thereto, and the Administrative Agents and the Agents shall not be responsible for any losses, costs, expenses and liabilities that may arise by reason of the use thereof, except for their own gross negligence or willful misconduct. The Administrative Agents and the Lender Parties shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. No Agent and no Lender Party shall be liable or responsible for any loss, cost, expense or liability resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in accordance with this Agreement, other than, with respect to any Agent or Lender Party, the losses, costs, expenses and liabilities that result from the gross negligence or willful misconduct of such Agent or Lender Party. All

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

telephonic notices to and other communications with any Administrative Agent may be recorded by such Administrative Agent, and each of the parties hereto hereby consents to such recording.

      Section 12.2 Costs and Expenses. (a) Each Borrower will, jointly and severally, promptly pay, or reimburse:

            (i) all reasonable out-of-pocket expenses of the Agents, the Approval Lenders and the Lead Arranger in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement and the other Loan Documents, and the transactions related hereto, contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees, disbursements and other charges of Mayer, Brown, Rowe & Maw LLP, special counsel for the U.S. Administrative Agent and its Affiliates;

            (ii) all reasonable out-of-pocket expenses of the Agents in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of any waiver, amendment or consent, whether or not such waiver, amendment or consent shall become effective, by the Administrative Agents and the Lender Parties relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees, disbursements and other charges of any experts, agents or consultants and of special counsel for each Administrative Agent, but excluding any assignment fee pursuant to Section 12.5(b) hereof; and

            (iii) all out-of-pocket costs and expenses of the Lender Parties of obtaining performance under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of the Lender Parties of collection if an Event of Default occurs in the payment of the Loans or the other Obligations, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, or the restructuring and "work out" of such transactions, which in each case shall include reasonable fees and out-of-pocket expenses of special counsel for each Administrative Agent.

      (b) Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Commitments, the actual or proposed use of the proceeds of any Advance or Letter of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

      (c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Administrative Agent.

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

      Section 12.3 Waivers. The rights and remedies of the Administrative Agents and the Lender Parties under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agents or the Lender Parties, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agents and the Lender Parties expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lender Parties decide to fund an Advance or issue a Letter of Credit at a time when any Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lender Parties shall not be deemed to constitute an undertaking by the Lender Parties to fund any further Advances, to issue any further Letter of Credit or to preclude the Lender Parties and the Administrative Agents from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agents, the Lender Parties or the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

      Section 12.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agents and the Lender Parties are hereby authorized by the Borrowers at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender Party or any Administrative Agent to or for the credit or the account of any Borrower or any of its Subsidiaries against and on account of the Obligations irrespective of whether (a) any Lender Party or any Administrative Agent shall have made any demand hereunder or (b) any Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 8.2 and although such Obligations or any of them, shall be contingent or unmatured. Upon direction by any Administrative Agent with the consent of the Majority Lenders, each Lender Party holding deposits of the U.S. Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

      Section 12.5 Binding Effect and Assignment. (a) This Agreement shall become effective when it shall have been executed by each Borrower and each Agent and the U.S. Administrative Agent shall have been notified by each Initial Lender Party, and each Borrower shall have been notified by the U.S. Administrative Agent, that each such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

      (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in its Loans to one or more banks or other lenders or financial

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institutions; provided, that (i) such Lender's obligations hereunder shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to the matters referred to in items (i), (ii), (iii), (iv), (v), and (vii) of clause (b) of Section 12.11 hereof, (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder, and (v) so long as no Default or Event of Default has occurred and is continuing, Canadian Borrower consent shall be required for any such grant of participation in any Canadian Loan to a Lender that is not a Canadian Resident. In addition, each Lender may (x) sell, assign or create a security interest in all or any portion of its rights hereunder and under the other Loan Documents to any Federal Reserve Bank without limitation; and (y) sell or assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents to any other Person on an assignment basis; provided that (A) (I) such assignment is to an Affiliate of the assignor, an Approved Fund, or another Lender, or, in the case of any Term A Lender or Term B Lender, any Conduit Lender, or (II) the U.S. Borrower (unless there exists at the time of such assignment a Default hereunder) and the applicable Administrative Agent have given their prior written consent to the proposed assignee of a Lender hereunder, which consents shall not be unreasonably delayed, conditioned or withheld, provided that such consents may be reasonably withheld if the proposed assignee is subject to withholding tax of the sort referred to in Section 2.14 hereof, (B) in the case of assignments of the Revolving Commitment and the Revolving Loans, the assignee assumes a pro rata share of the assignor Lender's obligations thereunder determined by the percentage of the Revolving Commitment assigned for the period from the date of the assignment through the Initial Maturity Date, but any such assignor Lender need not assign its Term A Loans or Term B Loans on a pro rata basis with its Revolving Commitment and the Revolving Loans, (C) each such assignment shall be in a principal amount of not less than the lesser of (I) the entire amount of such Lender's interest hereunder or (II) $1,000,000 unless an assignment is from one Lender to another or to an Approved Fund, or an Affiliate of a Lender, in which case there shall be no minimum assignment amount and, (D) in the case of assignments of a Canadian Commitment or Canadian Loans, notwithstanding anything to the contrary in this Agreement or in any other part of this Section 12.5, no portion of a Canadian Commitment or Canadian Loans can be assigned to a Person that is not a Canadian Resident unless the Canadian Borrower consents or a Default or Event of Default has occurred and is continuing. Each Lender who sells or assigns a portion of its Loans pursuant hereto shall pay to the relevant Administrative Agent an assignment fee of $3,500 with respect to each assignment (for purposes of such fee, simultaneous assignments by or to Approved Funds with respect to a single Lender Party shall be deemed as a single assignment), such fee to be paid to the relevant Administrative Agent not later than the Closing Date of the assignment of the Loan relating thereto. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Acceptance. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the U.S. Borrower and its Subsidiaries on a confidential basis, and such participant or assignee shall agree in writing to maintain such confidentiality in accordance with the provisions of Section 12.19 hereof. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.11, 2.13, 2.14 and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a `Lender' hereunder.

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      (c) Each Administrative Agent, acting for this purpose as an agent of the relevant Borrower, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the relevant Lenders, and the Commitments of, and the principal amount of the Loans owing to, each such Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection at the offices of each Administrative Agent by the Borrowers or any Lender, at any reasonable time during normal business hours and from time to time upon reasonable prior notice. Each Lender agrees to provide the relevant Administrative Agent and the U.S. Borrower with written notice of the assignment of all or part of its rights hereunder. Upon the relevant Administrative Agent's receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee Lender, the assignee's completed administrative questionnaire (unless the assignee is already a Lender), the fee referred to in
Section 12.5(b) above, and any written consent to such assignment required by such clause, such Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effected for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

      (d) Notwithstanding anything to the contrary contained in this Section 12.5, any Lender that is a fund that invests in bank loans may (without the consent of any Borrower or any Administrative Agent) pledge all or a portion of its rights in connection with this Agreement to the trustee or any holder of obligations or agents therefor owed, or securities issued, by such fund as security for such obligations or securities; provided that, until such time as such trustee has complied with the provisions of this Section 12.5 regarding assignments, such trustee shall not be entitled to exercise any of the rights of a Lender Party under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise. No pledge described in the immediately preceding sentence shall release any such Lender from its obligations hereunder.

      (e) Each Issuing Bank may assign to an assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, that (i) each such assignment shall be made in accordance with clause (A) of the second proviso in Section 12.5(b) and (ii) the parties to each such assignment shall execute and deliver to the relevant Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Such Issuing Bank shall promptly notify the relevant Borrower of such Assignment.

      (f) Except as specifically set forth in Section 12.5(b) hereof, nothing in this Agreement or any Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any Notes.

      (g) The provisions of this Section 12.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.12 hereof.

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

      (h) Notwithstanding anything to the contrary contained herein, any Lender Party (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the relevant Administrative Agent and the U.S. Borrower (a "Conduit Lender") the option to provide all or any part of any advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any Conduit Lender to fund any advance, and (ii) if a Conduit Lender elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such advance pursuant to the terms hereof. The making of an advance by a Conduit Lender hereunder shall utilize the applicable Commitment of the Granting Lender to the same extent, and as if, such advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no Conduit Lender shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no Conduit Lender shall be entitled to the benefits of Sections 2.13, 2.14 and 10.3 (or any other increased costs protection provision) and (iii) the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any Conduit Lender, it will not institute against, or join any other person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any Conduit Lender may (i) with notice to, but without prior consent of, the relevant Borrower and the relevant Administrative Agent and without paying any processing fee therefor, assign all or any portion of its interest in any advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such Conduit Lender. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose advances are being funded by the Conduit Lender at the time of such amendment.

      Section 12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      Section 12.7 Governing Law and Jurisdiction. (a) THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT (UNLESS OTHERWISE SPECIFIED THEREIN) SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

      (b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER

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LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY
JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

      (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      Section 12.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 12.9 Interest. (a) In no event shall the amount of interest due or payable hereunder or under any Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by any Borrower or inadvertently received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify the relevant Administrative Agent or such Lender in writing that it elects to have such excess returned forthwith. It is the express intent hereof that no Borrower pay and no Lender receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by such Borrower under Applicable Law.

      (b) Notwithstanding the use by the Lenders of the Base Rate, the Federal Funds Rate, the Canadian Prime Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to any Borrower at interest rates related to such reference rates.

      Section 12.10 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

      Section 12.11 Amendment and Waiver. Neither this Agreement nor any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by (or, in the case of Security Documents executed by the appropriate Administrative Agent for itself and on behalf of the relevant Secured Parties, signed by such Administrative Agent and approved by) the Majority Lenders and, in the case of an amendment, by the relevant Borrower, except that (a) any amendment to this Agreement or the other Loan Documents solely to effectuate the Incremental Facility as contemplated by (and subject to the provisions set forth in) Section 2.1(f) shall only require the consent of the U.S. Borrower, the U.S. Administrative Agent (to the extent required to assure that the amendments contemplated by Section 2.1(f) are property effected) and the Lenders, if any, providing the Incremental Facility; (b) any amendment or waiver or consent relating to (i) any delay or extension in the terms of repayment or prepayment or change in the order of application of repayment or prepayment or application in the reduction of any Commitment of the Loans provided in Section 2.4, Section 2.7 or Section 2.8 hereof, or any change adverse to the Lenders in the events (and any definitions related thereto) required for a mandatory prepayment, as set forth in Section 2.8, shall be made only with the written consent by each Lender Party affected thereby, (ii) any forgiveness of or reduction in principal, interest or fees due hereunder or postponement of the payment thereof, shall be made only with the written consent by each Lender Party affected thereby, (iii) the release of all or substantially all of the Collateral for the Loans, shall be made only with the written consent by each Lender Party, (iv) any waiver of any Default due to the failure by either Borrower to pay any sum due to any of the Lenders hereunder, shall be made only with the written consent by each Lender Party affected thereby, (v) any release of any material Subsidiary Guarantor under any Subsidiary Guaranty of all or any portion of the Obligations, except in connection with a merger, amalgamation, sale or other disposition otherwise permitted hereunder, shall be made only with the written consent by each Lender Party, and (vi) any amendment of this Section 12.11, or of the definition of Majority Lenders, or of any portion of Section 2.6, 2.8, 2.10, 2.12 or 8.3, as it relates to the pro rata sharing or the relative priority of payment among the Obligations, or any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lender Parties, shall be made only with the written consent by each Lender Party; (c) any amendment relating to any increase in any Commitment of any Lender shall be made only by an instrument in writing signed by such Lender, the relevant Administrative Agent and the relevant Borrower, (d) no amendment, waiver or consent shall, unless in writing and signed by an Swing Line Lender, affect the rights or duties of such Lender under this Agreement in respect of its Swing Line Loans or the Swing Line Commitment, (e) no amendment, waiver or consent shall, unless in writing and signed by an Issuing Bank, in addition to the Lenders required above, affect the rights or duties of such Issuing Bank under this Agreement or any Letter of Credit Agreement, (f) the Fee Letter may be amended or otherwise modified by the parties thereto without the consent of, or notice to, any other Person, (g) no amendment, modification or waiver that would adversely affect the rights of the Term A Lenders to an extent greater than any of the other Lenders shall be effective without the prior written consent of the Majority Term A Lenders, (h) no amendment, modification or waiver that would adversely affect the rights of the Term B Lenders to an extent greater than any of the other Lenders shall be effective without the prior written consent of the Majority Term B Lenders,

(i) no amendment or modification that would adversely affect the rights of the Canadian Lenders to an extent greater than any of the other Lenders shall be effective without the prior written consent of the Majority Canadian Lenders and
(j) no amendment, modification or waiver that would adversely affect the rights of the Revolving Lenders to an extent greater than any of the other Lenders shall be effective without the prior written consent of the Majority Revolving Lenders. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of any Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such Administrative Agent and by each of the Lender Parties.

      Section 12.12 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

      Section 12.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of either Administrative Agent or any of their respective Affiliates and each Lender Party or its respective Affiliates to enter into or maintain business relationships with the relative Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 12.14 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

      Section 12.15 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (a) shall be deemed to have been relied upon by each Administrative Agent and each of the Lender Parties notwithstanding any investigation heretofore or hereafter made by them, and (b) shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any Obligation is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.11, 2.13, 2.14, 5.11, 9.11, 10.3 and 12.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

      Section 12.16 Senior Debt. The Indebtedness of the Borrowers evidenced by this Agreement is secured by the Security Documents and is intended by the parties hereto to be in parity with the Secured Hedge Agreements in effect from time to time between the Borrowers and any Hedge Bank (with respect to Obligations under Secured Hedge Agreements).

      Section 12.17 Obligations Several. The obligations of each Administrative Agent and each of the Lender Parties hereunder are several, not joint.

      Section 12.18 Confidentiality. The Lender Parties shall hold all non-public, proprietary or confidential information (which has been identified as such by the U.S. Borrower or any of its Subsidiaries) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound financial service industry practices; provided, that the Lender Parties may make disclosure of any such information (a) to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement; (b) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 12.19); (c) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender Party's investment portfolio in connection with ratings issued with respect to such Lender Party;
(d) as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Loans or participation therein; (e) as required or requested by any governmental authority or representative thereof; (f) in connection with the exercise of any right or remedy under this Agreement, the Secured Hedge Agreements, any other Loan Document or related document; (g) as required by any law, rule, regulation or judicial process; (h) with respect to any litigation to which any Loan Party, any Agent, any Lender Party, or any of their Affiliates is a party or (i) to governmental regulatory authorities in connection with any regulatory examination of a Lender Party or in accordance with a Lender Party's regulatory compliance policy. In no event shall any Lender Party be obligated or required to return any materials furnished to it by either Borrower. The foregoing provisions shall not apply to a Lender Party with respect to information that
(i) is or becomes generally available to the public (other than through a breach of this Section 12.19 by such Lender Party), (ii) is already in the possession of such Lender Party on a nonconfidential basis, or (iii) comes into the possession of such Lender Party in a manner not known to such Lender Party to involve a breach of a duty of confidentiality owing to each Borrower.

      Section 12.19 No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that a Borrower shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      Section 12.20 Patriot Act Notice. Each Lender Party and each Administrative Agent (for itself and not on behalf of any Lender Party) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender Party or such Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. Each Borrower shall, and shall cause each of its Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Administrative Agent or any Lender Parties in order to assist the Administrative Agents and the Lenders in maintaining compliance with the Patriot Act.

      Section 12.21 Waiver of Jury Trial. EACH OF EACH BORROWER, THE GUARANTORS, THE AGENTS AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

      Section 12.22 Service of Process, Appointment of Process Agent. EACH BORROWER THAT IS NOT ORGANIZED IN THE UNITED STATES (OR A STATE THEREOF) HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10016, UNITED STATES, AS ITS AGENT TO RECEIVE, ON ITS BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING DESCRIBED IN SECTION 12.13. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND SUCH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 12.1

      Section 12.23 Judgment Currency. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency into U.S. Dollars or into Canadian Dollars, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars in New York City or Canadian Dollars in Montreal, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first appearing above.

                            MOVIE GALLERY, INC.,
                            a Delaware corporation

                            By: /s/ S. Page Todd
                                -----------------------------------------------
                                Name:   S. Page Todd
                                Title:  Executive Vice President and Secretary


                            MOVIE GALLERY CANADA, INC.,
                            a Canadian corporation organized under the laws of the Province of New Brunswick

                            By: /s/ S. Page Todd
                                -----------------------------------------------
                                Name:  S. Page Todd
                                Title: Executive Vice President and Secretary

                                                              [Credit Agreement]

                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as U.S. Administrative Agent

                            By: /s/ Ronald F. Bentien, Jr.
                                ------------------------------------------------
                                Name:  Ronald F. Bentien, Jr.
                                Title: Vice President

                            CONGRESS FINANCIAL CORPORATION (CANADA), as Canadian Administrative Agent

                            By: /s/ Enza Agosta
                                ------------------------------------------------
                                Name:  Enza Agosta
                                Title: Vice President

                            MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Syndication Agent

                            By: /s/ Chantal Simon
                                ------------------------------------------------
                                Name:  Chantal Simon
                                Title:

                            BANK OF AMERICA, N.A.,
                            as a Co-Documentation Agent

                            By: /s/ David B. Jackson
                                ------------------------------------------------
                                Name:  David B. Jackson
                                Title: Senior Vice President

                            CALYON NEW YORK BRANCH,
                            as a Co-Documentation Agent

                            By: /s/ Scott Chappelka
                                ------------------------------------------------
                                Name:  Scott R. Chappelka
                                Title: Director

                                                              [Credit Agreement]

                            CANADIAN IMPERIAL BANK OF COMMERCE,
                            as a Co-Documentation Agent

                            By: /s/ Steven Reiner
                                -------------------------------
                                Name: Steven Reiner
                                Title: Managing Director, CIBC World
                                        Markets Corp., As agent

                                                              [Credit Agreement]

                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as a Lender

                            By: /s/ Ronald F. Bentien, Jr.
                                ----------------------------------
                                Name: Ronald F. Bentien, Jr.
                                Title: Vice President

                                                              [Credit Agreement]

                            BANK OF AMERICA, N.A.,
                            as a Lender

                            By: /s/ David B. Jackson
                                ----------------------------
                                Name: David B. Jackson
                                Title: Senior Vice President

                                                              [Credit Agreement]

                            CALYON NEW YORK BRANCH,
                            as a Lender

                            By: /s/ Scott Chappelka
                                -------------------------
                                Name: Scott Chappelka
                                Title: Director

                                                              [Credit Agreement]

                            CIBC, Inc.
                            as a Lender

                            By: /s/ Steven Reiner
                                ---------------------------
                                Name: Steven Reiner
                                Title: Managing Director, CIBC World
                                        Markets Corp. as Agent

                                                              [Credit Agreement]

                            MERRILL LYNCH CAPITAL CANADA, INC.,
                            as a Lender

                            By: /s/ Marcelo Cosma
                                ------------------------------------------
                                Name: Marcelo Cosma
                                Title: Vice President

                                                              [Credit Agreement]

                            MERRILL LYNCH CAPITAL CORPORATION,
                            as a Lender

                            By: /s/ Chantal Simon
                                ----------------------------------------
                                Name: Chantal Simon
                                Title:

                                                              [Credit Agreement]

                                BRANCH BANKING AND TRUST COMPANY,
                                as a Lender

                                By: /s/ Roberts A. Bass
                                   -----------------------------------
                                   Name:  Roberts A. Bass
                                   Title: Senior Vice President


                                FIRST TENNESSEE BANK NATIONAL
                                ASSOCIATION
                                as a Lender

                                By: /s/ James H. Moore, Jr.
                                   -----------------------------------
                                   Name:  James H. Moore, Jr.
                                   Title: Senior Vice President


                                DRESDNER BANK AG, NEW YORK AND
                                GRAND CAYMAN BRANCHES,
                                as a Lender

                                By: /s/ Janet Wolff          /s/ Jeannine Amodeo
                                  ----------------------------------------------
                                  Name: Janet Wolff            Jeannine Amodeo
                                  Title: Vice President         Vice President


                                ERSTE BANK, NEW YORK,
                                as a Lender

                                By: /s/ John Fay
                                   -----------------------------------
                                   Name:  John Fay
                                   Title: Director


                                By: /s/ Patrick Kunkel
                                    -----------------------------------
                                    Name: Patrick Kunkel
                                    Title: Director









                                                              [Credit Agreement]